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                                                                        Heritage
                                                                          Series
                                                                           Trust

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                                                               Semiannual Report
                                                         Diversified Growth Fund
                                                              Growth Equity Fund
                                                       International Equity Fund
                                                              Mid Cap Stock Fund
                                                            Small Cap Stock Fund
                                                               Value Equity Fund
                                                           for the period ending
                                                                  April 30, 2005

[GRAPHIC]

                                                                        Heritage
                                                                          Series
                                                                           Trust

--------------------------------------------------------------------------------

                                                         Diversified Growth Fund
                                                              Growth Equity Fund
                                                       International Equity Fund
                                                              Mid Cap Stock Fund
                                                            Small Cap Stock Fund
                                                               Value Equity Fund

--------------------------------------------------------------------------------

                                Semiannual Report
                     (Unaudited) and Investment Performance
                      Review for the Six-Month Period Ended

                                   ----------
                                 April 30, 2005
                                   ----------

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                       [LOGO] Heritage FAMILY OF FUNDS(TM)
                       The Intelligent Creation of Wealth.

                              Heritage Series Trust
                                Semiannual Report
                                Table of Contents

Portfolio Commentary
   Diversified Growth Fund
      Shareholder Letter ...................................                   1
      Investment Portfolio .................................                   3

   Growth Equity Fund
      Shareholder Letter ...................................                   5
      Investment Portfolio .................................                   7

   International Equity Fund
      Shareholder Letter ...................................                   9
      Investment Portfolio .................................                  11

   Mid Cap Stock Fund
      Shareholder Letter ...................................                  19
      Investment Portfolio .................................                  22

   Small Cap Stock Fund
      Shareholder Letter ...................................                  25
      Investment Portfolio .................................                  27

   Value Equity Fund
      Shareholder Letter ...................................                  30
      Investment Portfolio .................................                  33

Sector Allocation ..........................................                  35

Understanding Your Fund's Expenses .........................                  38

Statements of Assets and Liabilities .......................                  40

Statements of Operations ...................................                  42

Statements of Changes in Net Assets ........................                  43

Financial Highlights .......................................                  45

Notes to Financial Statements ..............................                  51

Descriptions of Indices.....................................   Inside Back Cover

                                                                    May 18, 2005

Dear Valued Shareholders:

With the first half of the fiscal year ended, it is a pleasure to report to you on the Heritage Series Trust-Diversified Growth Fund (the "Fund")/(a)/. For the six-month period ended April 30, 2005, the Fund's Class A shares' return/(b)/ of +2.33% trailed the Fund's benchmark index, the Russell Midcap Growth Index/(c)/, which returned +4.07%. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please bear in mind that past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

During the first half of the fiscal year, the Fund's worst performing stocks included Martek Biosciences, Doral Financial, Columbia Sportswear, Ambac Financial Group and Vishay Intertechnology. Martek Biosciences develops and sells products derived from microalgae and other microbes. Martek surprised investors when it lowered guidance revenue estimates for the year. As it turned out, several of Martek's major customers have been hoarding inventories of Martek's products, so they do not need to order as much in the second half of the year. We viewed this as a significant blunder by the company's management and sold the stock. Doral Financial is a mortgage banker whose business is primarily in Puerto Rico. Investors have become concerned that Doral is being too aggressive with the assumptions it uses in valuing its interest-only portfolios, which could lead to earnings revisions. It is impossible to know how this will play out, so we sold the stock. Columbia Sportswear Co. manufactures and distributes active outdoor apparel and footwear. The company experienced weakness in revenues from its outerwear products last fall as winter weather arrived late in the season. Retailers have responded by lowering orders for next fall. Our long-term outlook for the company remains positive. Ambac Financial Group provides financial guarantee products and other financial services to clients in both the public and private sectors. Company management significantly lowered its revenue growth forecast, due to declining international transactions and increasing competition. We sold the stock. Vishay Intertechnology manufactures and supplies electronic components. Vishay has been struggling with decreased demand and lower pricing. However, the company's restructuring efforts should improve its long-term profitability.

The Fund's top contributing stocks included Patterson-UTI Energy, Nextel Partners, Station Casinos, ResMed and Caremark Rx. Patterson-UTI Energy provides pressure pumping services to oil and natural gas operators. Patterson continues to benefit from strength in oil prices. U.S. land drilling activity is at peak levels, and prices have firmed. Nextel Partners provides fully integrated, wireless digital communications services in mid-sized and rural markets. Profitability continues to expand, as the company builds scale and older markets mature. Station Casinos, a gaming and entertainment company, has continued to have strong long-term operating fundamentals in its Las Vegas properties. Station has been one of the top operators in the casino industry in same-store sales growth and unit growth opportunities. Las Vegas' population growth continues to be a key driver in revenue growth for Station due to its high appeal to local gamblers. ResMed develops, manufactures and distributes

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the Fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of Fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

medical equipment for diagnosing and treating sleep-disordered breathing. The company has grown revenues and margins, benefiting from an under-penetrated obstructive sleep apnea market. Caremark provides pharmacy benefit management services. Caremark continues to benefit from favorable industry trends led by mail-order and generic pharmaceuticals.

The most notable sector in terms of positive relative performance was consumer discretionary, particularly casinos & gambling and commercial services stocks. The most significant lagging sector on a relative contribution basis was financial services, where the Fund significantly underperformed the Index. Within the sector, our worst-performing picks were in the financial information services and non-New York banking industries.

Over the six-month period, we slightly added to the Fund's producer durables and health care weightings. We decreased our weighting in financial services. During the six-month period, our average cash position was 5.2%. We typically hold some cash, usually less than 10%, in order to have immediate purchasing power when adding new positions.

We continue to remind you that investments in small- and mid-cap companies generally involve greater risk than large-capitalization companies, due to their more limited managerial and financial resources. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund's portfolio. Generally, the smaller the company size, the greater these risks. As of the end of this reporting period, our weighted average market capitalization was $5.9 billion, compared to $7.1 billion in the Russell Midcap Growth Index. In addition, the Fund invests in growth and technology companies that entail greater risks. The prices of growth company securities may rise and fall dramatically, based in part on investors' perceptions of the company rather than on fundamental analysis of the stocks. Technology companies are at risk because the rapid pace of technological development, products, and services produced by them may become obsolete or have relatively short product cycles. As a result, the Fund's returns may be considerably more volatile than the returns of other mutual funds that do not invest in similarly related companies. These and other risks are more fully described in the Fund's prospectus. We thank you for your continued investment in the Fund and will continue to do our best for our valued shareholders.

Sincerely,


/s/ Bert Boksen
-------------------------------------
Bert Boksen
Managing Director
Eagle Asset Management, Inc.
Portfolio Manager
Heritage Diversified Growth Fund

--------------------------------------------------------------------------------
                 Heritage Series Trust--Diversified Growth Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                                  -----
Common Stocks--93.0% (a)
  Aerospace/Defense--0.7%
   18,600 Alliant Techsystems Inc.* ..............................   $ 1,286,748
                                                                     -----------
  Apparel--1.7%
   73,100 Columbia Sportswear Company* ...........................     3,143,300
                                                                     -----------
  Biotechnology--4.8%
   69,800 Celgene Corporation* ...................................     2,646,118
   64,400 Charles River Laboratories
           International, Inc.* ..................................     3,050,628
   46,000 Invitrogen Corporation* ................................     3,370,420
                                                                     -----------
                                                                       9,067,166
                                                                     -----------
  Commercial Services--3.5%
   96,675 ChoicePoint Inc.* ......................................     3,815,762
   68,300 Weight Watchers International Inc.* ....................     2,851,525
                                                                     -----------
                                                                       6,667,287
                                                                     -----------
  Computers--3.6%
   71,925 Diebold, Inc. ..........................................     3,479,012
  118,600 FactSet Research Systems Inc. ..........................     3,292,336
                                                                     -----------
                                                                       6,771,348
                                                                     -----------
  Electronics--3.1%
  259,800 Vishay Intertechnology, Inc.* ..........................     2,777,262
   79,300 Waters Corporation* ....................................     3,142,659
                                                                     -----------
                                                                       5,919,921
                                                                     -----------
  Entertainment--4.8%
  370,800 GTECH Holdings Corporation .............................     9,073,476
                                                                     -----------
  Financial Services--3.7%
  375,775 Ameritrade Holding Corporation*  .......................     3,938,122
   55,800 T. Rowe Price Group, Inc. ..............................     3,078,486
                                                                     -----------
                                                                       7,016,608
                                                                     -----------
  Healthcare Products--13.1%
   28,700 C.R. Bard, Inc. ........................................     2,042,579
   81,000 Henry Schein, Inc.* ....................................     3,038,310
   69,000 Inamed Corporation* ....................................     4,197,960
   39,625 Kinetic Concepts, Inc.* ................................     2,434,956
   98,900 ResMed Inc.* ...........................................     6,141,690
   99,125 Stryker Corporation ....................................     4,812,519
   28,450 The Cooper Companies, Inc. .............................     1,921,798
                                                                     -----------
                                                                      24,589,812
                                                                     -----------
  Healthcare Services--2.1%
   48,200 Lincare Holdings Inc.* .................................     2,057,176
   31,800 Pacificare Health Systems, Inc.* .......................     1,900,368
                                                                     -----------
                                                                       3,957,544
                                                                     -----------
  Internet--4.4%
  142,450 Check Point Software Technologies
           Ltd.* .................................................    2,984,328
  244,100 IAC/InterActiveCorp* ...................................    5,306,734
                                                                     ----------
                                                                      8,291,062
                                                                     ----------
  Leisure Time--2.9%
   36,725 Carnival Corporation ...................................    1,795,118
   88,000 Royal Caribbean Cruises Ltd. ...........................    3,697,760
                                                                     ----------
                                                                      5,492,878
                                                                     ----------
  Lodging--6.7%
   85,800 Harrah's Entertainment, Inc. ...........................    5,630,196
  107,075 Station Casinos, Inc. ..................................    6,909,550
                                                                     ----------
                                                                     12,539,746
                                                                     ----------
  Logic Semiconductors--7.7%
  274,200 Altera Corporation* ....................................    5,684,166
  185,575 ATI Technologies Inc.* .................................    2,746,510
   73,300 NVIDIA Corporation* ....................................    1,608,202
  134,000 QLogic Corporation* ....................................    4,454,160
                                                                     ----------
                                                                     14,493,038
                                                                     ----------
  Oil & Gas--6.3%
   84,400 Nabors Industries Ltd.* ................................    4,546,628
  195,175 Patterson-UTI Energy, Inc. .............................    4,678,345
  101,575 Rowan Companies, Inc. ..................................    2,694,785
                                                                     ----------
                                                                     11,919,758
                                                                     ----------
  Oil & Gas Services--1.0%
   39,200 BJ Services Company ....................................    1,911,000
                                                                     ----------
  Pharmaceuticals--2.6%
  120,800 Caremark Rx, Inc.* .....................................    4,838,040
                                                                     ----------
  Retail--3.5%
   79,875 Michaels Stores, Inc. ..................................    2,651,850
  131,100 The Cheesecake Factory Inc.* ...........................    4,023,459
                                                                     ----------
                                                                      6,675,309
                                                                     ----------
  Semiconductor Equipment--0.7%
   84,400 ASML Holding N.V.* .....................................    1,222,956
                                                                     ----------
  Software--5.3%
   80,700 Avid Technology, Inc.* .................................    3,995,457
  191,000 Citrix Systems, Inc.* ..................................    4,297,500
   42,975 Intuit Inc.* ...........................................    1,731,892
                                                                     ----------
                                                                     10,024,849
                                                                     ----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                 Heritage Series Trust--Diversified Growth Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                              ------------
Common Stocks (continued)
  Telecommunications--9.6%
   121,700   Amdocs Ltd.* .......................................   $  3,250,607
   232,000   Comverse Technology, Inc.* .........................      5,287,280
    13,654   Enterasys Networks, Inc.* ..........................          9,831
   245,300   Nextel Partners, Inc., Class "A"*  .................      5,769,456
   125,550   Scientific-Atlanta, Inc. ...........................      3,839,319
                                                                    ------------
                                                                      18,156,493
                                                                    ------------
  Television, Cable & Radio--1.2%
    84,275   XM Satellite Radio Holdings Inc.,
             Class "A"* .........................................      2,337,788
                                                                    ------------
Total Common Stocks (cost $152,039,410) .........................    175,396,127
                                                                    ------------
Repurchase Agreement--4.4% (a)
Repurchase Agreement with State Street Bank and
Trust Company, dated April 29, 2005 @ 2.72% to
be repurchased at $8,287,878 on May 2, 2005,
collateralized by $8,455,000 United States
Treasury Notes, 2.0% due August 31, 2005,
(market value $8,455,488 including interest)
(cost $8,286,000) ...............................................      8,286,000
                                                                    ------------
Total Investment Portfolio
 (cost $160,325,410) (b), 97.4% (a) .............................    183,682,127
Other Assets and Liabilities, net, 2.6% (a) .....................      4,839,183
                                                                    ------------
Net Assets, 100.0% ..............................................   $188,521,310
                                                                    ============

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is the same. Market value includes net unrealized appreciation of $23,356,717 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $27,408,658 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $4,051,941.

Beginning with the Diversified Growth Fund's fiscal quarter ended July 31, 2004, the Trust began filing its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

                                                                    May 18, 2005

Dear Valued Shareholders:

The Heritage Series Trust-Growth Equity Fund (the "Fund")/(a)/ Class A shares produced a return/(b)/ of -0.44% during the six-month period ended April 30th, 2005. The Fund's benchmark index, the Standard & Poor's 500 Composite Stock Price Index/(c)/, returned +3.29% and the Russell 1000 Growth Index/(c)/ returned +1.14% for the same period. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please bear in mind that past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

Market Overview

After a brief post-election, the equity market rally started to lose steam as investors began to focus on the macro-economic environment and anticipate the actions of the Federal Open Market Committee (FOMC) on short-term interest rates. The real U.S. Gross Domestic Product ("GDP") growth rate slowed from 3.8% in the fourth quarter of 2004 to a rate of 3.1% in the first calendar quarter of 2005. The real GDP growth in Euroland during the first quarter of 2005 was anemic and domestic demand also was weak. At the same time, global investors began to pay more attention to the structural issues associated with the global macro-economic environment.

Discussions on the sustainability of U.S. trade and current account deficits, along with the peg of the Chinese Yuan to the U.S. Dollar, took center stage. The market also was concerned that foreigners' appetite for U.S. Dollar-denominated assets would wane and that could trigger inflation. At the same time, the FOMC decided to adopt a measured pace of interest rate hikes. This decision by the FOMC was bolstered by the ideology that robust productivity gains would help fuel an economic recovery, while containing longer-term inflation expectations.

Higher oil prices were perceived to be a continued drag on consumer sentiment and a possible catalyst for higher inflation. However, the market was comforted by the fact that inflation did not manifest itself in a material fashion during this period. On the job front, the news had been mixed, with the weekly initial jobless claims number struggling to get below the psychological 300,000 number. However, unemployment rates have declined over this period from a high of 5.5% in October to a low of 5.2% in April. The job creation capacity of the economy, as measured by payroll enrollment into the non-farm sector of the economy, has begun to show momentum in recent months.

This six-month reporting period was marked by a theme of increased risk aversion among investors. Defensive sectors, such as utilities, energy, health care and consumer staples, outperformed economically sensitive sectors such as consumer discretionary, technology and financial services.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the Fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of Fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

Portfolio Review

At the sector level, the Fund's performance was negatively affected by the consumer staples, producer durables, technology and health care sectors. Financial services, consumer discretionary, energy, transportation and utility positively contributed to the performance of the Fund.

Security selection in the financial services sector was the main driver behind the positive contribution. Underweight positions relative to the Fund's benchmark index in outperforming stocks, such as CheckFree Corporation, Citigroup, Goldman Sachs Group Inc., and Fiserv, coupled with an underweight position in the underperforming stocks, such as Fannie Mae, helped the performance of the portfolio.

The consumer discretionary sector's out performance was also driven by strong security selection. Overweight positions relative to the Fund's benchmark index in outperforming names, such as Tempur-Pedic International Inc., IAC/Interactive, Harrah's Entertaintment Inc., Google Inc. and Walt Disney Co., added value to the portfolio. These gains more than offset the underweight positions in underperforming securities, such as eBay Inc., Target Corp. and Wal-Mart Stores Inc.

Underweight allocations to the outperforming defensive sectors, such as consumer staples and health care, hurt the Fund's relative performance to its benchmark index. However, strong stock selection within the health care sector helped to mitigate the magnitude of the negative contribution from the underweight sector position. Caremark Rx Inc., Aetna Inc. and Allergan Inc. added value, while Boston Scientific detracted value. Furthermore, underweight positions in United Health Group and Johnson & Johnson negatively impacted the Fund's relative performance to its benchmark index. On the consumer staples front, the positive contribution came from an overweight position in Coca-Cola Company, while negative contribution arose from an underweight position in Procter & Gamble Company and not owning some good performers, such as PepsiCo Inc. and Walgreen & Co.

At the stock level, the stocks that negatively impacted the portfolio included Avaya Inc., eBay Inc., McDonald's Corp., Pfizer, Wal-Mart, Biogen Idec., and Boston Scientific Corp. The stocks that positively contributed the most performance to the fund included Caremark Rx Inc., Tempur-Pedic International Inc., National Semiconductor Corp., IAC/InterActiveCorp, and Aetna Inc.

The Fund's participation in the IPO market was limited to small positions in Foundation Coal Holdings, Inc. and International Securities Exchange, Inc. The positive contribution from these two stocks was negligible during the above mentioned period.

Please bear in mind that the Fund invests primarily in common stocks whose value may decrease in response to the activities of the company that issued the stock and general market and economic conditions. In addition the Fund invests in growth and technology companies that entail greater risks. The prices of growth company securities may rise and fall dramatically, based in part on investors' perceptions of the company rather than on fundamental analysis of the stocks. Technology companies are at risk because the rapid pace of technological development, products, and services produced by them may become obsolete or have relatively short product cycles. As a result, the Fund's returns may be considerably more volatile than the returns of other mutual funds that do not invest in similarly related companies. Please refer to the Fund's prospectus for more information about these and other risks. Looking forward, we continue to position the Fund with a bias toward an economic recovery. Thank you for your continued support.

Sincerely,


/s/ Ashi Parikh
-------------------------------------
Ashi Parikh
Senior Managing Director
Eagle Asset Management, Inc.
Portfolio Manager
Heritage Growth Equity Fund

--------------------------------------------------------------------------------
                    Heritage Series Trust--Growth Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                                  -----
Common Stocks--100.2% (a)
  Aerospace/Defense--3.2%
   30,200 Boeing Company .........................................   $ 1,797,504
   25,900 United Technologies Corporation ........................     2,634,548
                                                                     -----------
                                                                       4,432,052
                                                                     -----------
Analog Semiconductors--1.7%
  63,550 Maxim Integrated Products, Inc. .........................     2,376,770
                                                                     -----------
  Beverages--4.8%
   24,000 Anheuser-Busch Companies, Inc. .........................     1,124,880
  126,450 The Coca-Cola Company ..................................     5,492,988
                                                                     -----------
                                                                       6,617,868
                                                                     -----------
  Biotechnology--0.5%
   12,350 Genzyme Corporation* ...................................       723,834
                                                                     -----------
  Communication Semiconductors--1.8%
   82,900 Broadcom Corporation,
           Class "A"* ............................................     2,479,539
                                                                     -----------
  Computers--6.3%
  193,400 Dell, Inc.* ............................................     6,736,122
   28,250 Research In Motion Ltd.* ...............................     1,819,582
                                                                     -----------
                                                                       8,555,704
                                                                     -----------
  Cosmetics/Personal Care--1.9%
   46,700 Procter & Gamble Company ...............................     2,528,805
                                                                     -----------
  Diversified Manufacturer--1.8%
   69,450 General Electric Company ...............................     2,514,090
                                                                     -----------
  Electrical Components & Equipment--1.9%
   41,500 Emerson Electric Company ...............................     2,600,805
                                                                     -----------
  Electronics--1.5%
  155,150 Symbol Technologies, Inc. ..............................     2,074,356
                                                                     -----------
  Financial Services--7.3%
   51,350 American Express Company ...............................     2,706,145
   82,433 Citigroup Inc. .........................................     3,871,054
   31,150 Goldman Sachs Group, Inc. ..............................     3,326,508
                                                                     -----------
                                                                       9,903,707
                                                                     -----------
  Healthcare Products--6.9%
   93,350 Boston Scientific Corporation* .........................     2,761,293
    9,300 Cyberonics, Inc.* ......................................       350,517
   75,000 Johnson & Johnson ......................................     5,147,250
   14,600 Zimmer Holdings, Inc.* .................................     1,188,732
                                                                     -----------
                                                                       9,447,792
                                                                     -----------
Common Stocks (continued)
  Healthcare Services--1.8%
   25,700 UnitedHealth Group Inc. ................................     2,428,907
                                                                     -----------
  Insurance--1.5%
   40,600 American International Group,
           Inc. ..................................................     2,064,510
                                                                     -----------
  Internet--4.9%
   44,000 Agile Software Corporation* ............................       289,080
   44,900 eBay Inc.* .............................................     1,424,677
    7,850 Google Inc., Class "A"* ................................     1,727,000
   41,300 MatrixOne, Inc.* .......................................       176,351
   40,750 VeriSign, Inc.* ........................................     1,078,245
   58,600 Yahoo! Inc.* ...........................................     2,022,286
                                                                     -----------
                                                                       6,717,639
                                                                     -----------
  Lodging--2.7%
   56,200 Harrah's Entertainment, Inc. ...........................     3,687,844
                                                                     -----------
  Logic Semiconductors--5.2%
   46,050 Altera Corporation* ....................................       954,617
  200,750 Intel Corporation ......................................     4,721,640
   55,750 Texas Instruments Inc. .................................     1,391,520
                                                                     -----------
                                                                       7,067,777
                                                                     -----------
  Multimedia--3.3%
  149,250 News Corporation, Class "A" ............................     2,280,540
  132,700 Time Warner Inc.* ......................................     2,230,687
                                                                     -----------
                                                                       4,511,227
                                                                     -----------
  Oil & Gas--1.1%
   47,450 ENSCO International Inc. ...............................     1,546,870
                                                                     -----------
  Oil & Gas Services--1.9%
   61,500 Halliburton Company ....................................     2,557,785
                                                                     -----------
  Pharmaceuticals--10.5%
   86,200 Caremark Rx, Inc.* .....................................     3,452,310
   43,300 Eli Lilly & Company ....................................     2,531,751
   29,750 Gilead Sciences, Inc.* .................................     1,103,725
  156,720 Pfizer, Inc. ...........................................     4,258,082
   29,500 Rigel Pharmaceuticals, Inc.* ...........................       505,925
   91,600 Schering-Plough Corporation ............................     1,911,692
   15,800 Teva Pharmaceutical Industries Ltd.,
           Sponsored ADR .........................................       493,592
                                                                     -----------
                                                                      14,257,077
                                                                     -----------
  Retail--11.5%
   74,550 Home Depot, Inc. .......................................     2,636,834
  194,250 McDonald's Corporation .................................     5,693,468
   62,150 Target Corporation .....................................     2,883,760
   93,500 Wal-Mart Stores, Inc. ..................................     4,407,590
                                                                     -----------
                                                                      15,621,652
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Growth Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                 Value
------                                                                 -----
Common Stocks (continued)
  Semiconductor Equipment--2.9%
  163,400 Applied Materials, Inc. ..............................   $  2,429,758
  177,050 Entegris, Inc.* ......................................      1,524,400
                                                                   ------------
                                                                      3,954,158
                                                                   ------------
  Software--6.5%
   17,000 First Data Corporation ...............................        646,510
   37,850 Fiserv, Inc.* ........................................      1,601,055
  264,150 Microsoft Corporation ................................      6,682,995
                                                                   ------------
                                                                      8,930,560
                                                                   ------------
  Telecommunications--5.6%
  344,850 Avaya Inc.* ..........................................      2,993,298
    5,752 Enterasys Networks, Inc.* ............................          4,141
   73,500 Nextel Partners, Inc., Class "A"* ....................      1,728,720
   81,550 QUALCOMM, Inc. .......................................      2,845,279
                                                                   ------------
                                                                      7,571,438
                                                                   ------------
  Transportation--1.2%
   19,300 FedEx Corporation ....................................      1,639,535
                                                                   ------------
Total Common Stocks (cost $135,765,276) ........................    136,812,301
                                                                   ------------
Repurchase Agreement--0.3% (a)
Repurchase Agreement with State Street Bank and
Trust Company, dated April 29, 2005 @ 2.72% to
be repurchased at $359,081 on May 2, 2005,
collateralized by $370,000 United States
Treasury Notes, 2.0% due August 31, 2005,
(market value $370,021 including interest)
(cost $359,000) ................................................        359,000
                                                                   ------------
Total Investment Portfolio
    (cost $136,124,276) (b), 100.5% (a) ........................    137,171,301
Other Assets and Liabilities, net, (0.5%) (a) ..................       (692,528)
                                                                   ------------
Net Assets, 100.0% .............................................   $136,478,773
                                                                   ============

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is the same. Market value includes net unrealized appreciation of $1,047,025 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $12,305,823 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $11,258,798.

ADR--American Depository Receipt.

Beginning with the Growth Equity Fund's fiscal quarter ended July 31, 2004, the Trust began filing its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

                                                                    May 13, 2005

Dear Valued Shareholders:

For the six-month period ended April 30, 2005, the Heritage Series Trust-International Equity Fund (the "Fund")/(a)/ Class A shares provided a total return/(b)/ of +9.20% versus the Fund's benchmark return, the Morgan Stanley Capital International EAFE Index/(c)/, which returned +8.71% for the same period. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please bear in mind that past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

During this period, our allocation to emerging European markets positively contributed to our performance. Interest in this region has been driven by expectations of increasing integration with Western Europe. However, in the run-up to a May 29th referendum in France on the proposed European Constitution, hostility to further European expansion has become a rallying issue for anti-EU factions. It is far from clear how this will ultimately impact these economies. We continue to view the emerging European countries as having attractive fundamentals and so are retaining our positions in these markets. Top performers within the emerging European markets included Turkiye Garanti Bankasi AS, Turkiye Is Bankasi AS (Turkey), OTP Bank (Hungary), SNP Petrom SA (Romania) and Romanian Bank for Development (a subsidiary of Societe Generale).

Our underweight to the Japanese market supported results, although positions held in Japanese financials were disappointing. We have been building positions there in anticipation of margin improvements as restructuring continues. However, concerns over the outlook for the Japanese economy undermined stocks over the period. Detracting from results was an underweight to the United Kingdom which performed well over the period. Positions held in Russia, particularly JSFC Sistema, Yukos and Gazprom, performed poorly over the period. Within the Australian market, stock selection negatively impacted results. Shares of BHP Billiton and Newcrest Mining were particularly weak. They are part of an underweight to materials, a sector we recognize to be particularly volatile, which hurt performance at a time when commodity prices were pushed higher by hedge funds and other speculators.

From a sector perspective our overweight to energy supported the strategy. We observe that production growth has failed to keep up with demand. Existing oil fields are depleted, while reserve replacement has been weak. Median production growth in 2004 was negative 3.8%, while consumption was up last year by 3.4%. We anticipate that supply-demand imbalances will keep oil prices high with further pressure on prices coming from China and India. Our underweight within information technology had a positive impact on performance. We have long had concerns over this sector from a valuation perspective amid an environment of slowing earnings momentum and a change in accounting standards related to stock options. Stock selection within health care also was positive. We have recently been increasing our weighting to European health care stocks, which we believe are attractively valued following a long period of relative underperformance.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the Fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of Fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

We expect that international equity markets will remain under pressure, given relatively high valuations, even after recent declines, and uncertainty over the direction of economic growth and interest rates. We remain defensively positioned and focused on stocks of companies with strong cash flows and balance sheets, which we believe will be more resilient in the difficult business environment that seems to lie ahead.

The Fund seeks capital appreciation principally through investment in a portfolio of international equity securities. Because the Fund is invested in emerging markets, it is important to reiterate that there are risks of greater political uncertainties, an economy's dependence on revenues from particular commodities or on international aid or development assistance, currency transfer restrictions, a limited number of potential buyers for such securities and delays and disruption in securities settlement procedures. Conversely, we also feel that a balanced portfolio should contain some international exposure. These and other risks are more fully described in the Fund's prospectus. We thank you for your continued investment in the Fund, and look forward to reporting to you in the years to come.

Sincerely,                                    Sincerely,


/s/ Richard C. Pell                           /s/ Rudolph-Riad Younes
----------------------------------            ----------------------------------
Richard C. Pell                               Rudolph-Riad Younes, CFA
Senior Vice President                         Senior Vice President
Chief Investment Officer                      Head of International Equities
Julius Baer Investment                        Julius Baer Investment
  Management LLC                                Management LLC
Portfolio Manager                             Portfolio Manager
Heritage International Equity Fund            Heritage International Equity Fund

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                   -----
Common Stocks--89.2% (a)
  Australia--2.7%
    8,969 Amcor Ltd. ..............................................   $   45,644
   50,206 AMP Ltd. ................................................      265,622
   89,606 BHP Billiton Ltd. .......................................    1,137,190
   12,815 Brambles Industries Ltd. ................................       78,978
   43,850 Newcrest Mining Ltd. ....................................      512,728
   21,593 Patrick Corporation, Ltd. ...............................       92,526
   13,486 Rio Tinto Ltd. ..........................................      440,081
   21,218 Southcorp Ltd. ..........................................       70,588
                                                                      ----------
                                                                       2,643,357
                                                                      ----------
  Austria--2.8%
    7,875 Bank Austria Creditanstalt AG ...........................      729,979
    8,753 Erste Bank der Oesterreichischen
           Sparkassen AG ..........................................      426,317
    2,492 Flughafen Wien AG .......................................      162,140
    1,419 OMV AG ..................................................      438,737
   10,027 Raiffeisen International Bank Holding
           AG* ....................................................      518,135
   13,018 Telekom Austria AG ......................................      250,872
    4,925 Wienerberger AG .........................................      209,409
                                                                      ----------
                                                                       2,735,589
                                                                      ----------
  Belgium--1.4%
    2,078 Almancora Comm.VA .......................................      180,102
    2,633 Belgacom SA .............................................      101,224
    9,669 Fortis ..................................................      270,191
   10,843 KBC Groupe SA ...........................................      861,237
                                                                      ----------
                                                                       1,412,754
                                                                      ----------
  Canada--1.2%
   33,918 Bema Gold Corporation* ..................................       69,355
    4,955 Canadian Natural Resources Ltd. .........................      246,005
      789 Centerra Gold Inc.* .....................................       11,927
   19,106 Eldorado Gold Corporation* ..............................       45,604
    4,223 EnCana Corporation ......................................      270,613
    4,718 Ivanhoe Mines Ltd.* .....................................       32,546
    2,437 Petro-Canada ............................................      135,457
    2,124 Talisman Energy Inc. ....................................       64,167
    4,742 Teck Cominco Ltd., Class "B" ............................      153,369
    8,724 Telesystem International Wireless
           Inc.* ..................................................      133,913
                                                                      ----------
                                                                       1,162,956
                                                                      ----------
  China--0.3%
  102,000 Beijing Capital International Airport,
           Class "H" ..............................................       35,641
   21,600 Shenzhen Chiwan Wharf Holdings
           Ltd., Class "B" ........................................       52,928
  114,999 Weiqiao Textile Company,
           Class "H" ..............................................      151,724
 51,789 Wumart Stores, Inc. .......................................       82,107
                                                                      ----------
                                                                         322,400
                                                                      ----------
  Cyprus--0.1%
 12,230 Bank of Cyprus Public Company Ltd.* .......................       48,355
                                                                      ----------
  Czech--1.3%
 11,800 Cesky Telecom AS ..........................................      222,050
  7,914 CEZ AS ....................................................      135,919
  7,366 Komercni Banka, AS ........................................      937,051
                                                                      ----------
                                                                       1,295,020
                                                                      ----------
  Denmark--1.0%
  1,200 Bryggerigruppen A/S .......................................       92,804
  1,075 Chr. Hansen Holding A/S, Class "B" ........................      173,303
 12,376 Danske Bank A/S ...........................................      363,964
  1,233 Kobenhavns Lufthavne ......................................      276,623
  3,600 Vestas Wind Systems A/S ...................................       45,702
                                                                      ----------
                                                                         952,396
                                                                      ----------
  Finland--0.9%
  5,230 Fortum Oyj ................................................       79,523
  2,050 KCI Konecranes Oyj ........................................       80,773
  3,703 Neste Oil Oyj* ............................................       83,034
 29,119 Nokia Oyj .................................................      466,082
  3,150 Stockmann Oyj Abp, "B" Shares .............................      105,858
  5,300 UPM--Kymmene Corporation ..................................      105,935
                                                                      ----------
                                                                         921,205
                                                                      ----------
  France--9.0%
  1,306 Accor SA ..................................................       60,000
    267 Air Liquide ...............................................       47,949
 31,688 Alcatel SA* ...............................................      342,413
  4,138 Altran Technologies SA ....................................       33,912
  1,590 Atos Origin SA* ...........................................       96,489
  2,864 Autoroutes du Sud de la France ............................      148,394
  3,391 AXA Societe Anonyme .......................................       85,027
  7,629 BNP Paribas ...............................................      505,408
  9,579 Bouygues ..................................................      383,215
  8,531 Carrefour SA ..............................................      415,951
  2,166 Cie. de Saint-Gobain SA ...................................      122,884
  4,772 France Telecom SA .........................................      140,841
    575 Gecina SA .................................................       65,570
  3,374 Generale de Sante .........................................       70,671
    455 Groupe Steria SCA .........................................       17,313
 17,532 Havas SA ..................................................      111,807
  2,418 JC Decaux SA* .............................................       64,161

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                   -----
Common Stocks (continued)
  France (continued)
    1,343 Lafarge SA ..............................................   $  122,691
   10,188 LVMH Moet Hennessy Louis Vuitton SA .....................      722,932
    3,056 Pernod-Ricard ...........................................      464,983
    1,296 Pinault-Printemps-Redoute SA ............................      128,118
    1,770 Publicis Groupe SA ......................................       50,849
    1,339 Renault SA ..............................................      112,669
   15,255 Sanofi-Aventis SA .......................................    1,356,174
      681 Societe des Autoroutes Paris-Rhine-
           Rhone-SAPRR ............................................       37,533
    7,541 Societe Television Francaise 1 ..........................      214,731
    8,516 Suez SA .................................................      233,901
    4,827 Thales SA ...............................................      196,698
    8,022 Total SA ................................................    1,790,848
    5,583 Veolia Environnement ....................................      211,728
    2,262 Vinci SA* ...............................................      341,290
    4,836 Vivendi Universal SA ....................................      145,256
                                                                      ----------
                                                                       8,842,406
                                                                      ----------
  Germany--7.1%
    1,419 Adidas-Salomon AG .......................................      221,294
    3,698 Allianz AG ..............................................      447,546
    4,319 BASF AG .................................................      284,091
    8,701 Bayerische Hypo--und Vereinsbank
           AG .....................................................      207,824
    2,221 Bilfinger Berger AG .....................................      104,345
   19,987 Commerzbank AG ..........................................      440,031
    1,351 Continental AG ..........................................       99,977
    4,085 Deutsche Bank AG ........................................      332,744
    3,662 Deutsche Post AG ........................................       86,248
   17,670 Deutsche Telekom AG .....................................      335,218
   10,926 E.ON AG .................................................      929,662
   12,396 Fraport AG Frankfurt Airport Services
           Worldwide ..............................................      501,979
    1,284 Freenet.de AG ...........................................       28,869
      832 Fresenius Medical Care AG ...............................       67,123
    1,841 Henkel KGaA .............................................      151,292
    3,196 Hypo Real Estate Holding AG .............................      133,376
    4,173 IVG Immobilien AG .......................................       72,236
    9,559 KarstadtQuelle AG .......................................       92,616
      734 Linde AG ................................................       48,774
    7,166 MAN AG ..................................................      302,797
    7,170 Metro AG ................................................      379,868
    3,821 Muenchener Rueckversicherungs
           AG .....................................................      421,754
    2,342 Premiere AG* ............................................       90,251
      407 Puma AG Rudolf Dassler Sport ............................       94,168
    6,295 RWE AG ..................................................      377,345
   10,288 Siemens AG ..............................................      759,094
                                                                      ----------
                                                                       7,010,522
                                                                      ----------
    Greece--0.2%
      7,265 Hellenic Telecommunications
             Organization SA ......................................      136,275
      1,697 National Bank of Greece SA ............................       57,091
                                                                      ----------
                                                                         193,366
                                                                      ----------
    Hong Kong--0.2%
     44,000 China Merchants Holdings
             (International) Company Ltd.
             Limited ..............................................       85,931
     66,000 Clear Media Ltd.* .....................................       59,271
     97,996 Texwinca Holdings Ltd. ................................       81,793
                                                                      ----------
                                                                         226,995
                                                                      ----------
    Hungary--1.8%
      1,502 Egis Rt ...............................................      118,745
        509 Gedeon Richter Rt .....................................       62,100
     66,769 Magyar Telekom Rt .....................................      295,045
      1,017 Mol Magyar Olaj-Es Gazipari Rt ........................       83,978
     38,905 OTP Bank Rt ...........................................    1,200,313
                                                                      ----------
                                                                       1,760,181
                                                                      ----------
    Indonesia--0.3%
    483,524 Bank Mandiri Persero Tbk PT ...........................       81,057
    287,000 Indofood Sukses Makmur Tbk PT .........................       30,621
    309,556 P.T. Telekomunikasi Indonesia Tbk .....................      139,188
     44,743 Semen Gresik Persero Tbk PT ...........................       73,948
                                                                      ----------
                                                                         324,814
                                                                      ----------
    Ireland--0.2%
     10,350 Celtic Resources Holdings PLC* ........................       82,047
      2,548 DePfa Bank PLC ........................................       39,409
     59,888 Dragon Oil PLC* .......................................      103,237
                                                                      ----------
                                                                         224,693
                                                                      ----------
    Italy--5.7%
      8,342 Assicurazioni Generali SPA ............................      257,443
      1,846 Autostrada Torino-Milano SPA ..........................       37,873
      3,423 Banca Antonveneta SPA .................................      114,919
    101,766 Banca Intesa SPA (convertible) ........................      487,847
     91,470 Banca Intesa SPA ......................................      397,115
     68,630 Banca Monte dei Paschi di Siena
             SPA ..................................................      241,643
     51,384 Banca Nazionale del Lavoro SPA* .......................      162,488
      1,024 Banca Popolare dellEmilia Romagna
             SCARL ................................................       54,202
     31,412 Banca Popolare di Milano ..............................      299,165
      3,612 Banca Popolare di Sondrio .............................       55,585
     14,028 Banche Popolari Unite SCARL ...........................      297,967

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                                  -----
Common Stocks (continued)
  Italy (continued)
   76,276 Beni Stabili SPA .......................................   $    77,974
    5,868 Buzzi Unicem SPA .......................................        85,179
   89,929 Capitalia SPA ..........................................       483,425
  114,836 Cassa di Risparmio di Firenze SPA ......................       295,389
   27,689 Credito Emiliano SPA ...................................       318,617
   31,501 Enel SPA ...............................................       299,987
   14,267 ENI SPA ................................................       360,158
   10,763 Mediaset SPA ...........................................       140,316
   15,314 Mediobanca SPA .........................................       252,757
    9,462 Saipem SPA .............................................       118,996
   24,834 Sanpaolo IMI SPA .......................................       369,169
    3,235 Societa Iniziative Autostradali e
           Servizi SPA ...........................................        45,231
   23,507 Telecom Italia SPA .....................................        80,010
   49,230 UniCredito Italiano SPA ................................       276,688
                                                                     -----------
                                                                       5,610,143
                                                                     -----------
  Japan--13.3%
      610 Acom Company Ltd. ......................................        39,288
    2,868 Aeon Credit Service Company Ltd. .......................       189,830
      525 Aiful Corporation ......................................        38,885
    3,200 Aisin Seiki Company Ltd. ...............................        69,392
    8,000 Asahi Glass Company, Ltd. ..............................        88,800
    4,017 Astellas Pharma Inc. ...................................       145,738
    6,000 Bridgestone Corporation ................................       115,294
   11,873 Canon Inc. .............................................       618,765
    5,800 Casio Computer Company Ltd. ............................        79,317
   11,217 Credit Saison Company, Ltd. ............................       383,089
    6,000 Dai Nippon Printing Co., Ltd. ..........................        96,358
    4,000 Daihatsu Motor Company Ltd. ............................        31,963
   11,012 Denso Corporation ......................................       261,122
       34 East Japan Railway Company .............................       177,264
    2,000 Exedy Corp. ............................................        33,544
    6,266 Fuji Photo Film Company, Ltd. ..........................       207,107
       61 Fuji Television Network Inc. ...........................       128,922
    5,300 Hitachi Capital Corporation ............................       100,642
   14,751 Hitachi Ltd. ...........................................        86,730
   13,109 Honda Motor Company, Ltd. ..............................       632,116
    2,400 Ibiden Company Ltd. ....................................        51,237
    1,500 Ito En, Ltd. ...........................................        73,669
    2,697 Ito-Yokado Company, Ltd. ...............................        93,079
       63 Japan Tobacco Inc. .....................................       812,925
   15,546 Kao Corporation ........................................       360,360
   18,474 Koito Manufacturing Company,
           Ltd. ..................................................       181,594
      900 Kyocera Corporation ....................................        65,743
   54,846 Matsushita Electric Industrial
           Company Ltd. ..........................................       803,829
       90 Mitsubishi Tokyo Financial Group
           Inc. ..................................................       779,408
      104 Mizuho Financial Group Inc. ............................       489,212
    1,100 Nidec Corporation ......................................       129,391
   15,844 Nikko Cordial Corporation ..............................        74,049
       18 Nippon Telegraph and Telephone
           Corporation ...........................................        75,554
   25,261 Nissan Motor Company Ltd. ..............................       249,075
    2,700 Nissin Food Products Co., Ltd. .........................        71,766
    4,200 Nitto Denko Corporation ................................       229,489
   26,521 Nomura Holdings Inc. ...................................       338,064
      112 NTT DoCoMo, Inc. .......................................       173,766
      300 ORIX Corporation .......................................        40,806
    4,000 Ricoh Company, Ltd. ....................................        63,772
   12,416 Sanyo Electric Company Ltd. ............................        36,045
    2,000 Secom Co., Ltd. ........................................        79,856
    6,217 Sharp Corporation ......................................        97,019
    5,700 Shin-Etsu Chemical Co., Ltd. ...........................       210,556
   26,813 Shiseido Company, Ltd. .................................       342,070
      644 SMC Corporation ........................................        67,782
    9,486 Sony Corporation .......................................       350,903
   11,000 Sumitomo Heavy Industries Ltd. .........................        44,538
       63 Sumitomo Mitsui Financial Group ........................       407,434
    4,300 Takeda Pharmaceutical Company Ltd. .....................       209,669
    1,920 Takefuji Corporation ...................................       121,860
    1,200 TDK Corporation ........................................        83,751
    2,900 Terumo Corporation .....................................        86,172
    7,000 The Bank of Fukuoka, Ltd. ..............................        42,511
   22,000 The Bank of Yokohama Ltd* ..............................       126,050
    6,000 The Chiba Bank, Ltd. ...................................        36,976
    9,000 The Joyo Bank, Ltd. ....................................        45,221
   44,022 The Seiyu Ltd.* ........................................        72,691
   20,065 The Sumitomo Trust & Banking Company, Ltd. .............       125,385
   19,400 Tokyo Broadcasting System Inc. .........................       369,455
    7,000 Toppan Printing Company Ltd. ...........................        76,459
   31,232 Toyota Motor Corporation ...............................     1,135,489
    3,258 Uni-Charm Corporation ..................................       145,899
    6,100 Yamaha Motor Co., Ltd. .................................       106,747
                                                                     -----------
                                                                      13,101,492
                                                                     -----------
Luxembourg--0.2%
    3,856 Millicom International Cellular SA* ....................        68,675
    2,232 SBS Broadcasting SA* ...................................       102,895
                                                                     -----------
                                                                         171,570
                                                                     -----------
Mexico--0.7%
    1,700 America Movil SA de CV, Series "L",
           Sponsored ADR .........................................        84,405
    8,430 Consorcio ARA SA de CV .................................        25,935

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                ----------
Common Stocks (continued)
  Mexico (continued)
   23,496 Fomento Economico Mexicano SA de
           CV .....................................................   $  119,769
    2,300 Grupo Aeroportuario Del Surest, SA
           de CV, Sponsored ADR ...................................       67,988
   54,040 Grupo Financiero Banorte SA de
           CV .....................................................      348,110
   17,535 Grupo Financiero Inbursa SA .............................       36,228
    9,434 Urbi, Desarrollos Urbanos, SA de
           CV* ....................................................       45,961
                                                                      ----------
                                                                         728,396
                                                                      ----------
  Netherlands--1.9%
   13,631 ABN AMRO Holding NV .....................................      331,815
   19,896 Aegon NV ................................................      250,406
      700 Efes Breweries International NV,
           144A, Sponsored GDR* ...................................       22,050
    7,052 Heineken NV .............................................      224,830
    1,802 Koninklijke Numico NV ...................................       74,844
    6,929 Koninklijke Philips Electronics NV ......................      172,555
    3,992 Royal Dutch Petroleum Company ...........................      233,875
    2,207 TNT NV ..................................................       60,151
    7,750 Unilever NV .............................................      500,732
                                                                      ----------
                                                                       1,871,258
                                                                      ----------
  New Zealand--0.1%
   93,060 Auckland International Airport, Ltd. ....................      136,035
                                                                      ----------
  Norway--2.0%
   25,000 Acta Holding ASA ........................................       45,226
    5,869 DNB Holding ASA .........................................       56,235
    8,626 Norsk Hydro ASA .........................................      690,386
    3,900 Orkla ASA ...............................................      131,292
    3,924 Smedvig ASA, "A" Shares .................................       69,024
   46,645 Statoil ASA .............................................      822,918
    7,331 Telenor ASA .............................................       61,502
    1,400 TGS-NOPEC Geophysical Company ASA* ......................       38,036
   16,400 Tomra Systems ASA .......................................       60,482
                                                                      ----------
                                                                       1,975,101
                                                                      ----------
  Philippines--0.2%
  282,000 Ayala Corporation .......................................       35,958
   37,400 Bank of the Philippine Islands ..........................       33,272
    1,910 Globe Telecom Inc. ......................................       28,600
    3,100 Philippine Long Distance Telephone,
           Sponsored ADR ..........................................       79,887
                                                                      ----------
                                                                         177,717
                                                                      ----------
  Poland--3.9%
    6,718 Agora SA ...............................................       121,741
    1,555 Bank BPH ...............................................       222,504
   50,987 Bank Millenium SA ......................................        44,546
   22,102 Bank Pekao SA ..........................................       872,980
   11,770 Bank Zachodni WBK SA ...................................       326,755
    8,720 Budimex SA* ............................................       125,088
    8,398 CCC SA* ................................................        35,246
    3,570 Cersanit Krasnystaw SA* ................................       111,160
    2,836 Grupa Kety SA ..........................................        90,724
    3,447 Inter Cars SA ..........................................        35,046
    1,360 Inter Groclin Auto SA ..................................        39,220
    5,063 Orbis SA ...............................................        36,545
    2,798 Polska Grupa Farmaceutyczna SA .........................        43,606
   48,600 Polski Koncern Miesny DUDA SA ..........................       158,628
    5,254 Polski Koncern Naftowy ORLEN S.A. ......................        72,846
  155,563 Powszechna Kasa Oszczednosci
           Bank Polski SA ........................................     1,189,010
      899 STOMIL SANOK SA ........................................        30,690
   57,651 Telekomunikacja Polska SA ..............................       320,497
                                                                      ----------
                                                                       3,876,832
                                                                      ----------
  Portugal--0.4%
      70,895 Banco Comercial Portugues SA .........................      191,483
      38,531 Electricidade de Portugal SA .........................      104,738
       4,412 Jeronimo Martins .....................................       67,826
       3,133 Portugal Telecom SGPS SA .............................       34,629
                                                                      ----------
                                                                         398,676
                                                                      ----------
   Romania--1.0%
     442,750 Impact ...............................................       97,460
     635,500 Rolast Pitesti* ......................................       24,745
     157,037 Romanian Bank for Development SA. ....................      247,493
   4,681,803 SNP Petrom SA ........................................      526,831
     372,000 Socep Constanta ......................................       34,481
                                                                      ----------
                                                                         931,010
                                                                      ----------
   Russia--2.2%
      10,000 JSC MMC Norilsk Nickel,
              Sponsored ADR .......................................      555,000
       6,601 LUKOIL, Sponsored ADR ................................      894,436
       1,825 Moscow City Telephone, Sponsored
              ADR .................................................       26,098
       1,169 North-West Telecom, Sponsored
              ADR .................................................       35,655
       7,595 OAO Gazprom, Sponsored ADR ...........................      256,331
       1,843 Sibirtelecom, Sponsored ADR ..........................       80,650

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                     Value
------                                                                     -----
Common Stocks (continued)
  Russia (continued)
   15,066 Uralsvyazinform, Sponsored ADR ......................       $  108,475
   19,240 VolgaTelecom, Sponsored ADR .........................          128,138
    6,143 Wimm-Bill-Dann Foods, Sponsored
           ADR* ...............................................          106,458
                                                                      ----------
                                                                       2,191,241
                                                                      ----------
  South Africa--0.3%
   27,409 Nedbank Group Ltd. ..................................          339,032
                                                                      ----------
  South Korea--0.7%
    1,575 Samsung Electronics Company, Ltd. ...................          720,341
                                                                      ----------
  Spain--1.4%
    2,957 Actividades de Construcciones y
           Servicios SA .......................................           72,384
    8,032 Altadis, SA .........................................          341,670
   11,731 Cintra Concesiones de Infraestructuras
           de Transporte, SA ..................................          126,483
    6,591 Fadesa Inmobiliaria SA ..............................          149,925
    1,408 Gas Natural SDG, SA .................................           40,265
    4,482 Grupo Empresarial ENCE SA ...........................          125,457
    4,245 Grupo Ferrovial SA ..................................          242,666
    5,341 Inditex SA ..........................................          159,113
    7,168 Promotora de Informaciones, SA ......................          137,244
                                                                      ----------
                                                                       1,395,207
                                                                      ----------
  Sweden--4.4%
    2,953 Autoliv Inc., Sponsored SDR .........................          131,390
    6,600 Capio AB ............................................          102,497
    4,744 ELEKTA AB, Class "B"* ...............................          166,981
   16,900 ForeningsSparbanken AB ..............................          398,631
   23,634 Getinge AB ..........................................          340,703
    1,000 Lindex AB ...........................................           43,778
    6,150 Modern Times Group AB,
           Class " B"* ........................................          190,779
    2,144 Nobia AB ............................................           34,468
   91,500 Nordea Bank AB ......................................          873,233
   38,186 Skandia Forsakrings AB ..............................          181,559
   37,800 Skandinaviska Enskilda Banken AB ....................          670,291
   57,062 Skanska AB, "B" Shares ..............................          688,830
    2,100 Svenska Cellulosa AB, Class "B" .....................           73,505
   14,797 Svenska Handelsbanken, "A"
           Shares .............................................          334,562
   19,146 Telefonaktiebolaget LM Ericsson, "B"
           Shares .............................................           56,878
    7,000 TeliaSonera AB ......................................           37,017
                                                                      ----------
                                                                       4,325,102
                                                                      ----------
   Switzerland--5.7%
        59 BKW FMB Energie AG .................................           34,356
    11,329 Credit Suisse Group ................................          478,802
    10,415 Holcim Ltd. ........................................          635,270
     4,411 Nestle SA ..........................................        1,165,810
    18,068 Novartis AG ........................................          883,228
    14,766 Roche Holding AG ...................................        1,794,219
        55 SGS SA .............................................           37,399
     3,495 The Swatch Group AG, Class " B" ....................          451,020
     1,152 UBS AG .............................................           92,516
       132 Unique Zurich Airport* .............................           19,465
                                                                      ----------
                                                                       5,592,085
                                                                      ----------
   Turkey--3.1%
   120,306 Akbank TAS .........................................          580,797
    11,362 Aygaz AS ...........................................           21,933
    17,941 Cimsa Cimento Sanayi VE Tica .......................           56,359
   188,969 Dogan Sirketler Grubu Holdings
            AS ................................................          401,577
     8,478 Dogus Otomotiv Servis ve Ticaret ...................           20,445
   158,896 Haci Omer Sabanci Holding AS .......................          463,521
    17,455 Hurriyet Gazetecilik ve Matbaacilik,
            AS ................................................           31,235
     5,920 Is Finansal Kiralama AS* ...........................           18,119
    90,636 KOC Holding AS .....................................          336,886
     7,265 Migros Turk TAS ....................................           50,371
     5,926 Turkcell Iletisim Hizmet AS ........................           36,655
   148,598 Turkiye Garanti Bankasi AS* ........................          531,248
    85,203 Turkiye Is Bankasi AS, Class "C" ...................          433,228
    11,849 Yapi ve Kredi Bankasi AS* ..........................           43,274
                                                                      ----------
                                                                       3,025,648
                                                                      ----------
   U.S.A.--0.2%
    11,256 News Corporation, Class "B" ........................          179,196
                                                                      ----------
   Ukraine--0.1%
     3,570 Centrenergo, Sponsored ADR* ........................           28,988
        58 Ukrnafta, Sponsored ADR ............................           10,415
     9,912 Ukrtelecom, Sponsored GDR ..........................           68,506
                                                                      ----------
                                                                         107,909
                                                                      ----------
   United Kingdom--11.1%
    10,051 Allied Domecq PLC ..................................          132,124
     4,409 Anglo American PLC .................................           98,319
    20,566 Associated British Ports Holdings
            PLC ...............................................          181,693
    11,005 BAA PLC ............................................          122,367
    28,501 Barclays PLC .......................................          294,673
    40,170 BG Group PLC .......................................          312,304
   164,808 BP PLC .............................................        1,683,770

   The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                                  -----
 Common Stocks (continued)
   United Kingdom (continued)
     3,386 British Land Company PLC ..............................   $    53,127
    12,783 British Sky Broadcasting PLC ..........................       132,962
    10,093 Burberry Group PLC ....................................        69,750
    20,661 Cadbury Schweppes PLC .................................       208,270
    28,890 Compass Group PLC .....................................       129,706
    46,503 Diageo PLC ............................................       690,801
     6,007 Exel PLC ..............................................        94,929
     1,797 Forth Ports PLC .......................................        43,866
    37,973 GlaxoSmithKline PLC ...................................       961,458
    19,098 Highland Gold Mining Ltd. .............................        68,097
    16,429 Hilton Group PLC ......................................        86,280
    15,514 Imperial Tobacco Group PLC ............................       445,590
     7,242 National Grid Transco PLC .............................        71,382
     7,734 Pearson PLC ...........................................        94,311
    12,941 Peter Hambro Mining PLC* ..............................       142,277
    29,939 Prudential PLC ........................................       270,494
     8,708 Rank Group PLC ........................................        43,421
    13,502 Reckitt Benckiser PLC .................................       439,602
     9,753 Reed Elsevier PLC .....................................        95,810
     6,504 Royal Bank of Scotland Group
            PLC ..................................................       196,833
     6,224 Scottish & Southern Energy PLC ........................       112,094
    66,287 Shell Transport & Trading Company,
            PLC ..................................................       596,865
    20,188 Smith & Nephew PLC ....................................       208,562
    96,049 Tesco PLC .............................................       568,500
    50,204 The Peninsular and Oriental Steam
            Navigation Company ...................................       258,570
   686,359 Vodafone Group PLC ....................................     1,798,435
     5,913 William Hill PLC ......................................        61,259
    12,922 WPP Group PLC .........................................       140,803
                                                                     -----------
                                                                      10,909,304
                                                                     -----------
   Venezuela--0.1%
     5,534 Cia Anonima Nacional Telefonos de
            Venezuela (CANTV), Sponsored
            ADR ..................................................       105,921
                                                                     -----------
 Total Common Stocks (cost $80,551,038) ..........................    87,946,225
                                                                     -----------
 Preferred Stocks--0.6% (a)
   Germany--0.5%
     1,024 Henkel KGaA ...........................................        88,618
    21,766 ProsiebenSat.1 Media AG ...............................       375,414
       591 Rhoen-Klinikum AG .....................................        39,380
                                                                     -----------
                                                                         503,412
                                                                     -----------
   Poland--0.1%
     6,301 Sniezka SA ............................................        52,091
                                                                     -----------
 Total Preferred Stocks (cost $557,309) ..........................       555,503
                                                                     -----------
Warrants--1.7% (a)
  India--0.3%
    48,819 Calyon Financial Products Ltd., /
            Bharti Televentures, 12/17/09 ........................       232,031
     7,756 Merrill Lynch Intl & Co., / Bharti
            Televentures, 04/03/06, 144A .........................        36,863
                                                                     -----------
                                                                         268,894
                                                                     -----------
  Russia--1.4%
     2,046 UBS AG,/Sberbank RF, 01/26/06,
            144A, ................................................     1,336,038
                                                                     -----------
Total Warrants (cost $1,411,519) .................................     1,604,932
                                                                     -----------
Investment Companies--0.5% (a)
  Australia--0.4%
    92,828 Macquarie Airports ....................................       244,216
    46,996 Macquarie Infrastructure Assets
            Trust, "B" shares ....................................       134,300
                                                                     -----------
                                                                         378,516
                                                                     -----------
  Romania--0.1%
    71,000 SIF 1 Banat Crisana Arad ..............................        29,868
    77,000 SIF 2 Moldova Bacau ...................................        28,704
    29,000 SIF 3 Transilvania Brasov .............................        13,432
    53,500 SIF 4 Muntenia Bucuresti* .............................        15,256
    41,000 SIF 5 Oltenia Craiova .................................        18,238
                                                                     -----------
                                                                         105,498
                                                                     -----------
Total Investment Companies (cost $465,339) .......................       484,014
                                                                     -----------
Government Issued Securities--0.2% (a) (b)
  Bulgaria--0.0%
    20,144 Republic of Bulgaria/Bulgaria
            Compensation Notes ...................................         9,113
    13,665 Republic of Bulgaria/Bulgaria
            Housing Notes ........................................         6,120
    20,024 Republic of Bulgaria/Bulgaria
            Registered Compensation
            Vouchers .............................................         9,047
                                                                     -----------
                                                                          24,280
                                                                     -----------

Principal
  Amount                                                                   Value
---------                                                                  -----
  Venezuela--0.2%
  $153,000 Republic of Venezuela,
            9.0%, 9/15/24 ........................................       150,782
                                                                         -------
Total Government Issued Securities
 (cost $181,732) .................................................       175,062
                                                                     ------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

                                                                        Value
                                                                        -----
Total Investment Portfolio excluding repurchase
 agreement (cost $83,166,937) ....................................   $90,765,736
                                                                     -----------
Repurchase Agreement--1.4% (a)
Repurchase Agreement with State Street Bank and
Trust Company, dated April 29, 2005 @ 2.72% to
be repurchased at $1,370,311 on May 2, 2005,
collateralized by $1,320,000 United States
Treasury Notes, 7.0% due July 15, 2006, (market
value $1,400,893 including interest)
(cost $1,370,000) ................................................     1,370,000
                                                                     -----------
Total Investment Portfolio
 (cost $84,536,937) (c), 93.6% (a) ...............................    92,135,736
Other Assets and Liabilities, net, 6.4% (a) ......................     6,296,221
                                                                     -----------
Net Assets, 100.0% ...............................................   $98,431,957
                                                                     ===========

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b)  U.S. dollar denominated.
(c) The aggregate identified cost for federal income tax purposes is the same. Market value includes net unrealized appreciation of $7,598,799 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $9,986,194 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $2,387,395.

ADR--American Depository Receipt.
GDR--Global Depository Receipt.
SDR--Swedish Depository Receipt.

Open Forward Foreign Currency Contracts

                                                 Unrealized
   Contract              In         Delivery    Appreciation
  To Deliver        Exchange For      Date     (Depreciation)
  ----------        ------------    --------   --------------
USD 73,044        GBP      38,293   05/04/05      $    160
TRY 778,768       USD     549,900   06/24/05           141
CZK 6,510,167     USD     282,400   06/27/05         6,253
PLN 1,753,600     USD     548,000   06/27/05        20,300
TRY 655,246       USD     466,500   06/27/05         4,433
HUF 52,716,164    USD     273,900   06/29/05         6,142
USD 677,438       TRY     942,195   06/30/05       (13,729)
TRY 1,411,006     USD     981,500   06/30/05       (12,454)
HUF 50,722,740    USD     261,000   07/08/05         3,618
PLN 799,651       USD     248,000   07/08/05         7,517
HUF 128,551,694   USD     663,700   07/21/05        12,284
PLN 6,965,277     USD   2,146,300   07/21/05        53,114
CZK 12,175,000    USD     542,558   08/31/05        24,643
TRY 472,152       USD     326,000   10/07/05         4,526
CZK 1,249,225     USD      54,000   10/11/05           751
TRY 2,001,917     USD   1,371,700   10/20/05        14,706
USD 389,477       CZK   9,027,681   10/21/05        (4,478)
CZK 18,255,072    USD     792,100   10/21/05        13,585
                                                  --------
Net Unrealized Appreciation                       $141,512
                                                  ========

----------
CZK--Czech Koruna
GBP--Great Britain Pound
HUF--Hungarian Forint
PLN--Polish Zloty
TRY--New Turkish Lira
USD--United States Dollar

Beginning with the International Equity Fund's fiscal quarter ended July 31, 2004, the Trust began filing its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

                                                                        % of Net
Industry Diversification                                     Value       Assets
------------------------                                  -----------   --------
   Advertising ........................................   $   426,890      0.4%
   Aerospace/Defense ..................................       196,698      0.2%
   Agriculture ........................................     1,600,185      1.6%
   Apparel ............................................       420,458      0.4%
   Auto Manufacturers .................................     2,161,311      2.2%
   Auto Parts & Equipment .............................       962,222      1.0%
   Banks ..............................................    23,178,151     23.5%
   Beverages ..........................................     1,891,618      1.9%
   Building Materials .................................     1,505,700      1.5%
   Chemicals ..........................................       848,921      0.9%
   Commercial Services ................................       859,403      0.9%
   Computers ..........................................       197,553      0.2%
   Cosmetics/Personal Care ............................       848,329      0.9%
   Distribution/Wholesale .............................        56,978      0.1%
   Diversified Manufacturer ...........................       759,094      0.8%
   Electric ...........................................     2,173,994      2.2%
   Electrical Components & Equipment ..................     1,065,153      1.1%
   Electronics ........................................       369,392      0.4%
   Engineering & Construction .........................     3,460,204      3.5%
   Entertainment ......................................       147,540      0.1%
   Environmental Control ..............................        60,482      0.1%
   Financial Services .................................     4,346,388      4.4%
   Food ...............................................     4,104,241      4.2%
   Food Service .......................................       129,706      0.1%
   Forest Products & Paper ............................       304,897      0.3%
   Gas ................................................        40,265      0.0%
   Government Obligations & Agencies ..................       175,062      0.2%
   Hand/Machine Tools .................................       277,946      0.3%
   Healthcare Products ................................       802,418      0.8%
   Healthcare Services ................................       279,671      0.3%
   Home Builders ......................................        45,961      0.0%
   Home Furnishings ...................................     1,189,200      1.2%
   Household Products .................................       679,512      0.7%
   Insurance ..........................................     2,179,851      2.2%
   Internet ...........................................        28,869      0.0%
   Investment Companies ...............................       484,014      0.5%
   Leisure Time .......................................       106,747      0.1%
   Lodging ............................................        96,544      0.1%
   Machinery ..........................................       347,335      0.4%
   Mining .............................................     3,439,265      3.5%
   Miscellaneous Manufacturer .........................       207,107      0.2%
   Multimedia .........................................       925,462      0.9%
   Office/Business Equipment ..........................       682,536      0.7%
   Oil & Gas ..........................................     9,677,210      9.8%
   Oil & Gas Services .................................       226,056      0.2%
   Packaging & Containers .............................        45,644      0.0%
   Pharmaceuticals ....................................     5,574,937      5.7%
   Printing & Publishing ..............................       248,784      0.3%
   Real Estate ........................................       379,196      0.4%
   REITS ..............................................        65,570      0.1%
   Retail .............................................     1,248,824      1.3%
   Telecommunications .................................     6,321,969      6.4%
   Television, Cable & Radio ..........................     1,376,271      1.4%
   Textiles ...........................................       233,517      0.2%
   Transportation .....................................       858,855      0.9%
   Water ..............................................       445,630      0.5%
                                                          -----------     ----
Total Investments .....................................   $90,765,736     92.2%
                                                          ===========     ====

    The accompanying notes are an integral part of the financial statements.

                                                                    May 23, 2005

Dear Valued Shareholders:

For the six-month period ended April 30, 2005, the Heritage Series Trust-Mid Cap Stock Fund (the "Fund")/(a)/ Class A shares returned/(b)/ +2.28%, trailing the S&P Midcap 400 Index (the "S&P 400 Index" or "Index")/(c)/, the Fund's benchmark index, which was up +5.74% during the same reporting period. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please remember past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

When we have mediocre performance such as we have had in the past six months, we often ask ourselves whether it is due to systematic factors or errors that we have made. For the past six-month period, this question is difficult for us to answer. There has been a marked preference for larger mid-cap stocks, with mid-cap indices outperforming smaller cap indices by as much as 7% for the six-month period ended April 30, 2005. Fortunately, our recent increase in market capitalization in the Fund puts us in the same general size range as the major mid-cap indices. So size does not appear to explain any big performance shortfall. The market has shown a preference for value stocks with commodities, utilities and REITS being relative winners, and the relevant value indices outperforming the growth indices by 4% to 5% for the six-month period ended April 30, 2005. Since we are not generally active in these above mentioned industries and our valuation work indicates that many of these sectors are overvalued, the small hit to performance we experienced from being absent in these areas and having a slight growth tilt does not bother us. We think that the current market environment is difficult for active managers in that, except for a few defensive areas (REITS, utilities), valuation disparities between sectors are few and far between. Yes, we have made mistakes and some are outlined below, but we continue to believe that the most exploitable anomalies are hard to find. The largest exploitable anomaly lines up with our current style: stable, free high cash flow growth stocks. In a rush to garner operating leverage that comes with an economic recovery, investors have, to some extent, ignored the cash flow generation of these companies.

Top contributing sectors for the period included health care, telecommunication services and industrials. The health care sector was a significant source of positive contribution to returns for both the Fund and the Index. We benefited from being slightly overweight to the Index and having strong stock selection in health care equipment and supplies. Our top performing stocks in the industry included Edwards Lifesciences, ResMed and Beckman Coulter. In telecommunication services, we benefited from strong stock selection in the wireless space, including Western Wireless, Nextel Partners and NII Holdings. The Fund also benefited from strong stock selection within the industrials sector, particularly Republic Services, Ametek and HNI Corp.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the Fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of Fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

From a sector standpoint, meaningful detractors during the period were energy and consumer discretionary. Due to the continued strength in oil prices throughout the reporting period, energy was one of the top contributing sectors in the S&P 400 Index, and our slight underweight to the Index hurt relative performance. Additionally, as we own higher quality names less leveraged to energy prices, the returns of each of our holdings lagged the average energy stock in the benchmark. Nevertheless, the sector did provide positive absolute performance and we were pleased by the returns of several of our energy holdings, particularly Newfield Exploration, XTO and Unit. In the consumer discretionary sector, our overweight and underperformance of the hotels and leisure group caused some of our lag, with disappointing returns from International Game Technology and Royal Caribbean. In addition, the Fund was underweight and underperformed in household durables. Our lone holding in the space, Mohawk Industries, had negative returns during the period. Our relative performance also suffered from a lack of exposure to the utilities sector. Utilities constituted approximately 6.9% of the S&P 400 Index, with returns that outpaced the Index.

The Fund's worst performing stocks during the reporting period included Tektronix, Intuit and Ambac Financial. Tektronix makes and services test, measurement and monitoring solutions. Higher research and development expenses have temporarily constrained near-term operating margins. While the demand climate has slowed, we believe the company's core businesses are in good shape and its growth rate should be sustained by its communications test segment. Intuit Inc. provides small-business tax preparation and personal finance software products and services. Early in the tax season, the company released disappointing shipment data. We became concerned as historical growth drivers have begun to slow as top products, like Quicken, have matured. We sold the stock. Ambac Financial Group provides financial guarantee products and other financial services to clients in both the public and private sectors. Company management significantly lowered its revenue growth forecast due to declining international transactions and increasing competition. We believe Ambac's ability to boost margins through high-value transactions will allow the company to maintain its industry leading return on equity.

Top contributing stocks for the six-months ended April 30, 2005 included Edwards Lifesciences, Western Wireless and Advance Auto Parts. Edwards Lifesciences is a global provider of products and technologies that are designed to treat advanced cardiovascular disease. Edwards' increased focus on efficiency and higher-margin products has driven gross margin improvement. The company has strong operating cash flow, and it is improving its balance sheet. Western Wireless Corp. provides rural wireless communications services in the U.S. We believe rural markets provide growth opportunities greater than those that exist in more densely populated urban areas because these markets typically have lower current penetration rates and less competition. We purchased the stock with the thesis that it is a likely takeover candidate due to its attractive growth prospects. In January, our thesis proved correct when Alltel announced it would be acquiring Western Wireless. Following the news and the accompanying rise in the company's stock price, we sold our position. Advance Auto Parts primarily operates in the U.S. automotive aftermarket industry. The company has improved same-store sales and steadily increased revenues from its commercial business.

As a closing thought, we would like to highlight the various opportunities we see across the market cap spectrum. We continue to find somewhat better values in the larger stocks in our universe. As a consequence, the Fund's weighted-average market cap is slightly higher than that of the S&P 400 Index. While we continue to search for the best mid-cap opportunities regardless of size, a move into slightly larger mid-cap stocks may prove beneficial to shareholders in the current environment.

We would like to continue to remind you that investments in mid-cap companies generally involve greater risks than large-capitalization companies, due to their more limited managerial and financial resources. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund's portfolio. Generally, the smaller the company size, the greater these risks. In addition, the Fund invests in growth companies that entail greater risks. The prices of growth company securities may rise and fall dramatically, based in part on investors' perceptions of the company rather than on fundamental analysis of the stocks. These and other risks are more fully described in the Fund's prospectus. We strongly recommend that you review the Fund's prospectus and become aware of the risks involved with your investment. We thank you for your continued investment in the Fund and will continue to do our best for our valued shareholders.

Sincerely,


/s/ Todd L. McCallister
------------------------------------
Todd L. McCallister
Managing Director
Eagle Asset Management, Inc.
Portfolio Manager
Heritage Mid Cap Stock Fund

                    Heritage Series Trust--Mid Cap Stock Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)

Shares                                                                  Value
------                                                                  -----
Common Stocks--99.3% (a)

Advertising--1.0%
109,800 Getty Images, Inc.* ......................................   $ 7,856,190
                                                                     -----------
Analog Semiconductors--1.4%
319,500 Linear Technology Corporation ............................    11,418,930
                                                                     -----------
Biotechnology--1.8%
214,100 Charles River Laboratories International, Inc.* ..........    10,141,917
 58,400 Invitrogen Corporation* ..................................     4,278,968
                                                                     -----------
                                                                      14,420,885
                                                                     -----------
Building Materials--1.9%
345,220 Rinker Group Ltd., Sponsored ADR .........................    15,500,378
                                                                     -----------
Chemicals--2.5%
119,500 Ashland Inc ..............................................     8,035,180
257,600 Praxair, Inc .............................................    12,063,408
                                                                     -----------
                                                                      20,098,588
                                                                     -----------
Commercial Services--5.4%
 62,100 Corporate Executive Board Company ........................     4,081,833
359,300 Education Management Corporation* ........................    10,060,400
260,700 Equifax, Inc .............................................     8,772,555
390,600 Interactive Data Corporation* ............................     7,831,530
319,400 Manpower Inc .............................................    12,312,870
                                                                     -----------
                                                                      43,059,188
                                                                     -----------
Computers--2.5%
254,900 DST Systems, Inc.* .......................................    11,572,460
212,400 Kronos Inc.* .............................................     8,294,220
                                                                     -----------
                                                                      19,866,680
                                                                     -----------
Cosmetics/Personal Care--2.6%
219,300 Alberto-Culver Company ...................................     9,758,850
284,700 The Estee Lauder Companies Inc., Class "A" ...............    10,935,327
                                                                     -----------
                                                                      20,694,177
                                                                     -----------
Distribution/Wholesale--1.0%
146,400 CDW Corporation ..........................................     8,006,616
                                                                     -----------
Diversified Manufacturer--3.0%
314,600 Danaher Corporation ......................................    15,928,198
108,100 ESCO Technologies Inc.* ..................................     7,925,892
                                                                     -----------
                                                                      23,854,090
                                                                     -----------

Electrical Components & Equipment--2.2%
464,600 AMETEK, Inc. .............................................    17,594,402
                                                                     -----------
Electronics--3.8%
508,000 Amphenol Corporation,
         Class "A" ...............................................    20,035,520
360,300 Tektronix, Inc. ..........................................     7,804,098
290,200 Vishay Intertechnology, Inc.* ............................     3,102,238
                                                                     -----------
                                                                      30,941,856
                                                                     -----------
Engineering & Construction--1.4%
487,000 Chicago Bridge & Iron Company N.V ........................    10,899,060
                                                                     -----------
Entertainment--3.3%
325,215 DreamWorks Animation SKG, Inc.* ..........................    12,195,562
593,000 GTECH Holdings Corporation ...............................    14,510,710
                                                                     -----------
                                                                      26,706,272
                                                                     -----------
Environmental Control--2.2%
518,900 Republic Services, Inc. ..................................    17,953,940
                                                                     -----------
Financial Services--3.9%
181,900 Affiliated Managers Group, Inc.* .........................    11,374,207
 54,010 BlackRock, Inc. ..........................................     4,048,590
 57,900 Chicago Mercantile Exchange Holdings Inc. ................    11,320,608
179,400 Eaton Vance Corporation ..................................     4,203,342
                                                                     -----------
                                                                      30,946,747
                                                                     -----------
Forest Products & Paper--1.4%
366,600 Neenah Paper, Inc. .......................................    11,030,994
                                                                     -----------
Healthcare Products--9.1%
121,900 Beckman Coulter, Inc. ....................................     8,131,949
191,100 C.R. Bard, Inc. ..........................................    13,600,587
140,300 Dade Behring Holdings, Inc. ..............................     8,652,301
191,300 Edwards Lifesciences Corporation* ........................     8,424,852
 98,400 Kinetic Concepts, Inc.* ..................................     6,046,680
178,700 ResMed Inc.* .............................................    11,097,270
141,400 Respironics, Inc.* .......................................     8,935,066
239,100 Varian Medical Systems, Inc.* ............................     8,067,234
                                                                     -----------
                                                                      72,955,939
                                                                     -----------
Healthcare Services--2.3%
118,500 Coventry Health Care, Inc.* ..............................     8,108,955
249,300 Lincare Holdings Inc.* ...................................    10,640,124
                                                                     -----------
                                                                      18,749,079
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Mid Cap Stock Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                                  -----
Common Stocks (continued)
  Household Products--1.0%
  116,345 The Scotts Miracle-Gro Company, Class "A"* ...........    $  8,423,378
                                                                    ------------

  Insurance--7.5%
  207,300 AMBAC Financial Group, Inc. ..........................      13,858,005
  219,800 Brown & Brown, Inc. ..................................       9,616,250
   32,200 Markel Corporation* ..................................      11,047,820
  411,600 Primus Guaranty, Ltd.* ...............................       4,692,240
  240,300 Protective Life Corporation ..........................       9,189,072
  175,500 RenaissanceRe Holdings Ltd. ..........................       7,857,135
   47,700 Stancorp Financial Group, Inc. .......................       3,650,004
                                                                    ------------
                                                                      59,910,526
                                                                    ------------

  Leisure Time--1.4%
  274,500 Royal Caribbean Cruises Ltd. .........................      11,534,490
                                                                    ------------

  Lodging--1.7%
  247,400 Gaylord Entertainment Company* .......................       9,896,000
   64,800 Kerzner International Ltd.* ..........................       3,569,832
                                                                    ------------
                                                                      13,465,832
                                                                    ------------

  Logic Semiconductors--1.6%
  446,900 Microchip Technology Inc. ............................      12,727,712
                                                                    ------------

  Machinery--2.4%
  219,100 IDEX Corporation .....................................       8,161,475
  231,900 Zebra Technologies Corporation, Class "A"* ...........      11,075,544
                                                                    ------------
                                                                      19,237,019
                                                                    ------------

  Memory & Commodity Semiconductors--0.5%
   93,200 International Rectifier Corporation* .................       3,964,728
                                                                    ------------

  Office Furnishings--1.1%
  173,200 HNI Corporation ......................................       8,774,312
                                                                    ------------

  Oil & Gas--2.4%
  142,300 Newfield Exploration Company* ........................      10,107,569
  142,900 Noble Energy, Inc. ...................................       9,162,748
                                                                    ------------
                                                                      19,270,317
                                                                    ------------
  Oil & Gas Services--1.9%
  492,900 FMC Technologies, Inc.* ..............................      14,949,657
                                                                    ------------
  Pharmaceuticals--1.3%
  317,000 Hospira, Inc.* .......................................      10,635,350
                                                                    ------------
  Pipelines--0.5%
    116,600 Western Gas Resources, Inc. ........................       3,895,606
                                                                    ------------
  Printing & Publishing--1.3%
    459,800 Dex Media, Inc. ....................................      10,069,620
                                                                    ------------
  Retail--3.6%
    185,300 Advance Auto Parts, Inc.* ..........................       9,885,755
    203,000 Regis Corporation ..................................       7,253,190
    387,100 Tiffany & Co. ......................................      11,671,065
                                                                    ------------
                                                                      28,810,010
                                                                    ------------
  Savings & Loans--1.5%
    930,200 NewAlliance Bancshares, Inc. .......................      12,185,620
                                                                    ------------
  Software--2.7%
    567,067 Activision, Inc.* ..................................       8,199,784
     61,000 Global Payments Inc. ...............................       3,950,360
    293,500 SEI Investments Company ............................       9,629,735
                                                                    ------------
                                                                      21,779,879
                                                                    ------------
  Telecommunications--8.4%
  1,078,400 Alamosa Holdings, Inc.* ............................      14,008,416
    398,200 Amdocs Ltd.* .......................................      10,635,922
    182,000 NII Holdings, Inc.* ................................       9,112,740
    166,400 Plantronics, Inc. ..................................       5,239,936
    466,370 Scientific-Atlanta, Inc. ...........................      14,261,595
    467,000 TELUS Corporation ..................................      13,930,610
                                                                    ------------
                                                                      67,189,219
                                                                    ------------
  Television, Cable & Radio--3.0%
    302,800 Cablevision Systems Corporation, Class "A"* ........       7,857,660
    271,200 EchoStar Communications Corporation, Class "A" .....       7,851,240
    281,900 Rogers Communications Inc., Class "B" ..............       8,107,444
                                                                    ------------
                                                                      23,816,344
                                                                    ------------
  Textiles--1.1%
    118,700 Mohawk Industries, Inc.* ...........................       9,236,047
                                                                    ------------
  Transportation--1.7%
    205,200 Expeditors International of Washington, Inc. .......      10,077,372
    121,400 Norfolk Southern Corporation .......................       3,811,960
                                                                    ------------
                                                                      13,889,332
                                                                    ------------
Total Common Stocks (cost $743,766,220) ........................     796,319,009
                                                                    ------------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Mid Cap Stock Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

                                                                        Value
                                                                        -----
Repurchase Agreement--2.4% (a)
Repurchase Agreement with State Street Bank and Trust
Company, dated April 29, 2005 @ 2.72% to be repurchased at
$19,446,407 on May 2, 2005, collateralized by $19,835,000
United States Treasury Notes, 2.0% due August 31, 2005, (market
value $19,836,145 including interest) (cost $19,442,000) ......    $ 19,442,000
                                                                   ------------
Total Investment Portfolio
 (cost $763,208,220) (b), 101.7% (a) ..........................     815,761,009
Other Assets and Liabilities, net, (1.7%) (a) .................     (13,925,825)
                                                                   ------------
Net Assets, 100.0% ............................................    $801,835,184
                                                                   ============

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is the same. Market value includes net unrealized appreciation of $52,552,789 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $71,342,363 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $18,789,574.

ADR--American Depository Receipt.

Beginning with the Mid Cap Stock Fund's fiscal quarter ended July 31, 2004, the Trust began filing its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

                                                                    May 26, 2005

Dear Valued Shareholders:

We are pleased to present and discuss with you the performance of the Heritage Series Trust-Small Cap Stock Fund (the "Fund")/(a)/ for the six-month period ended April 30, 2005. During this first half of the fiscal year the Fund's Class A shares returned/(b)/ -1.89%, underperforming the Fund's benchmark index, the Russell 2000 Index/(c)/, which returned -0.15%. The Fund performed about in-line with the Russell 2000 Growth Index/(c)/, down -1.98%. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please remember past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

As a bottom-up stock picking firm, Awad Asset Management, managed by James Awad, one of the Fund's two portfolio managers, seeks to find growing companies selling at a value investor price during both the good and challenging periods. Mr. Awad attempts to participate during good periods and protect capital during difficult periods.

Eagle Asset Management and Bert Boksen, the Fund's other portfolio manager, believes the best long-term investment opportunities are those that exhibit characteristics of rapid growth at reasonable prices. Mr. Boksen believes a focused bottom-up approach to stock picking is the most consistent, repeatable long-term methodology and that there is no substitute for fundamental analysis.

During this six-month reporting period, top contributing stocks for the Fund included Aleris International, Horizon Health Corp., Patterson-UTI Energy and Respironics. Aleris International, formerly IMCO Recycling before its merger with Commonwealth Industries in December of 2004, is a recycler of aluminum and zinc. Aleris boosted profit expectations for the first quarter of 2005 due to pricing strength and expanding margins in their rolled products segment, as well as productivity initiatives associated with the merger. Aluminum and zinc's price strength continues to drive the stock's performance. Horizon Health provides behavioral health and physical rehabilitation services. Horizon is focusing on building out its core clinical expertise as an owner/operator as its primary source of future growth. Growing demand in behavioral health care and expanding mental health parity laws are offering steady demand and improving pricing. Patterson-UTI Energy provides pressure pumping services to oil and natural gas operators. Patterson continues to benefit from strength in oil prices. U.S. land drilling activity is at peak levels, and prices have firmed. Respironics, Inc. develops, manufactures and markets medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders. Sleep therapy sales growth is improving better than anticipated, and the company continues to increase gross margins. Other top contributing securities include Constellation Brands, Adesa Inc., Energy Partners Ltd. and Capital Crossing.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the Fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of Fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

Detractors from the Fund's performance included Martek Biosciences and Medicis Pharmaceuticals. Martek Biosciences develops and sells products derived from microalgae and other microbes. Martek surprised investors when it lowered its revenue guidance for the year. Several of Martek's major customers have been hoarding inventories of Martek's products and, accordingly, do not need to order as much in the second half of the year. We viewed this as a significant blunder by the company's management and sold the stock. Medicis Pharmaceuticals is a specialty pharmaceutical company that focuses primarily in developing and marketing drugs for the treatment of dermatologic conditions. The company is facing increasing competition from both generic drug manufacturers and new products. The company recently announced it will be acquiring Inamed Corp., a surgical and medical device company that develops, makes and markets products for plastic and reconstructive surgery. We believe the combined entity will likely be considered one of the most powerful global companies focused on aesthetics. Other negative contributors to the Fund's performance were Axcelis Technologies, SIRVA, CommScope, StarTek, Spartech Corp. and NCO Group.

Over the six-month period, the Fund added slightly to its position in energy and materials & processing holdings, as well as decreased its consumer discretionary and financials exposure.

We would like to remind you again that investments in small- and mid-cap companies generally involve greater risks than large-capitalization companies due to their more limited managerial and financial resources. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund's portfolio. Generally, the smaller the company size, the greater these risks. In addition, the Fund invests in growth companies that entail greater risks. The prices of growth company securities may rise and fall dramatically, based in part on investors' perceptions of the company rather than on fundamental analysis of the stocks. These and other risks are more fully described in the Fund's prospectus. We strongly recommend that you review the Fund's prospectus and become aware of the risks involved with your investment. We thank you for your continued investment in the Fund and will continue to do our best for our valued shareholders.

Sincerely,                              Sincerely,


/s/ Bert Boksen                         /s/ James D. Awad
-------------------------------------   ----------------------------------------
Bert Boksen                             James D. Awad
Managing Director                       Chairman
Eagle Asset Management, Inc.            Awad Asset Management, Inc.
Portfolio Co-Manager                    Portfolio Co-Manager
Heritage Small Cap Stock Fund           Heritage Small Cap Stock Fund

--------------------------------------------------------------------------------
                   Heritage Series Trust--Small Cap Stock Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                                  -----
Common Stocks--90.9% (a)
  Agriculture--1.0%
  123,800 Delta & Pine Land Company ..............................   $ 3,119,760
                                                                     -----------
  Banks--0.9%
   88,000 Capital Crossing Bank* .................................     2,845,920
                                                                     -----------
  Beverages--1.0%
   59,500 Constellation Brands, Inc.,
           Class "A"* ............................................     3,136,245
                                                                     -----------
  Biotechnology--2.8%
   10,000 Bio-Rad Laboratories, Inc.,
           Class "A"* ............................................       483,400
  147,200 Charles River Laboratories
           International, Inc.* ..................................     6,972,864
  193,900 deCODE genetics, Inc.* .................................     1,047,060
                                                                     -----------
                                                                       8,503,324
                                                                     -----------
  Building Materials--1.4%
  217,000 Lennox International Inc. ..............................     4,242,350
                                                                     -----------
  Commercial Services--5.1%
  239,900 ADESA, Inc. ............................................     5,803,181
   62,200 Corrections Corporation of
           America* ..............................................     2,354,270
  239,000 Interactive Data Corporation* ..........................     4,791,950
  136,000 NCO Group, Inc.* .......................................     2,533,680
    1,000 StarTek, Inc. ..........................................        14,550
                                                                     -----------
                                                                      15,497,631
                                                                     -----------
  Computers--1.9%
  118,062 FactSet Research Systems Inc. ..........................     3,277,401
  174,500 RadiSys Corporation* ...................................     2,443,000
                                                                     -----------
                                                                       5,720,401
                                                                     -----------
  Distribution/Wholesale--2.4%
   25,000 ScanSource, Inc.* ......................................     1,156,250
   68,200 SCP Pool Corporation ...................................     2,221,956
  108,500 Tech Data Corporation* .................................     3,963,505
                                                                     -----------
                                                                       7,341,711
                                                                     -----------
  Diversified Manufacturer--3.2%
   48,500 Actuant Corporation, Class "A"* ........................     2,065,615
   66,300 Applied Films Corporation* .............................     1,585,233
  170,000 Federal Signal Corporation .............................     2,385,100
  395,000 Jacuzzi Brands, Inc.* ..................................     3,574,750
                                                                     -----------
                                                                       9,610,698
                                                                     -----------
  Electrical Components & Equipment--0.9%
  177,200 General Cable Corporation* .............................     2,152,980
   24,000 Littelfuse, Inc.* ......................................       646,560
                                                                     -----------
                                                                       2,799,540
                                                                     -----------
  Electronics--1.6%
   53,000 Benchmark Electronics, Inc.* ...........................     1,433,120
   27,400 Gentex Corporation .....................................       889,404
   42,100 OYO Geospace Corporation* ..............................       782,639
  209,300 TTM Technologies, Inc.* ................................     1,885,793
                                                                     -----------
                                                                       4,990,956
                                                                     -----------
  Energy-Alternative Sources--0.2%
   23,125 Headwaters Inc.* .......................................       739,306
                                                                     -----------
  Engineering & Construction--1.8%
  173,000 URS Corporation* .......................................     5,319,750
                                                                     -----------
  Entertainment--2.7%
  148,900 Alliance Gaming Corporation* ...........................     1,697,460
  266,900 Lions Gate Entertainment
           Corporation* ..........................................     2,578,254
   62,800 Nevada Gold & Casinos, Inc.* ...........................       784,372
  127,100 Shuffle Master, Inc.* ..................................     3,201,649
                                                                     -----------
                                                                       8,261,735
                                                                     -----------
  Environmental Control--3.9%
  203,300 Aleris International Inc.,* ............................     4,362,818
  124,705 Duratek, Inc.* .........................................     2,889,415
  132,462 Waste Connections Inc.* ................................     4,665,312
                                                                     -----------
                                                                      11,917,545
                                                                     -----------
  Healthcare Products--5.5%
  186,850 American Medical Systems Holdings,
           Inc.* .................................................     3,262,401
   42,400 Arrow International, Inc. ..............................     1,405,136
   63,200 DJ Orthopedics, Inc.* ..................................     1,589,480
   42,500 INAMED Corporation* ....................................     2,585,700
   67,400 Respironics, Inc.* .....................................     4,259,006
   46,200 The Cooper Companies, Inc. .............................     3,120,810
   25,300 Thoratec Corporation* ..................................       327,635
                                                                     -----------
                                                                      16,550,168
                                                                     -----------
  Healthcare Services--2.3%
   72,600 American Healthways, Inc.* .............................     2,711,610
   47,100 Centene Corporation* ...................................     1,311,735
   70,800 Horizon Health Corporation* ............................     2,901,384
                                                                     -----------
                                                                       6,924,729
                                                                     -----------
  Home Builders--0.9%
  284,000 Champion Enterprises, Inc.* ............................     2,680,960
                                                                     -----------
  Home Furnishings--2.5%
  173,200 Tempur-Pedic International Inc.* .......................     3,306,388
  266,425 Universal Electronics, Inc.* ...........................     4,366,706
                                                                     -----------
                                                                       7,673,094
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust--Small Cap Stock Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                                  -----
Common Stocks (continued)
  Insurance--3.6%
   37,200 Philadelphia Consolidated Holding
           Corporation* ..........................................   $ 2,790,000
   62,715 Primus Guaranty, Ltd.* .................................       714,951
  428,000 Quanta Capital Holdings Ltd.* ..........................     3,424,000
  114,500 The PMI Group, Inc. ....................................     4,025,820
                                                                     -----------
                                                                      10,954,771
                                                                     -----------
  Internet--1.9%
  265,000 1-800-FLOWERS.COM, Inc.* ...............................     1,775,500
   72,600 eCollege.com* ..........................................       808,764
  199,300 Internet Capital Group, Inc.* ..........................     1,098,143
   92,050 Radware Ltd.* ..........................................     2,013,134
                                                                     -----------
                                                                       5,695,541
                                                                     -----------
  Investment Companies--1.2%
  226,000 MCG Capital Corporation ................................     3,487,180
                                                                     -----------
  Leisure Time--0.0%
   20,300 Orange 21 Inc.* ........................................       129,514
                                                                     -----------
  Machinery--2.0%
  335,800 UNOVA, Inc.* ...........................................     5,963,808
                                                                     -----------
  Memory & Commodity Semiconductors--0.9%
  266,000 Integrated Device Technology,
           Inc.* .................................................     2,846,200
                                                                     -----------
  Metal Fabricate/Hardware--1.3%
   93,000 Kaydon Corporation .....................................     2,551,920
   45,875 NS Group, Inc.* ........................................     1,319,365
                                                                     -----------
                                                                       3,871,285
                                                                     -----------
  Oil & Gas--6.6%
  160,000 Comstock Resources, Inc.* ..............................     4,048,000
  120,000 Energy Partners, Ltd.* .................................     2,743,200
  236,800 Patterson-UTI Energy, Inc. .............................     5,676,096
  112,100 Swift Energy Company* ..................................     2,951,593
  117,025 Unit Corporation* ......................................     4,489,079
                                                                     -----------
                                                                      19,907,968
                                                                     -----------
  Oil & Gas Services--1.0%
   55,900 Maverick Tube Corporation* .............................     1,626,131
   54,100 Tetra Technologies, Inc.* ..............................     1,462,323
                                                                     -----------
                                                                       3,088,454
                                                                     -----------
  Pharmaceuticals--2.4%
   74,700 Dendreon Corporation* ..................................       345,114
  161,100 KV Pharmaceutical Company,
           Class "A"* ............................................     3,769,740
   49,600 Medicis Pharmaceutical,
           Class "A" .............................................     1,393,760
   84,250 NBTY, Inc.* ............................................     1,796,210
                                                                     -----------
                                                                       7,304,824
                                                                     -----------
  Printing & Publishing--1.9%
  158,200 John Wiley & Sons, Inc.,
           Class "A" .............................................     5,720,512
                                                                     -----------
  REITS--3.0%
  405,000 Aames Investment Corporation ...........................     3,422,250
  105,000 Crescent Real Estate Equities
           Company ...............................................     1,764,000
  266,500 Highland Hospitality Corporation .......................     2,795,585
   60,000 Saxon Capital, Inc. ....................................     1,032,000
                                                                     -----------
                                                                       9,013,835
                                                                     -----------
  Retail--8.1%
  136,500 Brinker International Inc.* ............................     4,613,700
  119,425 Build-A-Bear Workshop, Inc.* ...........................     3,201,784
  100,900 Cabela's Inc.* .........................................     2,010,937
   64,000 Cash America International, Inc. .......................       950,400
  100,200 CBRL Group, Inc. .......................................     3,860,706
  135,900 Genesco Inc.* ..........................................     3,496,707
  105,600 Stage Stores Inc.* .....................................     3,993,792
   85,500 United Auto Group Inc. .................................     2,423,070
                                                                     -----------
                                                                      24,551,096
                                                                     -----------
  Savings & Loans--0.8%
   26,500 BankAtlantic Bancorp, Inc. .............................       452,090
  117,000 Commercial Capital Bancorp, Inc. .......................     1,847,430
                                                                     -----------
                                                                       2,299,520
                                                                     -----------
  Semiconductor Equipment--0.7%
  345,000 Axcelis Technologies, Inc.* ............................     2,142,450
                                                                     -----------
  Software--8.6%
   89,300 Altiris, Inc.* .........................................     1,454,697
   91,950 ANSYS, Inc.* ...........................................     2,798,958
  460,600 Datastream Systems, Inc.* ..............................     2,694,510
  275,900 Dendrite International, Inc.* ..........................     4,254,378
  161,525 Eclipsys Corporation* ..................................     2,182,203
   48,100 Global Payments Inc. ...................................     3,114,956
  368,000 infoUSA Inc.* ..........................................     4,040,640
  225,000 MoneyGram International, Inc. ..........................     4,365,000
  131,075 Netsmart Technologies Inc.* ............................     1,263,563
                                                                     -----------
                                                                      26,168,905
                                                                     -----------
  Telecommunications--4.0%
   13,025 Anixter International, Inc.* ...........................       480,883

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust--Small Cap Stock Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                 Value
------                                                                 -----
Common Stocks (continued)
  Telecommunications (continued)
  182,900 C-COR Inc.* ..........................................   $  1,208,968
  350,000 CommScope, Inc.* .....................................      4,942,000
  128,700 EMS Technologies, Inc.* ..............................      1,453,023
  150,000 NetGear, Inc.* .......................................      2,419,500
  119,400 TEKELEC* .............................................      1,625,034
                                                                   ------------
                                                                     12,129,408
                                                                   ------------
  Transportation--0.9%
  149,600 OMI Corporation ......................................      2,721,224
                                                                   ------------
Total Common Stocks
(cost $239,171,354) ............................................    275,872,318
                                                                   ------------
Repurchase Agreement--9.1% (a)
Repurchase Agreement with State Street Bank
and Trust Company, dated April 29, 2005 @
2.72% to be repurchased at $27,368,202 on May
2, 2005, collateralized by $27,740,000 United
States Treasury Notes, 3.75% due March 31,
2007, (market value $27,873,353 including
interest) (cost $27,362,000) ...................................     27,362,000
                                                                   ------------
Total Investment Portfolio
 (cost $266,533,354) (b), 100.00% (a) ..........................    303,234,318
Other Assets and Liabilities, net, (0.0%) (a) ..................         (9,450)
                                                                   ------------
Net Assets, 100.0% .............................................   $303,224,868
                                                                   ============

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is the same. Market value includes net unrealized appreciation of $36,700,964 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $50,209,391 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $13,508,427.

Beginning with the Small Cap Stock Fund's fiscal quarter ended July 31, 2004, the Trust began filing its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

                                                                    May 26, 2005

Dear Valued Shareholders:

For the six-month period ended April 30, 2005, the Russell 1000 Value Index ("Value Index")/(a)/ was up +6.72%, the Standard & Poor's 500 Index ("S&P 500")/(a)/ returned +3.29%. The Heritage Series Trust-Value Equity Fund (the "Fund")/(b)/ Class A shares, with a return/(c)/ of +6.90%, outperformed both the Value Index and the broader S&P 500 Index.

The six-month period ended April 30, 2005, saw two very different markets. The markets exhibited strong performance through the end of calendar year 2004 as all market major equity indices posted strong returns. Conversely, the New Year, however, has seen a much more subdued sentiment, as most of the major indices thus far have retreated somewhat. Given the strong returns across the entire market cap and style spectrum for 2004, the retrenchment is not overly surprising. The first part of 2005 saw the equity markets react to high oil prices and the headwind of rising short-term interest rates. Throughout this six-month period, one of the few constants has been the outperformance of value stocks as large- mid- and small-cap value stocks easily outpaced their growth counterparts.

We have expressed our concerns over the last several years that investors have underestimated the potential for price increases in the oil and natural gas markets. At the beginning of 2002, oil traded at approximately $21 per barrel and many were predicting oil in the $20's for years to come. More recently the tide of opinion has changed. At the end of the first quarter of 2005, oil traded above $55 per barrel.

In our view, the oil story is straightforward-demand has been increasing at about 2% a year, and supply is having a hard time keeping up. While we expect a lot of volatility in the price of oil, we believe the days of oil in the $20's are over. The world currently consumes about 84 million barrels a day, and absent a serious world recession, this figure will continue to rise. While Saudi Arabia talks about increasing their oil output, we see little evidence that they can maintain production in excess of 9.5 million barrels a day. In fact, without significant new investment, we believe they may have a hard time maintaining current production.

The reality is that there have been no large discoveries of oil in more than 25 years. There are five oil fields that produce more than one million barrels a day and all of these were discovered more than 25 years ago. The two largest fields, Ghawar in Saudi Arabia and Cantarell in Mexico, which produce 4.5 million and 2.2 million barrels a day, respectively, are in decline. Experts predict that the Cantarell field will decline to less than 1 million barrels a day of production over the next five years. With no real substitutes for oil on the near-term horizon, consumers may unfortunately have to get used to oil at $50 per barrel. The more consumers have to pay for gasoline and other oil related products, the less they will have available for other purchases.

----------
/(a)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.
/(b)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the Fund. Read the prospectus carefully before you invest.
/(c)/ All returns include the effect of reinvesting dividends and the deduction of Fund expenses.

Given the current situation in the energy markets it is not surprising that one of the better performing sectors over the past six months was the energy sector, which makes up about 19% of the Fund's net assets. As a group these stocks returned approximately 16% over the past six months. ConocoPhilips, the Fund's largest holding in the sector, was a real standout with a return of around 25%. Even with the strong performance, ConocoPhilips trades at roughly 9 times 2005 earnings with a yield of 2.3%. The market is still valuing the large oil companies as if oil prices will stay in the low $30's for 2005 and 2006 and then falling to the high $20's further out in time. Our belief is that oil prices are likely to average closer to $40 rather than $30 over the next few years and even higher longer term. If we are right, the large integrated oil companies have 30% or more upside to reflect $40 per barrel. If we are wrong on the future course of oil prices, we see little downside. Other energy holdings that were top contributors to the Fund's performance included Devon Energy and Kerr-MeGee.

Recent additions to the portfolio's energy holdings include Apache, Encana and Burlington Resources. These are all exploration and production companies focused on finding and producing natural gas in North America. As a group, they trade at Price/Earnings ("P/E") ratios of around 10 with growth rates expected in the 8-10% range. Of course, these growth rate assumptions are tied to analyst's forecast of natural gas prices, which like oil we believe to be too low. Not only is the production of natural gas in North America likely to fall over the next several years (as it did during 2004), but demand is likely to surge if we experience a series of cold winters and hot summers.

Health care stocks, about 18% of the Fund's net assets, were a positive contributor to performance during the last calendar quarter. The holdings in the health care products and services industry were once again the leaders. The best performer was HCA Inc., a large hospital company. Hospital stocks have suffered from extremely high bad debt expenses, but it looks as though they have finally stabilized the situation. If the trend continues, it should bode well for HCA's earnings outlook over the next several quarters. Medco Health Solutions and Quest Diagnostics were also stand out performers. Health care products and services stocks represent about 7% of the Fund's net assets and have been one of the best performing industry groups over the last couple of years. Price appreciation has raised their valuation, but with earnings growth in the low to mid teens, we are inclined to continue holding them.

Pharmaceutical stocks have been a disappointment since purchase, but their fortunes may be about to change. The fallout from health risks attributed to the COX-2 inhibitor line of pain medication has weighed on the share prices of Merck and Pfizer. It looks as though the legal risks to the companies arising from class action suits will not be as severe as once thought, so part of the decline may turn out to be an overreaction. The more general issues facing all of the pharmaceutical companies are the lack of new blockbuster drugs in the near-term pipeline and the roll off of existing patents that give generic drugs the ability to take market share. These issues have crimped the near-term earnings growth of drug companies. Nonetheless, they continue to invest billions in research and development. Our view is that over the next few years, growth prospects will improve and the market will react well before the turnaround. Pfizer and Merck trade at significant discounts to the market P/E multiple, while Bristol Myers trades about even with the market. As important, the portfolio's pharmaceutical holdings have an average yield of almost 4% and should provide some downside risk characteristics in a choppy market.

Tobacco stocks, which represent approximately 15% of the Fund's net assets, also had a positive contribution to the Fund performance over the past six months. Altria Group, the portfolio's largest holding, returned better than 35%. UST Inc., the smokeless tobacco producer, returned almost 13%. There was little new news on the tobacco litigation front during the first calendar quarter, but we expect that to change in the coming months. We still expect to see Altria Group move to break up the company over the next twelve months. As the stock closes in on our target, we expect to pare back the position to keep the portfolio weight at or below current levels. The tobacco holdings have worked well for the portfolio and we would be delighted to find another industry play that offered such attractive return potential due to market overreaction to perceived risk.

Financial stocks, which represent about 29% of the Fund's net assets, suffered during the past six months as rising short-term rates caused investors to reassess the earnings outlook for these stocks. The portfolio's financial stocks declined approximately 5% on average during the six months ended April 30, 2005. Fannie Mae was the worst performer, declining more than 20% as accounting and regulatory issues continued to generate negative headlines. At current levels we see little downside in the stock, as the market value of its underlying portfolio of mortgages and other assets are worth as much as the stock. The market is currently not giving any value to Fannie Mae as an ongoing concern, which seems a huge overreaction given the primary role Fannie plays in supporting the market for home mortgages. The stocks trade at P/E multiples around 8, with growth likely to continue in the high single digit range. Freddie Mac, a mortgage product provider similar to Fannie Mae, also contributed negatively to the Fund's performance.

AIG International Group rivaled Fannie Mae for the most negative headlines over the last six months and the stock reacted similarly, posting a decline of roughly 16%. New York Attorney General, Eliot Spitzer, charged that AIG committed accounting fraud by the way it reported certain finite life insurance policies. Long-time Chairman of AIG, Hank Greenberg, was forced to resign after Spitzer told AIG's Board to fire Greenberg or face criminal charges. Having looked at the issue in great detail, we see little that changes our view of the superior long-term prospects of AIG's business.

Despite our disappointment in the accounting issues that are plaguing AIG, we believe the stock represents a good value at current prices. It trades at approximately 10 times 2005 earnings and should be able to grow earnings at better than 12% annually over the next five years because of its focus on providing insurance products in fast-growing foreign markets.

While we would not be surprised to see the market trade sideways for the near-term, we believe the portfolio can continue to gain ground in this environment. We have positioned the portfolio in sectors whose earnings growth is less dependent on strong economic growth than the market as a whole. As important, we believe the individual stocks held in the portfolio are extremely cheap relative to the market. Consequently, we believe that as the earning growth we expect materializes, we will see continued appreciation even if the market languishes. Our low P/E value approach, which focuses on companies with long-term earnings growth and above market dividend yields, has proven over time to offer better risk-adjusted returns than the market. Given the current market environment, we believe our value approach will continue to offer superior returns. With that being said, a word of caution is also warranted. The Fund invests in value stocks that are subject to the risk that their intrinsic value may never be realized by the market or that their prices may go down. While the Fund's investments in value stocks may limit its downside risk over time, the Fund may produce more modest gains than riskier stock funds as a trade-off for this potentially lower risk. These and other risks are more fully described in the Fund's prospectus. We thank you for your support and look forward to reporting to you in the years to come.

Sincerely,


/s/ David Dreman
-------------------------------------
David Dreman
Chairman and Chief Investment Officer
Dreman Value Management, LLC
Portfolio Manager
Heritage Value Equity Fund

--------------------------------------------------------------------------------
                    Heritage Series Trust--Value Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks--91.8% (a)
  Agriculture--14.6%
  44,500 Altria Group, Inc .......................................   $ 2,892,053
   3,300 Imperial Tobacco Group PLC., Sponsored ADR ..............       191,433
  11,600 Universal Corporation ...................................       529,540
  34,750 UST, Inc ................................................     1,591,550
                                                                     -----------
                                                                       5,204,576
                                                                     -----------
  Auto Manufacturers--0.4%
  15,500 Ford Motor Company ......................................       141,205
                                                                     -----------
  Banks--7.0%
  25,860 Bank of America Corporation .............................     1,164,734
  13,500 KeyCorp .................................................       447,660
   5,400 The PNC Financial Services Group, Inc ...................       287,442
  11,300 U.S. Bancorp ............................................       315,270
   5,500 Wachovia Corporation ....................................       281,490
                                                                     -----------
                                                                       2,496,596
                                                                     -----------
  Computers--2.2%
  40,225 Electronic Data Systems Corporation .....................       778,354
                                                                     -----------
  Diversified Manufacturer--2.7%
  14,100 General Electric Company ................................       510,420
  14,500 Tyco International Ltd ..................................       453,995
                                                                     -----------
                                                                         964,415
                                                                     -----------
  Financial Services--12.3%
  15,650 CIT Group Inc ...........................................       630,382
   2,300 Citigroup Inc ...........................................       108,008
  25,400 Fannie Mae ..............................................     1,370,330
  36,800 Freddie Mac .............................................     2,263,936
      55 Piper Jaffray Companies* ................................         1,521
                                                                     -----------
                                                                       4,374,177
                                                                     -----------
  Food--0.3%
   5,700 Safeway Inc.* ...........................................       121,353
                                                                     -----------
  Healthcare Products--0.8%
   4,825 Becton, Dickinson and Company ...........................       282,359
                                                                     -----------
  Healthcare Services--6.2%
  13,000 HCA Inc .................................................       725,920
  15,080 Laboratory Corporation of America Holdings* .............       746,460
   6,940 Quest Diagnostics Inc ...................................       734,252
                                                                     -----------
                                                                       2,206,632
                                                                     -----------
  Insurance--2.3%
  14,400 American International Group, Inc. ......................       732,240
   3,100 The St. Paul Travelers Companies, Inc ...................       110,980
                                                                     -----------
                                                                         843,220
                                                                     -----------
  Oil & Gas--18.1%
   1,100 Anadarko Petroleum Corporation ..........................        80,344
   6,300 Apache Corporation ......................................       354,627
   5,400 Burlington Resources, Inc. ..............................       262,494
  24,500 ChevronTexaco Corporation ...............................     1,274,000
  20,323 ConocoPhillips ..........................................     2,130,867
  22,200 Devon Energy Corporation ................................     1,002,774
   1,400 EnCana Corporation ......................................        89,404
   7,150 Kerr-McGee Corporation ..................................       554,840
   6,400 Occidental Petroleum Corporation ........................       441,600
   4,100 Pioneer Natural Resources Company .......................       166,706
   2,400 Pogo Producing Company ..................................       108,024
     200 Transocean Inc.* ........................................         9,274
                                                                     -----------
                                                                       6,474,954
                                                                     -----------
  Pharmaceuticals--11.0%
   9,500 AmerisourceBergen Corporation ...........................       582,160
  35,395 Bristol-Myers Squibb Company ............................       920,270
   5,200 Cardinal Health, Inc. ...................................       288,964
  13,763 Medco Health Solutions, Inc.* ...........................       701,500
  13,825 Merck & Company, Inc. ...................................       468,668
  26,905 Pfizer, Inc. ............................................       731,009
   3,135 Schering-Plough Corporation .............................        65,427
   3,325 Wyeth ...................................................       149,426
                                                                     -----------
                                                                       3,907,424
                                                                     -----------
  Pipelines--0.8%
  28,600 El Paso Corporation .....................................       285,714
                                                                     -----------
  Retail--6.1%
   1,150 Best Buy Company, Inc. ..................................        57,891
  26,850 Borders Group, Inc. .....................................       649,502
   8,700 Federated Department Stores, Inc. .......................       500,250
  15,600 Home Depot, Inc. ........................................       551,772
  22,050 Staples, Inc. ...........................................       420,494
                                                                     -----------
                                                                       2,179,909
                                                                     -----------
  Savings & Loans--7.0%
  26,800 Sovereign Bancorp Inc. ..................................       551,276
  46,800 Washington Mutual, Inc. .................................     1,933,776
                                                                     -----------
                                                                       2,485,052
                                                                     -----------
Total Common Stocks (cost $26,416,134) ...........................    32,745,940
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Value Equity Fund
                              Investment Portfolio
                                 April 30, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

                                                                        Value
                                                                     -----------
Repurchase Agreement--7.9% (a)
Repurchase Agreement with State Street Bank and
Trust Company, dated April 29, 2005 @ 2.72% to
be repurchased at $2,803,635 on May 2, 2005,
collateralized by $2,860,000 United States
Treasury Notes, 2.0% due August 31, 2005,
(market value $2,860,165 including interest)
(cost $2,803,000) ................................................   $ 2,803,000
                                                                     -----------
Total Investment Portfolio
 (cost $29,219,134) (b), 99.7% (a) ...............................    35,548,940
Other Assets and Liabilities, net, 0.3% (a) ......................       105,925
                                                                     -----------
Net Assets, 100.0% ...............................................   $35,654,865
                                                                     ===========

--------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is the same. Market value includes net unrealized appreciation of $6,329,806 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $7,290,501 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $960,695.

ADR--American Depository Receipt.

Open Futures Contracts

Number of                   Expiration    Unrealized
Contracts   Contract Type      Date      Depreciation
---------   -------------   ----------   ------------
    8       S&P 500 Index     Jun-05      ($139,506)

Beginning with the Value Equity Fund's fiscal quarter ended July 31, 2004, the Trust began filing its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Sector Allocation (% of net assets)
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Diversified Growth Fund

                                     [CHART]

                                    Pie chart

Technology               22%
Consumer, Non-cyclical   21%
Consumer, Cyclical       20%
Communications           15%
Energy                    7%
Industrial                4%
Financial                 4%
Cash/Other                7%

Growth Equity Fund

                                     [CHART]

                                    Pie chart

Consumer, Non-cyclical   25%
Technology               25%
Consumer, Cyclical       14%
Communications           14%
Industrial               10%
Financial                 9%
Energy                    3%

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Sector Allocation (% of net assets)
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

                           International Equity Fund

                                     [CHART]

                                    Pie chart

Cash/Other                8%
Financial                29%
Consumer, Non-cyclical   17%
Energy                   10%
Communications            9%
Industrial                9%
Consumer, Cyclical        7%
Basic Materials           5%
Other Sectors             6%

                               Mid Cap Stock Fund

                                     [CHART]

                                    Pie chart

Consumer, Non-cyclical   22%
Industrial               19%
Communications           14%
Consumer, Cyclical       13%
Financial                13%
Technology               10%
Energy                    5%
Basic Materials           4%

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Sector Allocation (% of net assets)
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

                              Small Cap Stock Fund

                                     [CHART]

                                    Pie chart

Consumer, Non-cyclical   17%
Industrial               17%
Consumer, Cyclical       17%
Technology               15%
Financial                 9%
Communications            8%
Energy                    8%
Cash/Other                9%

                                Value Equity Fund

                                     [CHART]

                                    Pie chart

Consumer, Non-cyclical   33%
Financial                29%
Energy                   19%
Consumer, Cyclical        7%
Other Sectors             5%
Cash/Other                7%

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Understanding Your Fund's Expenses
                                   (unaudited)
--------------------------------------------------------------------------------

Understanding Your Fund's Expenses

     As a mutual fund investor, you pay ongoing expenses, such as management fees, distribution fees and other expenses. Using the tables below, you can estimate how these expenses affect your investment and compare them with the expenses of other funds. Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect one-time transaction expenses, such as sales charges (loads) or redemption fees. Therefore, if these transactional costs were included, your costs would have been higher. For more information, see the Trust's prospectus or talk to your financial advisor.

Review Your Fund's Actual Expenses

     The table below shows the actual expenses you would have paid on a $1,000 investment in Heritage Series Trust on November 1, 2004 and held through April 30, 2005. It also shows how much a $1,000 investment would be worth at the close of the period, assuming actual returns after ongoing expenses. This table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

                                  Beginning       Ending Account
                                 Account Value        Value         Expenses Paid
Actual                         November 1, 2004   April 30, 2005   During Period*
------                         ----------------   --------------   --------------
Diversified Growth Fund
Class A ....................        $1,000            $1,023           $ 6.87
Class B ....................        $1,000            $1,019           $10.61
Class C ....................        $1,000            $1,019           $10.61

Growth Equity Fund
Class A ....................        $1,000            $  996           $ 6.68
Class B ....................        $1,000            $  992           $10.37
Class C ....................        $1,000            $  992           $10.37

International Equity Fund
Class A ....................        $1,000            $1,092           $ 9.23
Class B ....................        $1,000            $1,088           $13.10
Class C ....................        $1,000            $1,088           $13.10

Mid Cap Stock Fund
Class A ....................        $1,000            $1,023           $ 5.82
Class B ....................        $1,000            $1,019           $ 9.56
Class C ....................        $1,000            $1,019           $ 9.56

Small Cap Stock Fund
Class A ....................        $1,000            $  981           $ 6.69
Class B ....................        $1,000            $  977           $10.05
Class C ....................        $1,000            $  977           $10.05

Value Equity Fund
Class A ....................        $1,000            $1,069           $ 7.44
Class B ....................        $1,000            $1,065           $11.26
Class C ....................        $1,000            $1,065           $11.27

*    See the following page for expense calculation.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Understanding Your Fund's Expenses
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Hypothetical Example for Comparison Purposes

     All mutual funds now follow guidelines to assist shareholders in comparing expenses between different funds. Per these guidelines, the table below shows each fund's expenses based on a $1,000 investment, assuming a hypothetical 5% annualized return before ongoing expenses invested at the beginning of the period and held for the entire period. Please note that you should not use this information to estimate your actual ending account balance and expenses paid during the period. You can use this information to compare the ongoing expenses (but not transaction expenses or total costs) of investing in the funds with those of other funds. All mutual fund shareholder reports will provide this information to help you make this comparison.

                                  Beginning       Ending Account
                                 Account Value        Value         Expenses Paid
Hypothetical                   November 1, 2004   April 30, 2005   During Period*
------------                   ----------------   --------------   --------------
Diversified Growth Fund
Class A ....................        $1,000            $1,018           $ 6.85
Class B ....................        $1,000            $1,014           $10.59
Class C ....................        $1,000            $1,014           $10.59

Growth Equity Fund
Class A ....................        $1,000            $1,018           $ 6.76
Class B ....................        $1,000            $1,014           $10.49
Class C ....................        $1,000            $1,014           $10.49

International Equity Fund
Class A ....................        $1,000            $1,016           $ 8.90
Class B ....................        $1,000            $1,012           $12.62
Class C ....................        $1,000            $1,012           $12.62

Mid Cap Stock Fund
Class A ....................        $1,000            $1,019           $ 5.81
Class B ....................        $1,000            $1,015           $ 9.54
Class C ....................        $1,000            $1,015           $ 9.54

Small Cap Stock Fund
Class A ....................        $1,000            $1,018           $ 6.51
Class B ....................        $1,000            $1,015           $10.24
Class C ....................        $1,000            $1,015           $10.24

Value Equity Fund
Class A ....................        $1,000            $1,018           $ 7.25
Class B ....................        $1,000            $1,014           $10.99
Class C ....................        $1,000            $1,014           $10.99

----------
* Expenses for the Series Trust are calculated using each funds' annualized expense ratios for Class A, Class B and Class C shares, multiplied by the average account value for the period, then multiplying the result by the actual number of days in the period (181); and then dividing that result by the actual number of days in the fiscal year (365). Annualized expense ratios used for each Fund are as follows:

                                                     Class A   Class B   Class C
                                                     -------   -------   -------
Diversified Growth Fund ..........................    1.37%     2.12%     2.12%
Growth Equity Fund ...............................    1.35%     2.10%     2.10%
International Equity Fund ........................    1.78%     2.53%     2.53%
Mid Cap Stock Fund ...............................    1.16%     1.91%     1.91%
Small Cap Stock Fund .............................    1.30%     2.05%     2.05%
Value Equity Fund ................................    1.45%     2.20%     2.20%

--------------------------------------------------------------------------------
                              Heritage Series Trust
                      Statements of Assets and Liabilities
                                 April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

                                                                                             Diversified
                                                                                               Growth          Growth
                                                                                                Fund        Equity Fund
                                                                                            ------------   -------------
Assets
Investments, at value (identified cost $152,039,410, $135,765,276 and $83,166,937,
 respectively) ..........................................................................   $175,396,127   $ 136,812,301
Repurchase agreement, at market value (identified cost is the same as value) ............      8,286,000         359,000
Cash ....................................................................................             86             944
Foreign currency (cost $5,391,960) ......................................................             --              --
Receivables:
  Investments sold ......................................................................      5,575,131       3,209,432
  Fund shares sold ......................................................................      1,203,639          33,612
  Dividends and interest ................................................................          4,696          59,166
  Foreign taxes recoverable .............................................................             --              --
Unrealized appreciation of forward currency contracts ...................................             --              --
Deferred state qualification expenses ...................................................         14,634          13,955
                                                                                            ------------   -------------
    Total assets ........................................................................   $190,480,313   $ 140,488,410
                                                                                            ------------   -------------
Liabilities
Payables:
  Investments purchased .................................................................   $  1,240,507   $   2,109,641
  Fund shares redeemed ..................................................................        348,876       1,486,511
Accrued management fee ..................................................................        129,530         153,879
Accrued distribution fees ...............................................................         94,184          68,217
Accrued shareholder servicing fee .......................................................         93,765         134,302
Accrued fund accounting fee .............................................................         24,800          24,000
Other accrued expenses ..................................................................         27,341          33,087
                                                                                            ------------   -------------
    Total liabilities ...................................................................      1,959,003       4,009,637
                                                                                            ------------   -------------
Net assets, at market value .............................................................   $188,521,310   $ 136,478,773
                                                                                            ============   =============
Net Assets
Net assets consist of:
  Paid-in capital .......................................................................   $165,243,021   $ 240,295,377
  Undistributed net investment loss .....................................................     (1,117,972)       (272,326)
  Accumulated net realized gain (loss) ..................................................      1,039,544    (104,591,303)
  Net unrealized appreciation on investments and other assets and liabilities denominated
   in foreign currencies ................................................................     23,356,717       1,047,025
                                                                                            ------------   -------------
Net assets, at market value .............................................................   $188,521,310   $ 136,478,773
                                                                                            ============   =============
Net assets, at market value
  Class A shares ........................................................................   $103,733,180   $  75,426,318
  Class B shares ........................................................................     19,804,760      17,253,917
  Class C shares ........................................................................     64,983,370      43,798,538
                                                                                            ------------   -------------
    Total ...............................................................................   $188,521,310   $ 136,478,773
                                                                                            ============   =============
Shares of beneficial interest outstanding
  Class A shares ........................................................................      4,197,794       3,062,884
  Class B shares ........................................................................        848,255         762,312
  Class C shares ........................................................................      2,782,724       1,935,492
                                                                                            ------------   -------------
    Total ...............................................................................      7,828,773       5,760,688
                                                                                            ============   =============
Net Asset Value--offering and redemption price per share
 Class A shares .........................................................................   $      24.71   $       24.63
                                                                                            ============   =============
  Maximum offering price per Class A share (100/95.25 of $24.71, $24.63 and $22.56),
   respectively .........................................................................   $      25.94   $       25.86
                                                                                            ============   =============
  Class B shares ........................................................................   $      23.35   $       22.63
                                                                                            ============   =============
  Class C shares ........................................................................   $      23.35   $       22.63
                                                                                            ============   =============

                                                                                            International
                                                                                             Equity Fund
                                                                                            -------------
Assets
Investments, at value (identified cost $152,039,410, $135,765,276 and $83,166,937,
 respectively) ..........................................................................   $ 90,765,736
Repurchase agreement, at market value (identified cost is the same as value) ............      1,370,000
Cash ....................................................................................         24,792
Foreign currency (cost $5,391,960) ......................................................      5,446,558
Receivables:
  Investments sold ......................................................................     11,179,098
  Fund shares sold ......................................................................        743,488
  Dividends and interest ................................................................        236,551
  Foreign taxes recoverable .............................................................         21,974
Unrealized appreciation of forward currency contracts ...................................        141,512
Deferred state qualification expenses ...................................................         22,434
                                                                                            ------------
    Total assets ........................................................................   $109,952,143
                                                                                            ------------
Liabilities
Payables:
  Investments purchased .................................................................   $ 11,092,023
  Fund shares redeemed ..................................................................        199,208
Accrued management fee ..................................................................         22,216
Accrued distribution fees ...............................................................         58,830
Accrued shareholder servicing fee .......................................................         38,166
Accrued fund accounting fee .............................................................         21,814
Other accrued expenses ..................................................................         87,929
                                                                                            ------------
    Total liabilities ...................................................................     11,520,186
                                                                                            ------------
Net assets, at market value .............................................................   $ 98,431,957
                                                                                            ============
Net Assets
Net assets consist of:
  Paid-in capital .......................................................................   $ 85,593,797
  Undistributed net investment loss .....................................................       (254,328)
  Accumulated net realized gain (loss) ..................................................      5,288,454
  Net unrealized appreciation on investments and other assets and liabilities denominated
   in foreign currencies ................................................................      7,804,034
                                                                                            ------------
Net assets, at market value .............................................................   $ 98,431,957
                                                                                            ============
Net assets, at market value
  Class A shares ........................................................................     36,446,569
  Class B shares ........................................................................      3,211,192
  Class C shares ........................................................................     58,774,196
                                                                                            ------------
    Total ...............................................................................   $ 98,431,957
                                                                                            ============
Shares of beneficial interest outstanding
  Class A shares ........................................................................      1,615,666
  Class B shares ........................................................................        151,527
  Class C shares ........................................................................      2,773,031
                                                                                            ------------
    Total ...............................................................................      4,540,224
                                                                                            ============
Net Asset Value--offering and redemption price per share
 Class A shares .........................................................................   $      22.56
                                                                                            ============
  Maximum offering price per Class A share (100/95.25 of $24.71, $24.63 and $22.56),
   respectively .........................................................................   $      23.69
                                                                                            ============
  Class B shares ........................................................................   $      21.19
                                                                                            ============
  Class C shares ........................................................................   $      21.19
                                                                                            ============

   The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             Heritage Series Trust
                     Statements of Assets and Liabilities
                                April 30, 2005
                                  (unaudited)
                                  (continued)
--------------------------------------------------------------------------------

                                                                                                                    Value
                                                                                      Mid Cap       Small Cap       Equity
                                                                                    Stock Fund     Stock Fund        Fund
                                                                                   ------------   ------------   -----------
Assets
Investments, at value (identified cost $743,766,220, $239,171,354 and
 $26,416,134, respectively) ....................................................   $796,319,009   $275,872,318   $32,745,940
Repurchase agreement, at market value (identified cost is the same as value) ...     19,442,000     27,362,000     2,803,000
Cash ...........................................................................            663            936           130
Initial futures margin deposit .................................................             --             --       126,000
Receivables:
  Investments sold .............................................................      8,911,405      2,602,390            --
  Fund shares sold .............................................................      3,424,151        756,508        29,392
  Dividends and interest .......................................................         83,317        197,884        51,471
Futures variation margin .......................................................             --             --        30,800
Deferred state qualification expenses ..........................................         24,302         39,885        17,916
                                                                                   ------------   ------------   -----------
    Total assets ...............................................................   $828,204,847   $306,831,921   $35,804,649
                                                                                   ------------   ------------   -----------
Liabilities
Payables:
  Investments purchased ........................................................   $ 23,420,856   $  2,106,824   $        --
  Fund shares redeemed .........................................................      1,679,503        948,141        47,559
Accrued management fee .........................................................        486,805        215,621        17,985
Accrued distribution fees ......................................................        353,282        125,373        20,886
Accrued shareholder servicing fee ..............................................        352,991        140,741        20,892
Accrued fund accounting fee ....................................................         24,300         24,300        20,300
Other accrued expenses .........................................................         51,926         46,053        22,162
                                                                                   ------------   ------------   -----------
    Total liabilities ..........................................................     26,369,663      3,607,053       149,784
                                                                                   ------------   ------------   -----------
Net assets, at market value ....................................................   $801,835,184   $303,224,868   $35,654,865
                                                                                   ============   ============   ===========
Net Assets
Net assets consist of:
  Paid-in capital ..............................................................   $715,325,064   $262,478,725   $36,024,440
  Undistributed net investment income (loss) ...................................     (3,473,746)    (1,027,006)       56,314
  Accumulated net realized gain (loss) .........................................     37,431,077      5,072,185    (6,616,189)
  Net unrealized appreciation on investments and futures contracts .............     52,552,789     36,700,964     6,190,300
                                                                                   ------------   ------------   -----------
Net assets, at market value ....................................................   $801,835,184   $303,224,868   $35,654,865
                                                                                   ============   ============   ===========
Net assets, at market value
  Class A shares ...............................................................   $501,923,154   $206,268,892   $14,046,806
  Class B shares ...............................................................     56,856,051     13,477,538     3,510,711
  Class C shares ...............................................................    243,055,979     83,478,438    18,097,348
                                                                                   ------------   ------------   -----------
    Total ......................................................................   $801,835,184   $303,224,868   $35,654,865
                                                                                   ============   ============   ===========
Shares of beneficial interest outstanding
  Class A shares ...............................................................     19,973,927      6,837,347       754,113
  Class B shares ...............................................................      2,409,908        488,260       193,173
  Class C shares ...............................................................     10,297,830      3,022,613       995,516
                                                                                   ------------   ------------   -----------
    Total ......................................................................     32,681,665     10,348,220     1,942,802
                                                                                   ============   ============   ===========
Net Asset Value--offering and redemption price per share
  Class A shares ...............................................................   $      25.13   $      30.17   $     18.63
                                                                                   ============   ============   ===========
  Maximum offering price per Class A share (100/95.25 of $25.13, $30.17
   and $18.63), respectively ...................................................   $      26.38   $      31.67   $     19.56
                                                                                   ============   ============   ===========
  Class B shares ...............................................................   $      23.59   $      27.60   $     18.17
                                                                                   ============   ============   ===========
  Class C shares ...............................................................   $      23.60   $      27.62   $     18.18
                                                                                   ============   ============   ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                            Statements of Operations
                  For the Six-Month Period Ended April 30, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

                                                        Diversified      Growth      International      Mid Cap       Small Cap
                                                          Growth         Equity         Equity           Stock          Stock
                                                           Fund           Fund           Fund            Fund           Fund
                                                        -----------   ------------   -------------   ------------   ------------
Investment Income
Income:
  Gross dividends....................................   $   389,449   $  1,162,329    $1,032,020     $  1,891,079   $  1,146,701
  Foreign withholding tax............................        (2,551)            --      (122,848)         (12,666)        (4,978)
                                                        -----------   ------------    ----------     ------------   ------------
  Net dividends......................................       386,898      1,162,329       909,172        1,878,413      1,141,723
  Interest...........................................       105,808          6,060        43,494          210,474        252,348
                                                        -----------   ------------    ----------     ------------   ------------
    Total income.....................................       492,706      1,168,389       952,666        2,088,887      1,394,071
Expenses:
  Management fee.....................................       760,210        637,352       459,739        2,807,208      1,241,119
  Distribution fee (Class A).........................       119,635        114,623        43,566          587,204        266,356
  Distribution fee (Class B).........................       109,186        104,248        12,601          298,198         75,313
  Distribution fee (Class C).........................       343,240        287,062       273,247        1,186,177        431,441
  Shareholder servicing fees.........................       125,023        167,956        48,817          454,246        184,985
  Custodian fee......................................        10,838         16,158       195,250           31,125         20,895
  Fund accounting fee................................        36,814         35,626        44,277           36,272         36,207
  Professional fees..................................        38,522         39,051        43,417           39,076         39,701
  State qualification expenses.......................        29,101         31,160        26,341           56,247         23,534
  Federal registration expense.......................         2,390             --         1,227           12,404          4,147
  Reports to shareholders............................        15,877         20,520        13,734           32,340         21,681
  Trustees' fees and expenses........................         9,698          9,698         9,698            9,636          9,698
  Other..............................................        10,144          8,398         7,771           12,500             --
                                                        -----------   ------------    ----------     ------------   ------------
    Total expenses before waiver.....................     1,610,678      1,471,852     1,179,685        5,562,633      2,355,077
    Fees recovered (waived) by Manager...............            --        (31,137)     (146,302)              --         66,000
                                                        -----------   ------------    ----------     ------------   ------------
    Total expenses after waiver and
     recovery........................................     1,610,678      1,440,715     1,033,383        5,562,633      2,421,077
                                                        -----------   ------------    ----------     ------------   ------------
Net investment income (loss).........................    (1,117,972)      (272,326)      (80,717)      (3,473,746)    (1,027,006)
                                                        -----------   ------------    ----------     ------------   ------------

Realized and Unrealized Gain (Loss) on Investments
Net realized gain from investment transactions.......     2,271,799     13,515,620     5,658,628       42,583,509      5,684,334
Net realized gain from futures transactions..........            --             --            --               --             --
Net realized gain from foreign currency
 transactions........................................            --             --        49,257               --             --
Net unrealized appreciation (depreciation) of
 investments during the period.......................     1,605,625    (11,430,190)      777,594      (29,995,495)   (12,759,958)
Net unrealized appreciation on the translation of
 assets and liabilities denominated in foreign
 currencies..........................................            --             --       205,235               --             --
Net unrealized depreciation on futures
 contracts...........................................            --             --            --               --             --
                                                        -----------   ------------    ----------     ------------   ------------
Net gain (loss) on investments.......................     3,877,424      2,085,430     6,690,714       12,588,014     (7,075,624)
                                                        -----------   ------------    ----------     ------------   ------------
Net increase (decrease) in net assets resulting
 from operations.....................................   $ 2,759,452   $  1,813,104    $6,609,997     $  9,114,268   $ (8,102,630)
                                                        ===========   ============    ==========     ============   ============

                                                          Value
                                                          Equity
                                                           Fund
                                                        ----------
Investment Income
Income:
  Gross dividends....................................   $  394,693
  Foreign withholding tax............................          (42)
                                                        ----------
  Net dividends......................................      394,651
  Interest...........................................       34,472
                                                        ----------
    Total income.....................................      429,123
Expenses:
  Management fee.....................................      135,963
  Distribution fee (Class A).........................       17,978
  Distribution fee (Class B).........................       17,762
  Distribution fee (Class C).........................       91,611
  Shareholder servicing fees.........................       26,538
  Custodian fee......................................        7,382
  Fund accounting fee................................       30,378
  Professional fees..................................       39,401
  State qualification expenses.......................       23,845
  Federal registration expense.......................           --
  Reports to shareholders............................        9,524
  Trustees' fees and expenses........................        9,698
  Other..............................................        7,516
                                                        ----------
    Total expenses before waiver.....................      417,596
    Fees recovered (waived) by Manager...............      (72,705)
                                                        ----------
    Total expenses after waiver and
     recovery........................................      344,891
                                                        ----------
Net investment income (loss).........................       84,232
                                                        ----------

Realized and Unrealized Gain (Loss) on Investments
Net realized gain from investment transactions.......      337,611
Net realized gain from futures transactions..........      203,315
Net realized gain from foreign currency
 transactions........................................
Net unrealized appreciation (depreciation) of
 investments during the period.......................    1,818,169
Net unrealized appreciation on the translation of
 assets and liabilities denominated in foreign
 currencies..........................................           --
Net unrealized depreciation on futures
 contracts...........................................     (139,506)
                                                        ----------
Net gain (loss) on investments.......................    2,219,589
                                                        ----------
Net increase (decrease) in net assets resulting
 from operations.....................................   $2,303,821
                                                        ==========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                                             For the Six-Month
                                                                                               Period Ended
                                                                                              April 30, 2005
Diversified Growth Fund                                                                         (unaudited)
-----------------------                                                                      -----------------
Increase in net assets:
Operations:
  Net investment loss ....................................................................     $ (1,117,972)
  Net realized gain from investment transactions .........................................        2,271,799
  Net unrealized appreciation (depreciation) of investments during the period ............        1,605,625
                                                                                               ------------
  Net increase in net assets resulting from operations ...................................        2,759,452
Distributions to shareholders from:
  Net realized gains Class A shares, ($1.21 per share) ...................................       (4,068,205)
  Net realized gains Class B shares, ($1.21 per share) ...................................       (1,061,842)
  Net realized gains Class C shares, ($1.21 per share) ...................................       (3,289,914)
                                                                                               ------------
Net distributions to shareholders ........................................................       (8,419,961)
Increase in net assets from Fund share transactions ......................................       27,420,279
                                                                                               ------------
Increase in net assets ...................................................................       21,759,770
Net assets, beginning of period ..........................................................      166,761,540
                                                                                               ------------
Net assets, end of period (including accumulated net investment loss of $1,117,972 for the
 period ended April 30, 2005) ............................................................     $188,521,310
                                                                                               ============

                                                                                                  For the
                                                                                             Fiscal Year Ended
Diversified Growth Fund                                                                      October 31, 2004
-----------------------                                                                      -----------------
Increase in net assets:
Operations:
  Net investment loss.....................................................................     $ (2,020,182)
  Net realized gain from investment transactions .........................................       10,039,670
  Net unrealized appreciation (depreciation) of investments during the period ............       (1,127,347)
                                                                                               ------------
  Net increase in net assets resulting from operations ...................................        6,892,141
Distributions to shareholders from:
  Net realized gains Class A shares, ($1.21 per share)....................................               --
  Net realized gains Class B shares, ($1.21 per share)....................................               --
  Net realized gains Class C shares, ($1.21 per share)....................................               --
                                                                                               ------------
Net distributions to shareholders ........................................................               --
Increase in net assets from Fund share transactions ......................................       26,244,067
                                                                                               ------------
Increase in net assets ...................................................................       33,136,208
Net assets, beginning of period ..........................................................      133,625,332
                                                                                               ------------
Net assets, end of period (including accumulated net investment loss of $1,117,972 for the
 period ended April 30, 2005) ............................................................     $166,761,540
                                                                                               ============

                                                                                                     For the Six-Month
                                                                                                       Period Ended
                                                                                                      April 30, 2005
Growth Equity Fund                                                                                      (unaudited)
------------------                                                                                   -----------------
Decrease in net assets:
Operations:
  Net investment loss.............................................................................     $   (272,326)
  Net realized gain from investment transactions..................................................       13,515,620
  Net unrealized depreciation of investments during the period....................................      (11,430,190)
                                                                                                       ------------
  Net increase (decrease) in net assets resulting from operations.................................        1,813,104
Decrease in net assets from Fund share transactions...............................................      (60,304,645)
                                                                                                       ------------
Decrease in net assets............................................................................      (58,491,541)
Net assets, beginning of period...................................................................      194,970,314
                                                                                                       ------------
Net assets, end of period (including accumulated net investment loss of $272,326 for the period
 ended April 30, 2005)............................................................................     $136,478,773
                                                                                                       ============

                                                                                                          For the
                                                                                                     Fiscal Year Ended
Growth Equity Fund                                                                                   October 31, 2004
------------------                                                                                   -----------------
Decrease in net assets:
Operations:
  Net investment loss.............................................................................     $ (2,157,111)
  Net realized gain from investment transactions..................................................       20,213,073
  Net unrealized depreciation of investments during the period....................................      (34,516,679)
                                                                                                       ------------
  Net increase (decrease) in net assets resulting from operations.................................      (16,460,717)
Decrease in net assets from Fund share transactions...............................................      (76,442,542)
                                                                                                       ------------
Decrease in net assets............................................................................      (92,903,259)
Net assets, beginning of period...................................................................      287,873,573
                                                                                                       ------------
Net assets, end of period (including accumulated net investment loss of $272,326 for the period
 ended April 30, 2005)............................................................................     $194,970,314
                                                                                                       ============

                                                                                                     For the Six-Month
                                                                                                       Period Ended
                                                                                                      April 30, 2005
International Equity Fund                                                                               (unaudited)
-------------------------                                                                            -----------------
Increase in net assets:
Operations:
  Net investment loss.............................................................................     $    (80,717)
  Net realized gain from investment transactions..................................................        5,658,628
  Net realized gains from foreign currency transactions...........................................           49,257
  Net unrealized appreciation of investments during the period....................................          777,594
  Net unrealized appreciation on the translation of assets and liabilities denominated in foreign
   currrencies during the period..................................................................          205,235
                                                                                                       ------------
  Net increase in net assets resulting from operations............................................        6,609,997
Distributions to shareholders from:
  Net investment income Class A shares, ($0.33 and $0.15 per share, respectively).................         (465,138)
  Net investment income Class B shares, ($0.20 and $0.07 per share, respectively).................          (22,104)
  Net investment income Class C shares, ($0.20 and $0.07 per share, respectively).................         (493,411)
                                                                                                       ------------
Net distributions to shareholders.................................................................         (980,653)
Increase in net assets from Fund share transactions...............................................       14,828,108
                                                                                                       ------------
Increase in net assets............................................................................       20,457,452
Net assets, beginning of period...................................................................       77,974,505
                                                                                                       ------------
Net assets, end of period (including accumulated net investment loss of $254,328 and net
 investment income of $807,092, respectively).....................................................     $ 98,431,957
                                                                                                       ============

                                                                                                          For the
                                                                                                     Fiscal Year Ended
International Equity Fund                                                                            October 31, 2004
-------------------------                                                                            -----------------
Increase in net assets:
Operations:
  Net investment loss.............................................................................     $   (122,148)
  Net realized gain from investment transactions..................................................        8,126,111
  Net realized gains from foreign currency transactions...........................................           38,379
  Net unrealized appreciation of investments during the period....................................        1,825,187
  Net unrealized appreciation on the translation of assets and liabilities denominated in foreign
   currrencies during the period..................................................................           15,891
                                                                                                       ------------
  Net increase in net assets resulting from operations............................................        9,883,420
Distributions to shareholders from:
  Net investment income Class A shares, ($0.33 and $0.15 per share, respectively).................         (210,635)
  Net investment income Class B shares, ($0.20 and $0.07 per share, respectively).................           (6,122)
  Net investment income Class C shares, ($0.20 and $0.07 per share, respectively).................         (130,538)
                                                                                                       ------------
Net distributions to shareholders.................................................................         (347,295)
Increase in net assets from Fund share transactions...............................................       18,049,593
                                                                                                       ------------
Increase in net assets............................................................................       27,585,718
Net assets, beginning of period...................................................................       50,388,787
                                                                                                       ------------
Net assets, end of period (including accumulated net investment loss of $254,328 and net
 investment income of $807,092, respectively).....................................................     $ 77,974,505
                                                                                                       ============

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Statements of Changes in Net Assets
                                   (continued)
--------------------------------------------------------------------------------

                                                                                              For the Six-Month
                                                                                                 Period Ended
                                                                                                April 30, 2005
Mid Cap Stock Fund                                                                               (unaudited)
------------------                                                                            -----------------
Increase in net assets:
Operations:
  Net investment loss......................................................................     $ (3,473,746)
  Net realized gain from investment transactions...........................................       42,583,509
  Net unrealized appreciation (depreciation) of investments during the period..............      (29,995,495)
                                                                                                ------------
  Net increase in net assets resulting from operations.....................................        9,114,268
Increase in net assets from Fund share transactions........................................      150,344,757
                                                                                                ------------
Increase in net assets.....................................................................      159,459,025
Net assets, beginning of period............................................................      642,376,159
                                                                                                ------------
Net assets, end of period (including accumulated net investment loss of $3,473,746 for the
 period ended April 30, 2005)..............................................................     $801,835,184
                                                                                                ============

                                                                                                   For the
                                                                                              Fiscal Year Ended
Mid Cap Stock Fund                                                                             October 31, 2004
------------------                                                                            -----------------
Increase in net assets:
Operations:
  Net investment loss......................................................................     $ (5,063,671)
  Net realized gain from investment transactions...........................................       43,858,578
  Net unrealized appreciation (depreciation) of investments during the period..............       22,465,233
                                                                                                ------------
  Net increase in net assets resulting from operations.....................................       61,260,140
Increase in net assets from Fund share transactions........................................      162,676,034
                                                                                                ------------
Increase in net assets.....................................................................      223,936,174
Net assets, beginning of period............................................................      418,439,985
                                                                                                ------------
Net assets, end of period (including accumulated net investment loss of $3,473,746 for the
 period ended April 30, 2005)..............................................................     $642,376,159
                                                                                                ============

                                                                                              For the Six-Month
                                                                                                 Period Ended
                                                                                                April 30, 2005
Small Cap Stock Fund                                                                             (unaudited)
--------------------                                                                          -----------------
Increase in net assets:
Operations:
  Net investment loss .....................................................................     $ (1,027,006)
  Net realized gain from investment transactions ..........................................        5,684,334
  Net unrealized appreciation (depreciation) of investments during the period .............      (12,759,958)
                                                                                                ------------
  Net increase (decrease) in net assets resulting from operations .........................       (8,102,630)
Distributions to shareholders from:
  Net realized gains Class A shares, ($1.56 per share).....................................       (9,981,079)
  Net realized gains Class B shares, ($1.56 per share).....................................         (773,229)
  Net realized gains Class C shares, ($1.56 per share).....................................       (4,257,737)
                                                                                                ------------
Net distributions to shareholders .........................................................      (15,012,045)
Increase in net assets from Fund share transactions .......................................       50,863,970
                                                                                                ------------
Increase in net assets ....................................................................       27,749,295
Net assets, beginning of period ...........................................................      275,475,573
                                                                                                ------------
Net assets, end of period (including accumulated net investment loss of $1,027,006 for the
 period ended April 30, 2005) .............................................................     $303,224,868
                                                                                                ============

                                                                                                   For the
                                                                                              Fiscal Year Ended
Small Cap Stock Fund                                                                           October 31, 2004
--------------------                                                                          -----------------
Increase in net assets:
Operations:
  Net investment loss .....................................................................     $ (1,707,839)
  Net realized gain from investment transactions ..........................................       19,753,261
  Net unrealized appreciation (depreciation) of investments during the period .............        1,619,772
                                                                                                ------------
  Net increase (decrease) in net assets resulting from operations .........................       19,665,194
Distributions to shareholders from:
  Net realized gains Class A shares, ($1.56 per share).....................................               --
  Net realized gains Class B shares, ($1.56 per share).....................................               --
  Net realized gains Class C shares, ($1.56 per share).....................................               --
                                                                                                ------------
Net distributions to shareholders .........................................................               --
Increase in net assets from Fund share transactions .......................................       74,408,815
                                                                                                ------------
Increase in net assets ....................................................................       94,074,009
Net assets, beginning of period ...........................................................      181,401,564
                                                                                                ------------
Net assets, end of period (including accumulated net investment loss of $1,027,006 for the
 period ended April 30, 2005) .............................................................     $275,475,573
                                                                                                ============

                                                                                              For the Six-Month
                                                                                                 Period Ended
                                                                                                April 30, 2005
Value Equity Fund                                                                                (unaudited)
-----------------                                                                             -----------------
Increase in net assets:
Operations:
  Net investment income....................................................................      $    84,232
  Net realized gain from investment transactions...........................................          337,611
  Net realized gains from futures transactions.............................................          203,315
  Net unrealized appreciation of investments during the period.............................        1,818,169
  Net unrealized appreciation (depreciation) of investments in futures contracts during the
   period..................................................................................         (139,506)
                                                                                                 -----------
  Net increase in net assets resulting from operations.....................................        2,303,821
Distributions to shareholders from:........................................................
  Net investment income Class A shares, ($0.16 and $0.14 per share, respectively)..........         (126,819)
  Net investment income Class B shares, ($0.04 and $0.06 per share, respectively)..........           (7,523)
  Net investment income Class C shares, ($0.04 and $0.06 per share, respectively)..........          (38,925)
                                                                                                 -----------
Net distributions to shareholders..........................................................         (173,267)
Increase (decrease) in net assets from Fund share transactions.............................         (836,123)
                                                                                                 -----------
Increase in net assets.....................................................................        1,294,431
Net assets, beginning of period............................................................       34,360,434
                                                                                                 -----------
Net assets, end of period (including undistributed net investment income of $56,314 and
 $145,349, respectively)...................................................................      $35,654,865
                                                                                                 ===========

                                                                                                   For the
                                                                                              Fiscal Year Ended
Value Equity Fund                                                                              October 31, 2004
-----------------                                                                             -----------------
Increase in net assets:
Operations:
  Net investment income....................................................................      $   188,724
  Net realized gain from investment transactions...........................................          594,291
  Net realized gains from futures transactions.............................................           89,250
  Net unrealized appreciation of investments during the period.............................        2,107,376
  Net unrealized appreciation (depreciation) of investments in futures contracts during the
   period..................................................................................           20,902
                                                                                                 -----------
  Net increase in net assets resulting from operations.....................................        3,000,543
Distributions to shareholders from:........................................................
  Net investment income Class A shares, ($0.16 and $0.14 per share, respectively)..........          (97,586)
  Net investment income Class B shares, ($0.04 and $0.06 per share, respectively)..........          (12,029)
  Net investment income Class C shares, ($0.04 and $0.06 per share, respectively)..........          (60,360)
                                                                                                 -----------
Net distributions to shareholders..........................................................         (169,975)
Increase (decrease) in net assets from Fund share transactions.............................        5,739,352
                                                                                                 -----------
Increase in net assets.....................................................................        8,569,920
Net assets, beginning of period............................................................       25,790,514
                                                                                                 -----------
Net assets, end of period (including undistributed net investment income of $56,314 and
 $145,349, respectively)...................................................................      $34,360,434
                                                                                                 ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust -- Diversified Growth Fund
                              Financial Highlights
--------------------------------------------------------------------------------

     The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                                 Class A Shares*
                                              -----------------------------------------------------     --------------------
                                              For the Six-                                              For the Six-
                                              Month Period                                              Month Period
                                                  Ended            For the Fiscal Years Ended               Ended
                                                April 30,                  October 31                     April 30,
                                                  2005      ---------------------------------------         2005      ------
                                               (unaudited)   2004    2003    2002     2001    2000       (unaudited)   2004
                                              ------------  ------  ------  ------  -------  ------     ------------  ------
Net asset value, beginning of period.......    $25.26       $23.92  $18.21  $17.98  $ 27.46  $20.80        $24.02     $22.92
                                               ------       ------  ------  ------  -------  ------        ------     ------
Income from Investment Operations:
 Net investment loss.......................     (0.11)       (0.23)  (0.23)  (0.23)   (0.13)  (0.24)(a)     (0.19)     (0.40)
 Net realized and unrealized gain (loss) on
  investments..............................      0.77         1.57    5.94    0.46    (5.82)   9.10          0.73       1.50
                                               ------       ------  ------  ------  -------  ------        ------     ------
 Total from Investment Operations..........      0.66         1.34    5.71    0.23    (5.95)   8.86          0.54       1.10
                                               ------       ------  ------  ------  -------  ------        ------     ------
Less Distributions:
 Distributions from net realized gains.....     (1.21)          --      --      --    (3.53)  (2.20)        (1.21)        --
                                               ------       ------  ------  ------  -------  ------        ------     ------
Net asset value, end of period.............    $24.71       $25.26  $23.92  $18.21  $ 17.98  $27.46        $23.35     $24.02
                                               ======       ======  ======  ======  =======  ======        ======     ======
Total Return (%) (b).......................      2.33(c)      5.60   31.36    1.28   (23.66)  44.87          1.94(c)    4.80

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses
    waived/recovered (%)...................      1.37(d)      1.38    1.48    1.45     1.47    1.57(a)       2.12(d)    2.13
   Without expenses waived/
    recovered (%)..........................      1.37(d)      1.38    1.48    1.45     1.47    1.48          2.12(d)    2.13
 Net investment loss to average daily net
  assets (%)...............................     (0.84)(d)    (0.92)  (1.14)  (1.13)   (0.63)  (0.88)        (1.57)(d)  (1.67)
 Portfolio turnover rate (%)...............        31           92     152     201      249     252            31         92
 Net assets, end of period ($ millions)....       104           80      60      41       38      50            20         22

                                                      Class B Shares*
                                              -------------------------------


                                               For the Fiscal Years Ended
                                                       October 31
                                              -------------------------------
                                               2003    2002     2001    2000
                                              ------  ------  -------  ------
Net asset value, beginning of period.......   $17.57  $17.48  $ 26.98  $20.61
                                              ------  ------  -------  ------
Income from Investment Operations:
 Net investment loss.......................    (0.37)  (0.37)   (0.28)  (0.43)(a)
 Net realized and unrealized gain (loss) on
  investments..............................     5.72    0.46    (5.69)   9.00
                                              ------  ------  -------  ------
 Total from Investment Operations..........     5.35    0.09    (5.97)   8.57
                                              ------  ------  -------  ------
Less Distributions:
 Distributions from net realized gains.....       --      --    (3.53)  (2.20)
                                              ------  ------  -------  ------
Net asset value, end of period.............   $22.92  $17.57  $ 17.48  $26.98
                                              ======  ======  =======  ======
Total Return (%) (b).......................    30.45    0.51   (24.23)  43.80

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses
    waived/recovered (%)...................     2.23    2.20     2.22    2.32(a)
   Without expenses waived/
    recovered (%)..........................     2.23    2.20     2.22    2.23
 Net investment loss to average daily net
  assets (%)...............................    (1.89)  (1.88)   (1.39)  (1.64)
 Portfolio turnover rate (%)...............      152     201      249     252
 Net assets, end of period ($ millions)....       22      16       15      19

                                                                 Class C Shares*
                                              -----------------------------------------------------
                                              For the Six-
                                              Month Period
                                                  Ended            For the Fiscal Years Ended
                                                April 30,                  October 31
                                                  2005      ---------------------------------------
                                               (unaudited)   2004    2003    2002     2001    2000
                                              ------------  ------  ------  ------  -------  ------
Net asset value, beginning of period.......      $24.02     $22.92  $17.57  $17.48  $ 26.98  $20.61
                                                 ------     ------  ------  ------  -------  ------
Income from Investment Operations:
 Net investment loss.......................       (0.19)     (0.40)  (0.37)  (0.37)   (0.28)  (0.43)(a)
 Net realized and unrealized gain (loss) on
  investments..............................        0.73       1.50    5.72    0.46    (5.69)   9.00
                                                 ------     ------  ------  ------  -------  ------
 Total from Investment Operations..........        0.54       1.10    5.35    0.09    (5.97)   8.57
                                                 ------     ------  ------  ------  -------  ------
Less Distributions:
 Distributions from net realized gains.....       (1.21)        --      --      --    (3.53)  (2.20)
                                                 ------     ------  ------  ------  -------  ------
Net asset value, end of period.............      $23.35     $24.02  $22.92  $17.57  $ 17.48  $26.98
                                                 ======     ======  ======  ======  =======  ======
Total Return (%) (b).......................        1.94(c)    4.80   30.45    0.51   (24.23)  43.80

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses
    waived/recovered (%)...................        2.12(d)    2.13    2.23    2.20     2.22    2.32(a)
   Without expenses waived/
    recovered (%)..........................        2.12(d)    2.13    2.23    2.20     2.22    2.22
 Net investment loss to average daily net
  assets (%)...............................       (1.58)(d)  (1.68)  (1.89)  (1.88)   (1.39)  (1.62)
 Portfolio turnover rate (%)...............          31         92     152     201      249     252
 Net assets, end of period ($ millions)....          65         65      52      36       30      38

--------
* Per share amounts have been calculated using the monthly average share method.
(a) The fiscal year ended October 31, 2000 includes payment of previously waived management fees to the Manager for Class A, B and C Shares.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(c)  Not annualized.
(d)  Annualized.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------

                   Heritage Series Trust -- Growth Equity Fund
                              Financial Highlights

--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                                    Class A Shares*
                                              -----------------------------------------------------------   ------------
                                              For the Six-                                                  For the Six-
                                              Month Period                                                  Month Period
                                                  Ended               For the Fiscal Years Ended                Ended
                                                April 30,                     October 31                      April 30,
                                                  2005       --------------------------------------------       2005
                                               (unaudited)    2004     2003      2002      2001     2000     (unaudited)
                                              ------------   ------   ------   -------   -------   ------   ------------
Net asset value, beginning of period.......     $24.74       $26.06   $22.18   $ 27.20   $ 50.91   $43.44    $22.82
                                                ------       ------   ------   -------   -------   ------    ------
Income from Investment Operations:
 Net investment income (loss)..............         --        (0.12)   (0.05)    (0.10)    (0.18)   (0.39)    (0.09)
 Net realized and unrealized gain (loss) on
  investments..............................      (0.11)       (1.20)    3.93     (4.92)   (14.92)   13.33     (0.10)
                                                ------       ------   ------   -------   -------   ------    ------
 Total from Investment Operations..........      (0.11)       (1.32)    3.88     (5.02)   (15.10)   12.94     (0.19)
                                                ------       ------   ------   -------   -------   ------    ------
Less Distributions:
 Distributions from net realized gains.....         --           --       --        --     (8.61)   (5.47)       --
                                                ------       ------   ------   -------   -------   ------    ------
Net asset value, end of period.............     $24.63       $24.74   $26.06   $ 22.18   $ 27.20   $50.91    $22.63
                                                ======       ======   ======   =======   =======   ======    ======
Total Return (%) (a).......................      (0.44)(b)    (5.07)   17.49    (18.46)   (34.31)   31.04     (0.79)(b)

Ratios and Supplemental Data
 With expenses waived (%)..................       1.35(c)      1.28     1.30      1.26      1.22     1.19      2.10(c)
 Without expenses waived (%)...............       1.39(c)      1.28     1.30      1.26      1.22     1.19      2.14(c)
 Net investment income (loss) to average
  daily net assets (%).....................       0.01(c)     (0.46)   (0.22)    (0.37)    (0.53)   (0.73)    (0.74)(c)
 Portfolio turnover rate (%)...............         69          122      177       158       205      392        69
 Net assets, end of period ($ millions)....         75          103      166       117        93      135        17

                                                             Class B Shares*
                                              --------------------------------------------


                                                       For the Fiscal Years Ended
                                                               October 31
                                              --------------------------------------------
                                               2004     2003      2002      2001     2000
                                              ------   ------   -------   -------   ------
Net asset value, beginning of period.......   $24.22   $20.77   $ 25.66   $ 48.87   $42.17
                                              ------   ------   -------   -------   ------
Income from Investment Operations:
 Net investment income (loss)..............    (0.30)   (0.21)    (0.28)    (0.40)   (0.77)
 Net realized and unrealized gain (loss) on
  investments..............................    (1.10)    3.66     (4.61)   (14.20)   12.94
                                              ------   ------   -------   -------   ------
 Total from Investment Operations..........    (1.40)    3.45     (4.89)   (14.60)   12.17
                                              ------   ------   -------   -------   ------
Less Distributions:
 Distributions from net realized gains.....       --       --        --     (8.61)   (5.47)
                                              ------   ------   -------   -------   ------
Net asset value, end of period.............   $22.82   $24.22   $ 20.77   $ 25.66   $48.87
                                              ======   ======   =======   =======   ======
Total Return (%) (a).......................    (5.78)   16.61    (19.06)   (34.82)   30.05

Ratios and Supplemental Data
 With expenses waived (%)..................     2.03     2.05      2.01      1.97     1.94
 Without expenses waived (%)...............     2.03     2.05      2.01      1.97     1.94
 Net investment income (loss) to average
  daily net assets (%).....................    (1.22)   (0.96)    (1.12)    (1.28)   (1.48)
 Portfolio turnover rate (%)...............      122      177       158       205      392
 Net assets, end of period ($ millions)....       23       29        27        40       45

                                                                    Class C Shares*
                                              -----------------------------------------------------------
                                              For the Six-
                                              Month Period
                                                  Ended               For the Fiscal Years Ended
                                                April 30,                     October 31
                                                  2005       --------------------------------------------
                                               (unaudited)    2004     2003      2002      2001     2000
                                              ------------   ------   ------   -------   -------   ------
Net asset value, beginning of period.......    $22.82        $24.21   $20.77   $ 25.65   $ 48.86   $42.15
                                               ------        ------   ------   -------   -------   ------
Income from Investment Operations:
 Net investment income (loss)..............     (0.08)        (0.30)   (0.21)    (0.28)    (0.40)   (0.76)
 Net realized and unrealized gain (loss) on
  investments..............................     (0.11)        (1.09)    3.65     (4.60)   (14.20)   12.94
                                               ------        ------   ------   -------   -------   ------
 Total from Investment Operations..........     (0.19)        (1.39)    3.44     (4.88)   (14.60)   12.18
                                               ------        ------   ------   -------   -------   ------
Less Distributions:
 Distributions from net realized gains.....        --            --       --        --     (8.61)   (5.47)
                                               ------        ------   ------   -------   -------   ------
Net asset value, end of period.............    $22.63        $22.82   $24.21   $ 20.77   $ 25.65   $48.86
                                               ======        ======   ======   =======   =======   ======
Total Return (%) (a).......................     (0.83)(b)     (5.74)   16.62    (19.03)   (34.82)   30.09

Ratios and Supplemental Data
 With expenses waived (%)..................      2.10(c)       2.03     2.05      2.01      1.97     1.94
 Without expenses waived (%)...............      2.14(c)       2.03     2.05      2.01      1.97     1.94
 Net investment income (loss) to average
  daily net assets (%).....................     (0.70)(c)     (1.22)   (0.97)    (1.12)    (1.28)   (1.48)
 Portfolio turnover rate (%)...............        69           122      177       158       205      392
 Net assets, end of period ($ millions)....        44            69       93        78        92      141

----------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(b)  Not annualized.
(c)  Annualized.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
               Heritage Series Trust -- International Equity Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                     Class A Shares*
                                 -------------------------------------------------------     --------------------
                                    For the                                                     For the
                                   Six-Month                                                   Six-Month
                                 Period Ended         For the Fiscal Years Ended             Period Ended
                                   April 30,                  October 31                       April 30,
                                     2005     ------------------------------------------         2005      ------
                                 (unaudited)   2004    2003    2002        2001    2000       (unaudited)   2004
                                 ------------ ------  ------ -------     -------  ------     ------------  ------
Net asset value, beginning of
 period.........................    $20.95    $17.93  $14.68 $ 17.14     $ 27.41  $31.56        $19.66     $16.89
                                    ------    ------  ------ -------     -------  ------        ------     ------
Income from Investment
 Operations:
 Net investment income
  (loss)........................      0.03      0.05    0.10   (0.09)(a)   (0.13)  (0.22)        (0.04)     (0.09)
 Net realized and unrealized
  gain (loss) on
  investments...................      1.91      3.12    3.15   (2.37)      (7.83)   0.51          1.77       2.93
                                    ------    ------  ------ -------     -------  ------        ------     ------
 Total from Investment
  Operations....................      1.94      3.17    3.25   (2.46)      (7.96)   0.29          1.73       2.84
                                    ------    ------  ------ -------     -------  ------        ------     ------
Less Distributions:
 Dividends from net
  investment income.............     (0.33)    (0.15)     --      --          --      --         (0.20)     (0.07)
 Distributions from net
  realized gains................        --        --      --      --       (2.31)  (4.44)           --         --
                                    ------    ------  ------ -------     -------  ------        ------     ------
 Total Distributions............     (0.33)    (0.15)     --      --       (2.31)  (4.44)        (0.20)     (0.07)
                                    ------    ------  ------ -------     -------  ------        ------     ------
Net asset value, end of period..    $22.56    $20.95  $17.93 $ 14.68     $ 17.14  $27.41        $21.19     $19.66
                                    ======    ======  ====== =======     =======  ======        ======     ======
Total Return (%) (b)............      9.20(c)  17.74   22.14  (14.35)     (31.37)  (1.31)(d)      8.79(c)   16.85

Ratios and Supplemental Data
 Expenses to average daily net
  assets
   With expenses
    waived (%)..................      1.78(d)   1.78    1.78    1.85(a)     1.90    1.97          2.53(d)    2.53
   Without expenses
    waived (%)..................      2.10(d)   2.15    2.43    2.81        2.16    1.97          2.85(d)    2.90
 Net investment income (loss)
  to average daily net
  assets (%)....................      0.29(d)   0.24    0.63   (0.54)      (0.63)  (0.71)        (0.40)(d)  (0.46)
 Portfolio turnover rate (%)....        37       162     133     234         174      67            37        162
 Net assets, end of period
  ($ millions)..................        36        29      23       7           5      10             3          2

                                           Class B Shares*                                 Class C Shares*
                                 -----------------------------------  ---------------------------------------------------------
                                                                         For the
                                                                        Six-Month
                                      For the Fiscal Years Ended      Period Ended           For the Fiscal Years Ended
                                              October 31                April 30,                   October 31
                                 -----------------------------------      2005      -------------------------------------------
                                  2003      2002       2001    2000   (unaudited)    2004    2003     2002        2001    2000
                                 ------  -------     -------  ------  ------------  ------  ------  -------     -------  ------
Net asset value, beginning of
 period......................... $13.94  $ 16.39     $ 26.49  $30.83     $19.66     $16.89  $13.94  $ 16.39     $ 26.48  $30.83
                                 ------  -------     -------  ------     ------     ------  ------  -------     -------  ------
Income from Investment
 Operations:
 Net investment income
  (loss)........................  (0.03)   (0.20)(a)   (0.29)  (0.43)     (0.05)     (0.09)  (0.03)   (0.20)(a)   (0.28)  (0.44)
 Net realized and unrealized
  gain (loss) on
  investments...................   2.98    (2.25)      (7.50)   0.53       1.78       2.93    2.98    (2.25)      (7.50)   0.53
                                 ------  -------     -------  ------     ------     ------  ------  -------     -------  ------
 Total from Investment
  Operations....................   2.95    (2.45)      (7.79)   0.10       1.73       2.84    2.95    (2.45)      (7.78)   0.09
                                 ------  -------     -------  ------     ------     ------  ------  -------     -------  ------
Less Distributions:
 Dividends from net
  investment income.............     --       --          --      --      (0.20)     (0.07)     --       --          --      --
 Distributions from net
  realized gains................     --       --       (2.31)  (4.44)        --         --      --       --       (2.31)  (4.44)
                                 ------  -------     -------  ------     ------     ------  ------  -------     -------  ------
 Total Distributions............     --       --       (2.31)  (4.44)     (0.20)     (0.07)     --       --       (2.31)  (4.44)
                                 ------  -------     -------  ------     ------     ------  ------  -------     -------  ------
Net asset value, end of period.. $16.89  $ 13.94     $ 16.39  $26.49     $21.19     $19.66  $16.89  $ 13.94     $ 16.39  $26.48
                                 ======  =======     =======  ======     ======     ======  ======  =======     =======  ======
Total Return (%) (b)............  21.16   (14.95)     (31.86)  (2.00)      8.84(c)   16.85   21.16   (14.95)     (31.83)  (2.04)

Ratios and Supplemental Data
 Expenses to average daily net
  assets
   With expenses
    waived (%)..................   2.53     2.60(a)     2.65    2.72       2.53(d)    2.53    2.53     2.60(a)     2.65    2.72
   Without expenses
    waived (%)..................   3.18     3.56        2.91    2.72       2.85(d)    2.90    3.18     3.56        2.91    2.72
 Net investment income (loss)
  to average daily net
  assets (%)....................  (0.17)   (1.30)      (1.36)  (1.46)     (0.46)(d)  (0.46)   0.25    (1.30)      (1.36)  (1.45)
 Portfolio turnover rate (%)....    133      237         174      67         37        162     133      234         174      67
 Net assets, end of period
  ($ millions)..................      1        1           1       1         59         47      26       11           5       8

----------
* Per share amounts have been calculated using the monthly average share method.
(a) Effective July 1, 2002, Eagle Class shares of the International Equity Fund were discontinued and redesignated as Class C shares. Prior to July 1, 2002, the expense limits of the International Equity Fund's Class A, Class B and Class C shares were 1.90%, 2.65% and 2.65%, respectively. Thereafter, the expense limits of Class A, Class B and Class C shares were 1.78%, 2.53% and 2.53%, respectively.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(c)  Not annualized.
(d)  Annualized.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust -- Mid Cap Stock Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                                 Class A Shares*
                                            ---------------------------------------------------------  -------------------
                                              For the                                                    For the
                                             Six-Month                                                  Six-Month
                                              Period                                                     Period
                                               Ended              For the Fiscal Years Ended              Ended
                                             April 30,                    October 31                    April 30,
                                                2005     --------------------------------------------      2005     ------
                                            (unaudited)   2004    2003    2002       2001       2000   (unaudited)   2004
                                            -----------  ------  ------  ------     ------     ------  -----------  ------
Net asset value, beginning of period.......   $24.57     $21.67  $17.99  $20.21     $23.19     $16.56    $23.15     $20.58
                                              ------     ------  ------  ------     ------     ------    ------     ------
Income from Investment Operations:
 Net investment loss.......................    (0.08)     (0.15)  (0.14)  (0.19)(a)  (0.21)(a)  (0.24)    (0.16)     (0.30)
 Net realized and unrealized gain (loss) on
  investments..............................     0.64       3.05    3.82   (1.44)      1.34       7.17      0.60       2.87
                                              ------     ------  ------  ------     ------     ------    ------     ------
 Total from Investment Operations..........     0.56       2.90    3.68   (1.63)      1.13       6.93      0.44       2.57
                                              ------     ------  ------  ------     ------     ------    ------     ------
Less Distributions:
 Distributions from net realized gains.....       --         --      --   (0.59)     (4.11)     (0.30)       --         --
                                              ------     ------  ------  ------     ------     ------    ------     ------
Net asset value, end of period.............   $25.13     $24.57  $21.67  $17.99     $20.21     $23.19    $23.59     $23.15
                                              ======     ======  ======  ======     ======     ======    ======     ======
Total Return (%) (b).......................     2.28(c)   13.38   20.46   (8.50)      6.70      42.30      1.90(c)   12.49

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived/recovered (%)......     1.16(d)    1.20    1.28    1.27(a)    1.55(a)    1.55      1.91(d)    1.95
   Without expenses waived/
    recovered (%)..........................     1.16(d)    1.20    1.28    1.26       1.50       1.63      1.91(d)    1.95
 Net investment loss to average daily net
  assets (%)...............................    (0.62)(d)  (0.64)  (0.72)  (0.88)     (1.04)     (1.13)    (1.36)(d)  (1.38)
 Portfolio turnover rate (%)...............       71        124     163     171        218        265        71        124
 Net assets, end of period ($ millions)....      502        370     217     174         56         23        57         58

                                                        Class B Shares*
                                            ------------------------------------



                                              For the Fiscal Years Ended
                                                      October 31
                                            ------------------------------------
                                             2003    2002       2001       2000
                                            ------  ------     ------     ------
Net asset value, beginning of period....... $17.21  $19.50     $22.66     $16.32
                                            ------  ------     ------     ------
Income from Investment Operations:
 Net investment loss.......................  (0.27)  (0.33)(a)  (0.35)(a)  (0.39)
 Net realized and unrealized gain (loss) on
  investments..............................   3.64   (1.37)      1.30       7.03
                                            ------  ------     ------     ------
 Total from Investment Operations..........   3.37   (1.70)      0.95       6.64
                                            ------  ------     ------     ------
Less Distributions:
 Distributions from net realized gains.....     --   (0.59)     (4.11)     (0.30)
                                            ------  ------     ------     ------
Net asset value, end of period............. $20.58  $17.21     $19.50     $22.66
                                            ======  ======     ======     ======
Total Return (%) (b).......................  19.58   (9.18)      5.93      41.13

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived/recovered (%)......   2.03    2.02(a)    2.30(a)    2.30
   Without expenses waived/
    recovered (%)..........................   2.03    2.01       2.25       2.38
 Net investment loss to average daily net
  assets (%)...............................  (1.47)  (1.64)     (1.80)     (1.87)
 Portfolio turnover rate (%)...............    163     171        218        265
 Net assets, end of period ($ millions)....     53      39         13          4

                                                                 Class C Shares*
                                            ---------------------------------------------------------
                                              For the
                                             Six-Month
                                              Period
                                               Ended              For the Fiscal Years Ended
                                             April 30,                    October 31
                                               2005      --------------------------------------------
                                            (unaudited)   2004    2003    2002       2001       2000
                                            -----------  ------  ------  ------     ------     ------
Net asset value, beginning of period.......   $23.16     $20.59  $17.22  $19.51     $22.67     $16.32
                                              ------     ------  ------  ------     ------     ------
Income from Investment Operations:
 Net investment loss.......................    (0.17)     (0.31)  (0.27)  (0.33)(a)  (0.35)(a)  (0.39)
 Net realized and unrealized gain (loss) on
  investments..............................     0.61       2.88    3.64   (1.37)      1.30       7.04
                                              ------     ------  ------  ------     ------     ------
 Total from Investment Operations..........     0.44       2.57    3.37   (1.70)      0.95       6.65
                                              ------     ------  ------  ------     ------     ------
Less Distributions:
 Distributions from net realized gains.....       --         --      --   (0.59)     (4.11)     (0.30)
                                              ------     ------  ------  ------     ------     ------
Net asset value, end of period.............   $23.60     $23.16  $20.59  $17.22     $19.51     $22.67
                                              ======     ======  ======  ======     ======     ======
Total Return (%) (b).......................     1.90(c)   12.48   19.57   (9.18)      5.93      41.19

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived/recovered (%)......     1.91(d)    1.95    2.03    2.02(a)    2.30(a)    2.30
   Without expenses waived/
    recovered (%)..........................     1.91(d)    1.95    2.03    2.01       2.25       2.38
 Net investment loss to average daily net
  assets (%)...............................    (1.36)(d)  (1.39)  (1.46)  (1.64)     (1.80)     (1.88)
 Portfolio turnover rate (%)...............       71        124     163     171        218        265
 Net assets, end of period ($ millions)....      243        214     149     100         31         12

----------
* Per share amounts have been calculated using the monthly average share method.
(a) The fiscal years ended October 31, 2002 and 2001 includes payment of previously waived management fees to the Manger for Class A, B and C Shares.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(c)  Not annualized.
(d)  Annualized.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                  Heritage Series Trust -- Small Cap Stock Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                                       Class A Shares*
                                                 ----------------------------------------------------------   ------------
                                                 For the Six-                                                 For the Six-
                                                 Month Period                                                 Month Period
                                                     Ended               For the Fiscal Years Ended               Ended
                                                  April 30,                      October 31                     April 30,
                                                     2005       -------------------------------------------       2005
                                                  (unaudited)    2004     2003     2002      2001     2000     (unaudited)
                                                 ------------   ------   ------   ------   -------   ------   ------------
Net asset value, beginning of period..........   $32.19         $29.00   $21.36   $24.41   $ 29.17   $23.21   $29.69
                                                 ------         ------   ------   ------   -------   ------   ------
Income from Investment Operations:
 Net investment income (loss).................    (0.07)(a)      (0.16)   (0.19)    0.02     (0.11)   (0.12)   (0.17)(a)
 Net realized and unrealized gain (loss) on
  investments.................................    (0.39)          3.35     7.83    (1.48)    (1.70)    6.08    (0.36)
                                                 ------         ------   ------   ------   -------   ------   ------
 Total from Investment Operations.............    (0.46)          3.19     7.64    (1.46)    (1.81)    5.96    (0.53)
                                                 ------         ------   ------   ------   -------   ------   ------
Less Distributions:
 Distributions from net realized gains........    (1.56)            --       --    (1.59)    (2.95)      --    (1.56)
                                                 ------         ------   ------   ------   -------   ------   ------
Net asset value, end of period................   $30.17         $32.19   $29.00   $21.36   $ 24.41   $29.17   $27.60
                                                 ======         ======   ======   ======   =======   ======   ======
Total Return (%) (b)..........................    (1.89)(c)      11.00    25.68     2.61    (20.96)   36.68    (2.27)(c)

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived/recovered (%).........     1.30(a)(d)     1.33     1.30     1.30      1.30     1.30     2.05(a)(d)
   Without expenses
    waived/recovered (%)......................     1.26(d)        1.33     1.42     1.34      1.33     1.30     2.01(d)
 Net investment income (loss) to average
  daily net assets (%)........................    (0.41)(d)      (0.50)   (0.83)    0.06     (0.42)   (0.44)   (1.15)(d)
 Portfolio turnover rate (%)..................       30             59       45       54        85       85       30
 Net assets, end of period ($ millions).......      206            182      111       83        92      107       13

                                                               Class B Shares*
                                                 ------------------------------------------


                                                         For the Fiscal Years Ended
                                                                 October 31
                                                 ------------------------------------------
                                                  2004     2003     2002     2001     2000
                                                 ------   ------   ------   ------   ------
Net asset value, beginning of period..........   $26.95   $19.99   $23.11   $27.97   $22.41
                                                 ------   ------   ------   ------   ------
Income from Investment Operations:
 Net investment income (loss).................    (0.37)   (0.35)   (0.15)   (0.29)   (0.33)
 Net realized and unrealized gain (loss) on
  investments.................................     3.11     7.31    (1.38)   (1.62)    5.89
                                                 ------   ------   ------   ------   ------
 Total from Investment Operations.............     2.74     6.96    (1.53)   (1.91)    5.56
                                                 ------   ------   ------   ------   ------
Less Distributions:
 Distributions from net realized gains........       --       --    (1.59)   (2.95)      --
                                                 ------   ------   ------   ------   ------
Net asset value, end of period................   $29.69   $26.95   $19.99   $23.11   $27.97
                                                 ======   ======   ======   ======   ======
Total Return (%) (b)..........................    10.17    34.82    (7.72)   (7.10)   24.81

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived/recovered (%).........     2.08     2.05     2.05     2.05     2.05
   Without expenses
    waived/recovered (%)......................     2.08     2.17     2.09     2.08     2.05
 Net investment income (loss) to average
  daily net assets (%)........................    (1.26)   (1.58)   (0.64)   (1.17)   (1.19)
 Portfolio turnover rate (%)..................       59       45       54       85       85
 Net assets, end of period ($ millions).......       15       14       10       10       10

                                                                      Class C Shares*
                                                 ---------------------------------------------------------
                                                 For the Six-
                                                 Month Period
                                                    Ended               For the Fiscal Years Ended
                                                  April 30,                     October 31
                                                     2005       ------------------------------------------
                                                  (unaudited)    2004     2003     2002     2001     2000
                                                 ------------   ------   ------   ------   ------   ------
Net asset value, beginning of period..........   $29.70         $26.96   $20.00   $23.12   $27.98   $22.42
                                                 ------         ------   ------   ------   ------   ------
Income from Investment Operations:
 Net investment income (loss).................    (0.17)(a)      (0.36)   (0.35)   (0.15)   (0.29)   (0.32)
 Net realized and unrealized gain (loss) on
  investments.................................    (0.35)          3.10     7.31    (1.38)   (1.62)    5.88
                                                 ------         ------   ------   ------   ------   ------
 Total from Investment Operations.............    (0.52)          2.74     6.96    (1.53)   (1.91)    5.56
                                                 ------         ------   ------   ------   ------   ------
Less Distributions:
 Distributions from net realized gains........    (1.56)            --       --    (1.59)   (2.95)      --
                                                 ------         ------   ------   ------   ------   ------
Net asset value, end of period................   $27.62         $29.70   $26.96   $20.00   $23.12   $27.98
                                                 ======         ======   ======   ======   ======   ======
Total Return (%) (b)..........................    (2.27)(c)      10.16    34.79    (7.72)   (7.10)   24.80

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived/recovered (%).........     2.05(a)(d)     2.08     2.05     2.05     2.05     2.05
   Without expenses
    waived/recovered (%)......................     2.01(d)        2.08     2.17     2.09     2.08     2.05
 Net investment income (loss) to average
  daily net assets (%)........................    (1.15)(d)      (1.26)   (1.58)   (0.66)   (1.17)   (1.18)
 Portfolio turnover rate (%)..................       30             59       45       54       85       85
 Net assets, end of period ($ millions).......       83             78       57       43       44       51

----------
* Per share amounts have been calculated using the monthly average share method.
(a) The six-month period ended April 30, 2005 includes payment of previously waived management fees to the Manager for Class A, B and C Shares.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(c)  Not annualized.
(d)  Annualized.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust -- Value Equity Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                         Class A Shares*
                                       -----------------------------------------------------  ------------
                                       For the Six-                                           For the Six-
                                       Month Period                                           Month Period
                                          Ended            For the Fiscal Years Ended            Ended
                                        April 30,                  October 31                  April 30,
                                           2005     ----------------------------------------      2005
                                       (unaudited)   2004    2003     2002     2001    2000    (unaudited)
                                       ------------ ------  ------  -------  -------  ------  ------------
Net asset value, beginning of period..    $17.58    $16.00  $13.43  $ 16.99  $ 20.49  $18.33     $17.10
                                          ------    ------  ------  -------  -------  ------     ------
Income from Investment Operations:
 Net investment income (loss)........       0.09      0.18    0.14     0.10     0.19    0.21       0.01
 Net realized and unrealized gain on
  investments........................       1.12      1.54    2.50    (3.59)   (2.42)   2.48       1.10
                                          ------    ------  ------  -------  -------  ------     ------
 Total from Investment Operations....       1.21      1.72    2.64    (3.49)   (2.23)   2.69       1.11
                                          ------    ------  ------  -------  -------  ------     ------
Less Distributions:
 Dividends from net investment
  income.............................      (0.16)    (0.14)  (0.07)   (0.07)   (0.30)  (0.11)     (0.04)
 Distributions from net realized
  gains..............................         --        --      --       --    (0.97)  (0.42)        --
                                          ------    ------  ------  -------  -------  ------     ------
 Total Distributions.................      (0.16)    (0.14)  (0.07)   (0.07)   (1.27)  (0.53)     (0.04)
                                          ------    ------  ------  -------  -------  ------     ------
Net asset value, end of period.......     $18.63    $17.58  $16.00  $ 13.43  $ 16.99  $20.49     $18.17
                                          ======    ======  ======  =======  =======  ======     ======
Total Return (%) (a).................       6.90(b)  10.78   19.78   (20.63)  (11.57)  15.13       6.48(b)

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived (%)..........       1.45(c)   1.45    1.45     1.45     1.45    1.45       2.20(c)
   Without expenses waived (%).......       1.85(c)   1.85    2.04     1.72     1.69    1.72       2.60(c)
 Net investment income (loss) to
  average daily net assets (%).......       0.92(c)   1.03    1.02     0.60     0.94    1.14       0.16(c)
 Portfolio turnover rate (%).........          6         9     123       66       76      95          6
 Net assets, end of period
  ($ millions).......................         14        14      11       10       13      13          4

                                                  Class B Shares*
                                       ----------------------------------------


                                              For the Fiscal Years Ended
                                                      October 31
                                       ---------------------------------------
                                        2004    2003    2002     2001    2000
                                       ------  ------ -------  -------  ------
Net asset value, beginning of period.. $15.62  $13.15 $ 16.70  $ 20.16  $18.06
                                       ------  ------ -------  -------  ------
Income from Investment Operations:
 Net investment income (loss)........    0.05    0.04   (0.02)    0.02    0.07
 Net realized and unrealized gain on
  investments........................    1.49    2.43   (3.53)   (2.35)   2.45
                                       ------  ------ -------  -------  ------
 Total from Investment Operations....    1.54    2.47   (3.55)   (2.33)   2.52
                                       ------  ------ -------  -------  ------
Less Distributions:
 Dividends from net investment
  income.............................   (0.06)     --      --    (0.16)     --
 Distributions from net realized
  gains..............................      --      --      --    (0.97)  (0.42)
                                       ------  ------ -------  -------  ------
 Total Distributions.................   (0.06)     --      --    (1.13)  (0.42)
                                       ------  ------ -------  -------  ------
Net asset value, end of period.......  $17.10  $15.62 $ 13.15  $ 16.70  $20.16
                                       ======  ====== =======  =======  ======
Total Return (%) (a).................    9.90   18.78  (21.16)  (12.21)  14.28

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived (%)..........    2.20    2.20    2.20     2.20    2.20
   Without expenses waived (%).......    2.60    2.79    2.47     2.44    2.47
 Net investment income (loss) to
  average daily net assets (%).......    0.27    0.29   (0.14)    0.11    0.40
 Portfolio turnover rate (%).........       9     123      66       76      95
 Net assets, end of period
  ($ millions).......................       3       3       2        2       1

                                                         Class C Shares*
                                       ----------------------------------------------------
                                       For the Six-
                                       Month Period
                                           Ended           For the Fiscal Years Ended
                                        April 30,                  October 31
                                           2005     ---------------------------------------
                                        (unaudited)  2004    2003    2002     2001    2000
                                       ------------ ------  ------ -------  -------  ------
Net asset value, beginning of period..    $17.10    $15.62  $13.16 $ 16.69  $ 20.16  $18.06
                                          ------    ------  ------ -------  -------  ------
Income from Investment Operations:
 Net investment income (loss)........       0.02      0.05    0.04   (0.02)    0.04    0.07
 Net realized and unrealized gain on
  investments........................       1.10      1.49    2.42   (3.51)   (2.38)   2.45
                                          ------    ------  ------ -------  -------  ------
 Total from Investment Operations....       1.12      1.54    2.46   (3.53)   (2.34)   2.52
                                          ------    ------  ------ -------  -------  ------
Less Distributions:
 Dividends from net investment
  income.............................      (0.04)    (0.06)     --      --    (0.16)     --
 Distributions from net realized
  gains..............................         --        --      --      --    (0.97)  (0.42)
                                          ------    ------  ------ -------  -------  ------
 Total Distributions.................      (0.04)    (0.06)     --      --    (1.13)  (0.42)
                                          ------    ------  ------ -------  -------  ------
Net asset value, end of period.......     $18.18    $17.10  $15.62 $ 13.16  $ 16.69  $20.16
                                          ======    ======  ====== =======  =======  ======
Total Return (%) (a).................       6.54(b)   9.90   18.69  (21.15)  (12.26)  14.28

Ratios and Supplemental Data
 Expenses to average daily net assets
   With expenses waived (%)..........       2.20(c)   2.20    2.20    2.20     2.20    2.20
   Without expenses waived (%).......       2.60(c)   2.60    2.79    2.47     2.44    2.47
 Net investment income (loss) to
  average daily net assets (%).......       0.17(c)   0.29    0.27   (0.15)    0.18    0.40
 Portfolio turnover rate (%).........          6         9     123      66       76      95
 Net assets, end of period
  ($ millions).......................         18        17      12      10       13      12

--------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(b)  Not annualized.
(c)  Annualized.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
--------------------------------------------------------------------------------

Note 1: Significant Accounting Policies. Heritage Series Trust (the "Trust") is organized as a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company and presently offers shares in six series, the Diversified Growth Fund, the Growth Equity Fund, the International Equity Fund, the Mid Cap Stock Fund, the Small Cap Stock Fund and the Value Equity Fund (each, a "Fund" and collectively, the "Funds"). The Diversified Growth Fund primarily seeks long-term capital appreciation by investing in equity securities of companies that may have significant growth potential. The Growth Equity Fund primarily seeks growth through long-term capital appreciation. The International Equity Fund primarily seeks capital appreciation through investments in a portfolio of international equity securities. The Mid Cap Stock Fund seeks long-term capital appreciation by investing primarily in equity securities of companies with medium market capitalization. The Small Cap Stock Fund seeks long-term capital appreciation by investing principally in the equity securities of companies with small market capitalization. The Value Equity Fund primarily seeks long-term capital appreciation and, secondarily, seeks current income. The Funds currently offer Class A and Class C shares. Class A shares are sold subject to a maximum sales charge of 4.75% of the amount invested payable at the time of purchase. Class A share investments greater than $1 million, where a maximum sales charge is waived, may be subject to a maximum contingent deferred sales charge of 1% upon redemptions made in less than 18 months of purchase. Effective February 1, 2004, Class B shares were not available for direct purchase. Class B shares will continue to be available through exchanges and dividend reinvestments as described in the Fund's prospectus. Class B shares were sold and are still subject to a 5% maximum contingent deferred sales charge (based on the lower of purchase price or redemption price), declining over a six-year period. Class C shares are sold subject to a contingent deferred sales charge of 1% of the lower of net asset value or purchase price payable upon any redemptions made in less than one year of purchase. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates and those differences could be material. The following is a summary of significant accounting policies:

     Security Valuation: Each Fund values investment securities at market value based on the last quoted sales price as reported by the principal securities exchange on which the security is traded. If the security is traded on the Nasdaq Stock Market, the official NASDAQ closing price is used. If no sale is reported, market value is based on the most recent quoted bid price and in the absence of a market quote, when prices are not reflective of market value, or when a significant event has been recognized with respect to a security, securities are valued using such methods as the Board of Trustees believes would reflect fair market value. Effective March 9, 2004, the International Equity Fund began using an independent source to fair value securities based on methods approved by the Board of Trustees. Securities that are quoted in a foreign currency are valued daily in U.S. dollars at the foreign currency exchange rates prevailing at the time the International Equity Fund calculates its daily net asset value per share. Short-term investments having a maturity of 60 days or less are valued at amortized cost, which approximates market.

     Foreign Currency Transactions: The books and records of the International Equity Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis: (i) market value of investment securities, other assets and other liabilities at the daily rates of exchange, and (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions. The International Equity Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

     are included with the net realized and unrealized gains and losses from investments. Net realized gain (loss) and unrealized appreciation (depreciation) from foreign currency transactions include gains and losses between trade and settlement date on securities transactions, gains and losses arising from the purchase and sale of foreign currency and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

     Forward Foreign Currency Contracts: The International Equity Fund is authorized to enter into forward foreign currency contracts for the purpose of hedging against exchange risk arising from current or anticipated investments in securities denominated in foreign currencies and to enhance total return. Forward foreign currency contracts are valued at the contractual forward rate and are marked-to-market daily, with the change in market value recorded as an unrealized gain or loss. When the contracts are closed the gain or loss is realized. Risks may arise from unanticipated movements in the currency's value relative to the U.S. dollar and from the possible inability of counter-parties to meet the terms of their contracts.

     Index Futures Contracts: The Value Equity Fund uses index futures contracts to a limited extent. A stock index assigns relative values to the common stocks comprising the index. A stock index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying stocks in the index is made. Futures contracts are valued at their quoted daily settlement prices by the board of trade or exchange by which they are traded. The Fund is required to maintain margin deposits through which it buys and sells futures contracts or writes future contracts. Initial margin deposits vary from contract to contract and are subject to change. Margin balances are adjusted daily to reflect unrealized gains and losses on open contracts. If the price of an open futures position declines so that a fund has market exposure on such contract, the broker will require the Fund to deposit variation margin. If the value of an open futures position increases so that a fund no longer has market exposure on such contract, the broker will pay any excess variation margin to the Fund. The aggregate principal amounts of the contracts are not recorded in the financial statements. The variation margin receivable or payable, as applicable, is included in the accompanying Statement of Assets and Liabilities. Fluctuations in the value of the contracts are recorded in the Statement of Assets and Liabilities as an asset or liability and in the Statement of Operations as unrealized appreciation or depreciation until the contracts are closed, when they are recorded as realized futures gains (losses). Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument and the same delivery date.

     Repurchase Agreements: Each Fund enters into repurchase agreements whereby a Fund, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be in an amount of at least 100% of the resale price. Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, the Fund will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

     Federal Income Taxes: Each Fund is treated as a single corporate taxpayer as provided for in the Tax Reform Act of 1986, as amended. Each Fund's policy is to comply with the requirements of the Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no provision has been made for federal income and excise taxes.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

     Distribution of Income and Gains: Distributions of net investment income are made annually. Net realized gains from investment transactions during any particular year in excess of available capital loss carryforwards, which, if not distributed, would be taxable to each Fund, will be distributed to shareholders in the following fiscal year. Each Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

     Expenses: Each Fund is charged for those expenses that are directly attributable to it, while other expenses are allocated proportionately among the Heritage mutual funds based upon methods approved by the Board of Trustees. Expenses that are directly attributable to a specific class of shares, such as distribution fees, are charged directly to that class. Other expenses of each Fund are allocated to each class of shares based upon their relative percentage of net assets.

     Other: Investment security transactions are accounted for on a trade date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

     In the normal course of business the Trust enters into contracts that contain a variety of representations and warranties, which provide general indemnifications. The Trust's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust and/or its affiliates that have not yet occurred. However, based on experience, the Trust expects the risk of loss to be remote.

Note 2: Fund Shares. At April 30, 2005, there were an unlimited number of shares of beneficial interest of no par value authorized.

     Diversified Growth Fund

     Transactions in Class A, B and C shares of the Fund during the six-month period ended April 30, 2005, were as follows:

                                 Class A Shares           Class B Shares           Class C Shares
                            -----------------------   ----------------------   -----------------------
                              Shares       Amount      Shares       Amount       Shares       Amount
                            ---------   -----------   --------   -----------   ---------   -----------
Shares sold..............   1,247,223   $32,572,899     29,286   $   727,408     262,682   $ 6,516,954
Shares issued on
  reinvestment of
  distributions..........     149,383     3,912,348     35,477       880,550     129,075     3,203,643
Shares redeemed..........    (361,885)   (9,463,286)  (117,841)   (2,928,804)   (322,963)   (8,001,433)
                            ---------   -----------   --------   -----------   ---------   -----------
Net increase (decrease)..   1,034,721   $27,021,961    (53,078)  $(1,320,846)     68,794   $ 1,719,164
                                        ===========              ===========               ===========
Shares outstanding:
 Beginning of period.....   3,163,073                  901,333                 2,713,930
                            ---------                 --------                 ---------
 End of period...........   4,197,794                  848,255                 2,782,724
                            =========                 ========                 =========

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                                 Class A Shares            Class B Shares            Class C Shares
                            ------------------------   ----------------------   -----------------------
                              Shares       Amount       Shares       Amount       Shares       Amount
                            ---------   ------------   --------   -----------   ---------   -----------
Shares sold..............   1,283,804   $ 32,301,743     86,265   $ 2,062,627     830,552   $20,082,605
Shares redeemed..........    (614,553)   (15,465,892)  (132,499)   (3,195,043)   (396,125)   (9,541,973)
                            ---------   ------------   --------   -----------   ---------   -----------
Net increase (decrease)..     669,251   $ 16,835,851    (46,234)  $(1,132,416)    434,427   $10,540,632
                                        ============              ===========               ===========
Shares outstanding:
 Beginning of fiscal
   year..................   2,493,822                   947,567                 2,279,503
                            ---------                  --------                 ---------
 End of fiscal year......   3,163,073                   901,333                 2,713,930
                            =========                  ========                 =========

Growth Equity Fund

Transactions in Class A, B and C shares of the Fund during the six-month period ended April 30, 2005, were as follows:

                             Class A Shares             Class B Shares             Class C Shares
                       -------------------------   -----------------------   -------------------------
                         Shares        Amount        Shares       Amount       Shares        Amount
                       ----------   ------------   ---------   -----------   ----------   ------------
Shares sold.........      247,051   $  6,372,772       1,275   $    30,254       44,462   $  1,053,850
Shares redeemed.....   (1,338,736)   (34,644,578)   (254,252)   (6,062,495)  (1,133,709)   (27,054,448)
                       ----------   ------------   ---------   -----------   ----------   ------------
Net decrease........   (1,091,685)  $(28,271,806)   (252,977)  $(6,032,241)  (1,089,247)  $(26,000,598)
                                    ============               ===========                ============
Shares outstanding:
 Beginning of
   period...........    4,154,569                  1,015,289                  3,024,739
                       ----------                  ---------                 ----------
 End of period......    3,062,884                    762,312                  1,935,492
                       ==========                  =========                 ==========

Transactions in Class A, B an d C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                               Class A Shares              Class B Shares            Class C Shares
                         --------------------------   -----------------------   -------------------------
                           Shares         Amount        Shares        Amount       Shares       Amount
                         ----------   -------------   ---------   -----------   ----------   ------------
Shares sold...........    1,440,408   $  38,560,709      35,833   $   887,618      416,191   $ 10,299,687
Shares issued on
  reinvestment of
  distributions.......      322,124       8,816,532     162,348     4,125,251      238,173      6,049,594
Shares redeemed.......   (3,963,192)   (101,362,002)   (375,412)   (8,855,776)  (1,487,218)   (34,964,155)
                         ----------   -------------   ---------   -----------   ----------   ------------
Net decrease..........   (2,200,660)  $ (53,984,761)   (177,231)  $(3,842,907)    (832,854)  $(18,614,874)
                                      =============               ===========                ============
Shares outstanding:
 Beginning of fiscal
   year...............    6,355,229                   1,192,520                  3,857,593
                         ----------                   ---------                 ----------
 End of fiscal year...    4,154,569                   1,015,289                  3,024,739
                         ==========                   =========                 ==========

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

International Equity Fund

Transactions in Class A, B and C shares of the Fund during the six-month period ended April 30, 2005, were as follows:

                                     Class A Shares          Class B Shares           Class C Shares
                                -----------------------   --------------------   -----------------------
                                  Shares       Amount      Shares     Amount       Shares       Amount
                                ---------   -----------   -------   ----------   ---------   -----------
Shares sold..................     523,755   $12,074,618    52,048   $1,123,007     588,515   $12,811,709
Shares issued on reinvestment
  of distributions...........      18,455       426,865       915       19,946      21,264       463,338
Shares redeemed..............    (291,204)   (6,700,617)   (4,054)     (87,953)   (245,797)   (5,302,805)
                                ---------   -----------   -------   ----------   ---------   -----------
Net increase.................     251,006   $ 5,800,866    48,909   $1,055,000     363,982   $ 7,972,242
                                            ===========             ==========               ===========
Shares outstanding:
 Beginning of period.........   1,364,660                 102,618                2,409,049
                                ---------                 -------                ---------
 End of period...............   1,615,666                 151,527                2,773,031
                                =========                 =======                =========

Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                                     Class A Shares           Class B Shares          Class C Shares
                                ------------------------   -------------------   -----------------------
                                  Shares       Amount       Shares     Amount      Shares       Amount
                                ---------   ------------   -------   ---------   ---------   -----------
Shares sold..................     822,448   $ 16,156,244    35,518   $ 652,816   1,115,397   $20,359,090
Shares issued on reinvestment
  of distributions...........       9,797        187,619       310       5,596       6,788       122,733
Shares redeemed..............    (737,793)   (14,265,252)  (14,489)   (266,500)   (266,565)   (4,902,753)
                                ---------   ------------   -------   ---------   ---------   -----------
Net increase.................      94,452   $  2,078,611    21,339   $ 391,912     855,620   $15,579,070
                                            ============             =========               ===========
Shares outstanding:
 Beginning of fiscal year....   1,270,208                   81,279               1,553,429
                                ---------                  -------               ---------
 End of fiscal year..........   1,364,660                  102,618               2,409,049
                                =========                  =======               =========

Mid Cap Stock Fund

Transactions in Class A, B and C shares of the Fund during the six-month period ended April 30, 2005, were as follows:

                            Class A Shares             Class B Shares             Class C Shares
                      -------------------------   -----------------------   -------------------------
                        Shares        Amount        Shares       Amount       Shares        Amount
                      ----------   ------------   ---------   -----------   ----------   ------------
Shares sold........    6,574,112   $170,296,773      68,736   $ 1,674,225    1,708,961   $ 41,736,883
Shares redeemed....   (1,671,609)   (43,307,620)   (159,325)   (3,887,814)    (661,028)   (16,167,690)
                      ----------   ------------   ---------   -----------   ----------   ------------
Net increase
  (decrease).......    4,902,503   $126,989,153     (90,589)  $(2,213,589)   1,047,933   $ 25,569,193
                                   ============               ===========                ============
Shares outstanding:
 Beginning of
   period..........   15,071,424                  2,500,497                  9,249,897
                      ----------                  ---------                 ----------
 End of period.....   19,973,927                  2,409,908                 10,297,830
                      ==========                  =========                 ==========

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                               Class A Shares             Class B Shares             Class C Shares
                         -------------------------   -----------------------   -------------------------
                           Shares        Amount        Shares       Amount       Shares        Amount
                         ----------   ------------   ---------   -----------   ----------   ------------
Shares sold...........    7,380,370   $173,167,713     212,929   $ 4,593,048    3,165,821   $ 69,748,380
Shares redeemed.......   (2,332,922)   (54,047,340)   (267,117)   (5,835,738)  (1,135,325)   (24,950,029)
                         ----------   ------------   ---------   -----------   ----------   ------------
Net increase
  (decrease)..........    5,047,448   $119,120,373     (54,188)  $(1,242,690)   2,030,496   $ 44,798,351
                                      ============               ===========                ============
Shares outstanding:
 Beginning of fiscal
   year...............   10,023,976                  2,554,685                  7,219,401
                         ----------                  ---------                 ----------
 End of fiscal year...   15,071,424                  2,500,497                  9,249,897
                         ==========                  =========                 ==========

Small Cap Stock Fund

Transactions in Class A, B and C shares of the Fund during the six-month period ended April 30, 2005, were as follows:

                                   Class A Shares            Class B Shares           Class C Shares
                             -------------------------   ---------------------   -----------------------
                               Shares        Amount       Shares      Amount       Shares       Amount
                             ----------   ------------   -------   -----------   ---------   -----------
Shares sold...............    2,092,813   $ 69,124,994    11,785   $   360,491     463,741   $13,961,671
Shares issued on
  reinvestment of
  distributions...........      265,169      8,840,746    24,233       741,274     132,386     4,052,329
Shares redeemed...........   (1,178,165)   (38,330,681)  (51,607)   (1,545,759)   (212,596)   (6,341,095)
                             ----------   ------------   -------   -----------   ---------   -----------
Net increase (decrease)...    1,179,817   $ 39,635,059   (15,589)  $  (443,994)    383,531   $11,672,905
                                          ============             ===========               ===========
Shares outstanding:
 Beginning of period......    5,657,530                  503,849                 2,639,082
                             ----------                  -------                 ---------
 End of period............    6,837,347                  488,260                 3,022,613
                             ==========                  =======                 =========

Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                                   Class A Shares           Class B Shares           Class C Shares
                             ------------------------   ---------------------   -----------------------
                               Shares        Amount      Shares      Amount       Shares        Amount
                             ---------   ------------   -------   -----------   ---------   -----------
Shares sold...............   2,543,574   $ 81,326,669    58,779   $ 1,676,185     831,936   $24,201,478
Shares redeemed...........    (717,885)   (22,488,981)  (61,671)   (1,789,357)   (292,791)   (8,517,179)
                             ---------   ------------   -------   -----------   ---------   -----------
Net increase (decrease)...   1,825,689   $ 58,837,688    (2,892)  $  (113,172)    539,145   $15,684,299
                                         ============             ===========               ===========
Shares outstanding:
Beginning of fiscal year..   3,831,841                  506,741                 2,099,937
                             ---------                  -------                 ---------
End of fiscal year........   5,657,530                  503,849                 2,639,082
                             =========                  =======                 =========

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

      Value Equity Fund

      Transactions in Class A, B and C Shares of the Fund during the six-month period ended April 30, 2005, were as follows:

                                     Class A Shares       Class B Shares        Class C Shares
                                  --------------------  ------------------  ----------------------
                                   Shares     Amount     Shares    Amount     Shares      Amount
                                  -------  -----------  -------  ---------  ---------  -----------
Shares sold.....................   58,592  $ 1,094,095    9,585  $ 176,201     71,329  $ 1,307,276
Shares issued on reinvestment of
  distributions.................    6,296      117,354      396      7,229      2,022       36,876
Shares redeemed.................  (85,379)  (1,600,917) (13,731)  (253,659)   (93,788)  (1,720,578)
                                  -------  -----------  -------  ---------  ---------  -----------
Net decrease....................  (20,491) $  (389,468)  (3,750) $ (70,229)   (20,437) $  (376,426)
                                           ===========           =========             ===========
Shares outstanding:
 Beginning of period............  774,604               196,923             1,015,953
                                  -------               -------             ---------
 End of period..................  754,113               193,173               995,516
                                  =======               =======             =========

      Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                                      Class A Shares       Class B Shares        Class C Shares
                                  ---------------------  ------------------  ----------------------
                                   Shares      Amount     Shares    Amount     Shares      Amount
                                  --------  -----------  -------  ---------  ---------  -----------
Shares sold.....................   219,801  $ 3,721,729   38,172  $ 635,457    396,294  $ 6,449,332
Shares issued on reinvestment of
  distributions.................     5,582       91,539      715     11,478      3,571       57,354
Shares redeemed.................  (157,192)  (2,666,029) (28,085)  (469,493)  (125,147)  (2,092,015)
                                  --------  -----------  -------  ---------  ---------  -----------
Net increase....................    68,191  $ 1,147,239   10,802  $ 177,442    274,718  $ 4,414,671
                                            ===========           =========             ===========
Shares outstanding:
 Beginning of fiscal year.......   706,413               186,121               741,235
                                  --------               -------             ---------
 End of fiscal year.............   774,604               196,923             1,015,953
                                  ========               =======             =========

Note 3: Purchases and Sales of Securities. For the six-month period ended April 30, 2005, purchases and sales of investment securities (excluding repurchase agreements and short-term obligations) were as follows:

                                  Investment Securities
                               ---------------------------
                                 Purchases       Sales
                               ------------   ------------
Diversified Growth Fund ....   $ 65,602,488   $ 54,169,687
Growth Equity Fund .........    117,089,915    176,533,054
International Equity Fund ..     47,984,423     33,264,926
Mid Cap Stock Fund .........    700,628,507    528,469,185
Small Cap Stock Fund .......    126,980,732     87,774,541
Value Equity Fund ..........      2,026,230      2,266,206

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Note 4: Management, Subadvisory, Distribution, Shareholder Servicing Agent, Fund Accounting and Trustees' Fees. Under the Trust's Investment Advisory and Administrative Agreements with Heritage Asset Management, Inc. (the "Manager" or "Heritage"), the Funds agreed to pay to the Manager the following annual fee as a percentage of each Fund's average daily net assets, which is computed daily and payable monthly. When average daily net assets exceed the Fund's respective break point, the management fee is reduced to the subsequent management fee on those assets greater than the break point.

                               Management
                                   Fee              Break Point
                               ----------   ---------------------------
Diversified Growth Fund.....      1.00%     First $50 million
                                  0.75%     $50 million to $500 million
                                  0.70%     $500 million to $1 billion
                                  0.65%     Over $1 billion
Growth Equity Fund..........      0.75%     First $1 billion
                                  0.70%     Over $1 billion
International Equity Fund...      1.00%     First $100 million
                                  0.80%     $100 million to $1 billion
                                  0.70%     Over $1 billion
Mid Cap Stock Fund..........      0.75%     First $500 million
                                  0.70%     $500 million to $1 billion
                                  0.65%     Over $1 billion
Small Cap Stock Fund........      1.00%     First $50 million
                                  0.75%     Over $50 million
Value Equity Fund...........      0.75%     First $500 million
                                  0.70%     Over $500 million

        The Manager contractually waived its management fee and, if necessary, reimbursed each Fund to the extent that Class A, B and C shares annual operating expenses exceed that Fund's average daily net assets attributable to that class for the 2005 fiscal year as follows:

                                                 Class B and
                               Class A Shares   Class C Shares
                               --------------   --------------
Diversified Growth Fund.....        1.60%            2.35%
Growth Equity Fund..........        1.35%            2.10%
International Equity Fund...        1.78%            2.53%
Mid Cap Stock Fund..........        1.45%            2.20%
Small Cap Stock Fund........        1.40%            2.15%
Value Equity Fund...........        1.45%            2.20%

        If total Fund expenses fall below the expense limitation agreed to by the Manager before the end of the fiscal years ending October 31, 2007, 2006 and 2005, respectively, each Fund may be required to pay the Manager a portion or all of the waived management fees for the following funds in the amount indicated:

                                 2007       2006       2005
                               --------   --------   --------
Growth Equity Fund..........   $ 31,137   $     --   $     --
International Equity Fund...    146,302    255,378    202,753
Small Cap Stock Fund........         --         --    176,172
Value Equity Fund...........     72,705    131,340    129,328

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

     Management fees of $66,000 were recovered from the Small Cap Stock Fund for the six-month period ended April 30, 2005. For the same period, no other management fees were recovered in any of the other funds in the Trust.

     The Manager entered into a subadvisory agreement with Julius Baer Investment Management Inc. ("Julius Baer") to provide to the International Equity Fund investment advice, portfolio management services (including the placement of brokerage orders) and certain compliance and other services for an annualized fee payable by the Manager.

     The Manager entered into a subadvisory agreement with Dreman Value Management, LLC ("Dreman") to provide to the Value Equity Fund investment advice, portfolio management services (including the placement of brokerage orders), and certain compliance and other services for a fee payable by the Manager. Eagle Asset Management, Inc. ("Eagle"), serves as an additional subadviser to the Fund. However, the Manager currently has not allocated any assets of the Fund to Eagle.

     The Manager has entered into agreements with Eagle (with respect to Diversified Growth Fund, Growth Equity Fund, Mid Cap Stock Fund and Value Equity Fund) and with Eagle and Awad Asset Management, Inc. (with respect to the Small Cap Stock Fund) to provide investment advice, portfolio management services (including the placement of brokerage orders), and certain compliance and other services for a fee payable by the Manager equal to 0.50% of the Fund's average daily net assets without regard to any reduction due to the imposition of expense limitations.

     Pursuant to a plan in accordance with Rule 12b-1 of the Investment Company Act of 1940, as amended, the Trust is authorized to pay Raymond James & Associates, Inc. (the "Distributor") a fee pursuant to the Class A shares Distribution Plan of up to 0.35% of the average daily net assets. However, at the present time the Board of Trustees has authorized payments of only 0.25% of average daily net assets. Under the Class B and Class C Distribution Plans, the Trust may pay the Distributor a fee equal to 1.00% of the average daily net assets. Such fees are accrued daily and payable monthly. Class B shares will convert to Class A shares eight years after the end of the calendar month in which the shareholder's order to purchase the Class B shares was accepted. The Manager, Eagle, Awad Asset Management, Inc. and the Distributor are all wholly owned subsidiaries of Raymond James Financial, Inc. ("RJF").

     The Manager also is the Fund Accountant and Shareholder Servicing Agent for Diversified Growth Fund, Growth Equity Fund, Mid Cap Stock Fund, Small Cap Stock Fund, and Value Equity Fund. In addition, the Manager is the Shareholder Servicing Agent for International Equity Fund. For providing Shareholder Servicing and Fund Accounting Services the Manager is reimbursed for expenses incurred plus an additional amount up to 10%.

     Trustees of the Trust also serve as Trustees for Heritage Cash Trust, Heritage Capital Appreciation Trust, Heritage Growth and Income Trust and Heritage Income Trust, investment companies that also are advised by the Manager (collectively referred to as the "Heritage Mutual Funds"). Each Trustee of the Heritage Mutual Funds who is not an employee of the Manager or employee of an affiliate of the Manager receives an annual fee of $23,000 and an additional fee of $3,000 for each combined quarterly meeting of the Heritage Mutual Funds attended. Trustees' fees and expenses are paid equally by each of the Heritage Mutual Funds. In addition, each independent Trustee that serves on the Audit Committee or Compliance Committee will receive $500 for attendance at their respective meeting (in person or telephonic). The Lead Independent Trustee, the Audit Committee Chair, and the Compliance Committee Chair each will receive an annual retainer of $2,500 in addition to meeting fees. Trustees' fees and expenses are paid equally by each portfolio in the Heritage Mutual Funds.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

     Total front-end and contingent deferred sales charges received by the Distributor for the six-month period ended April 30, 2005, were as follows:

                                  Front-end
                                Sales Charge            Contingent Deferred Sales Charge
                               --------------   ------------------------------------------------
                               Class A Shares   Class A Shares   Class B Shares   Class C Shares
                               --------------   --------------   --------------   --------------
Diversified Growth Fund.....      $ 57,451          $   34           $20,334          $ 4,678
Growth Equity Fund..........        19,840             141            55,736            4,274
International Equity Fund...        71,581              --             1,373            2,478
Mid Cap Stock Fund..........       589,476           3,259            70,880           15,461
Small Cap Stock Fund........       289,291             171            12,034            5,202
Value Equity Fund...........        14,316              --             2,320            1,278

     The Distributor paid sales commission to salespersons from these fees and incurred other distribution costs.

     Total agency brokerage commissions paid by the Funds and agency brokerage commissions paid directly to the Distributor for the six-month period ended April 30, 2005 were as follows:

                               Total Agency         Paid To
                                 Brokerage       Raymond James
                                Commissions   & Associates, Inc.
                               ------------   ------------------
Diversified Growth Fund.....    $  202,338          $ 4,220
Growth Equity Fund..........       398,993               --
International Equity Fund...       140,517            7,667
Mid Cap Stock Fund..........     1,645,916           35,725
Small Cap Stock Fund........       482,820           19,154
Value Equity Fund...........         3,416               --

Note 5: Federal Income Taxes. The timing and character of certain income and capital gain distributions are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America. As a result, net investment income (loss) and net realized gain (loss) from investment transactions for a reporting period may differ from distributions during such period. These book/tax differences may be temporary or permanent in nature. To the extent these differences are permanent; they are charged or credited to paid in capital or accumulated net realized loss, as appropriate, in the period that the differences arise. These reclassifications have no effect on net assets or net asset value per share.

          Diversified Growth Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to a net operating loss, the Fund increased (credited) accumulated net investment loss $2,020,182, decreased (debited) accumulated net realized gain $602,988, and decreased (debited) paid in capital $1,417,194. Capital loss carryforwards in the amount of $1,441,711 were utilized in the fiscal year ended October 31, 2004.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

          Growth Equity Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to a net operating loss and wash sales and capital loss carryforwards (from merger), the Fund increased (credited) accumulated net investment loss $2,157,111, increased (credited) paid in capital $4,150,121, and decreased (debited) net undistributed realized loss $6,307,232. The Fund has net tax basis capital loss carryforwards of $112,006,617. Capital loss carryforwards of $18,659,106 were utilized in the fiscal year ended October 31, 2004. Capital loss carryforwards in the amount of $54,691,256, $57,002,642, and $312,719 may be applied to any net taxable gains until their expiration dates in 2009, 2010 and 2011, respectively.

          International Equity Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to foreign currency losses and investments in passive foreign investment companies, the Fund increased (credited) undistributed net investment income and decreased (debited) accumulated net realized loss $1,272,473. The Fund has net tax basis capital loss carryforwards of $275,104 which may be applied to any net taxable gains until their expiration dates in 2010. Capital loss carryforwards of $6,759,722 were utilized in the fiscal year ended October 31, 2004.

          Mid Cap Stock Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to a net operating loss, the Fund increased (credited) accumulated net investment loss and decreased (debited) paid in capital $5,063,671. The Fund has net tax basis capital loss carryforwards of $4,601,400 which may be applied against any realized net taxable gains until its expiration date of October 31, 2010. Capital loss carryforwards of $42,693,522 were utilized in the fiscal year ended October 31, 2004.

          Small Cap Stock Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to a net operating loss, the Fund increased (credited) accumulated net investment loss $1,707,839, and decreased (debited) accumulated net realized gain $810 and paid in capital $1,707,029. Capital loss carryforwards of $3,846,459 were utilized in the fiscal year ended October 31, 2004.

          Value Equity Fund:

          The Fund has net tax basis capital loss carryforward of $7,028,352. Capital loss carryforwards of 704,443 were utilized in the fiscal year ended October 31, 2004. Capital loss carryforwards in the amount of $5,176,376 and $1,851,976 may be applied to any net taxable gains until their expiration dates in 2010 and 2011, respectively.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

     For income tax purposes, distributions paid during the fiscal years ended October 31, 2004 and 2003 were as follows:

                                                       Long-Term
                                 Ordinary Income     Capital Gains
                               ------------------   ---------------
                                 2004       2003     2004     2003
                               --------   -------   ------   ------
Diversified Growth Fund.....   $     --   $    --     $--      $--
Growth Equity Fund..........         --        --      --       --
International Equity Fund...    347,295        --      --       --
Mid Cap Stock Fund..........         --        --      --       --
Small Cap Stock Fund........         --        --      --       --
Value Equity Fund...........    169,975    51,972      --       --

     As of October 31, 2004, the components of distributable earnings on a tax basis were as follows:

                               Undistributed
                                  Ordinary      Undistributed    Capital Loss
                                   Income      Long-Term Gain   Carryforwards
                               -------------   --------------   -------------
Diversified Growth Fund.....      $     --       $ 8,421,888    $          --
Growth Equity Fund..........            --                --     (188,871,524)
International Equity Fund...       980,538                --         (275,104)
Mid Cap Stock Fund..........            --                --       (4,601,400)
Small Cap Stock Fund........            --        15,012,179               --
Value Equity Fund...........       145,349                --       (7,028,352)

--------------------------------------------------------------------------------
                              Heritage Series Trust
                             Descriptions of Indices
--------------------------------------------------------------------------------

Morgan Stanley Capital International Europe, Australia, Far East Index (EAFE Index): An index, with dividends reinvested, representative of the securities markets of twenty developed market countries in Europe, Australasia and the Far East.

Russell 1000(R) Index: Measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, representative of the U.S. large capitalization securities market.

Russell 2000(R) Index: Measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index, representative of the U.S. small capitalization securities market.

Russell 1000(R) Growth Index: Measures the performance of those Russell 1000(R) Index securities with higher price-to-book ratios and higher forecasted growth values, representative of U.S. securities exhibiting growth characteristics.

Russell 1000(R) Value Index: Measures the performance of those Russell 1000(R) Index securities with lower price-to-book ratios and lower forecasted growth values, representative of U.S. securities exhibiting value characteristics.

Russell 2000(R) Growth Index: Measures the performance of those Russell 2000(R) Index securities with higher price-to-book ratios and higher forecasted growth values, representative of U.S. securities exhibiting growth characteristics.

Russell 2000(R) Value Index: Measures the performance of those Russell 2000(R) companies with lower price-to-book ratios and lower forecasted growth values, representative of U.S. securities exhibiting value characteristics.

Russell Midcap(R) Index: Measures the performance of the 800 smallest companies in the Russell 1000(R) Index, which represent approximately 26% of the total market capitalization of the Russell 1000(R) Index. As of May 28, 2004, the average market capitalization was approximately $4.2 billion; the median market capitalization was approximately $3.2 billion.

Russell Midcap(R) Growth Index: Measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000 Growth index.

Russell Midcap(R) Value Index: Measures the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000 Value index.

Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index): is an unmanaged index of 500 widely-held large stocks that are considered representative of the U.S. stock market.

Standard & Poor's MidCap 400 Index: is an unmanaged index consisting of 400 mid-sized domestic companies chosen for market size, liquidity and industry group representation.

Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance.

                       [LOGO] HERITAGE FAMILY OF FUNDS(TM)
                       The Intelligent Creation of Wealth
                         (727) 567-8143 . (800) 421-4184
                              www.HeritageFunds.com

                  Raymond James & Associates, Inc., Distributor
                       Member New York Stock Exchange/SIPC
              Not FDIC Insured . May Lose Value . No Bank Guarantee

For more complete information, including fees, risks and expenses, contact your financial advisor or call Heritage Family of Funds at (800) 421-4184 for a prospectus. Read the prospectus carefully before you invest or send money. This report is for the information of shareholders of Heritage Series Trust. A description of the Fund's proxy voting policies, procedures and information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2004 is available without charge, upon request, by calling the Heritage Family of Funds, toll-free at the number above or by accessing the SEC's website at http://www.sec.gov.